UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ISABELLA BANK CORPORATION
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ISABELLA BANK CORPORATION

401 N. Main St.

Mt. Pleasant, Michigan 48858

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 1, 2012

Notice is hereby given that the Annual Meeting of Shareholders of Isabella Bank Corporation will be held on Tuesday, May 1, 2012 at 5:00 p.m. Eastern Daylight Time, at the Comfort Inn, 2424 S. Mission Street, Mt. Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following items of business:

1. The election of three directors.

2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed March 28, 2012 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

By order of the Board of Directors

Debra Campbell, Secretary

Dated: March 28, 2012

ISABELLA BANK CORPORATION

401 N. Main St

Mt. Pleasant, Michigan 48858

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isabella Bank Corporation (the Corporation), a Michigan financial holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 1, 2012 at 5:00 p.m. at the Comfort Inn, 2424 S. Mission Street, Mt. Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

This Proxy Statement has been mailed on April 5, 2012 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.

Voting at the Meeting

The Board of Directors of the Corporation has fixed the close of business on March 28, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. As of March 28, 2012, there were 7,614,742 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. Shareholders may vote on matters that are properly presented at the meeting by either attending the meeting and casting a vote or by signing and returning the enclosed proxy. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy, indicate their choice with respect to the matters to be voted upon, and return it to the Corporation.

The Corporation will hold the Annual Meeting of Shareholders if holders of a majority of the Corporation’s shares of common stock entitled to vote are represented in person or by proxy at the meeting. If a shareholder signs and returns the proxy, those shares will be counted to determine whether the Corporation has a quorum, even if the shareholder abstains or fails to vote on any of the proposals listed on the proxy.

A shareholder’s broker may not vote on the election of directors if the shareholder does not furnish instructions for such proposals. A shareholder should use the voting instruction card provided by the institution that holds his or her shares to instruct the broker to vote the shares or else the shareholder’s shares will be considered “broker non-votes.”

Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, proposal one is not an item on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

At this year’s annual meeting, shareholders will elect three directors to serve for a term of three years. In voting on the election of directors, a shareholder may vote in favor of the nominees, vote against or withhold votes as to all nominees, or vote against or withhold votes as to specific nominees. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Shares not voted, including broker non-votes, have no effect on the election of directors.

Proposal 1-Election of Directors

The Board of Directors currently consists of 12 members and is divided into three classes, with the directors in each class being elected for a term of three years. On April 27, 2011, Dianne C. Morey resigned as a member of the Corporation’s Board of Directors and the number of directors was reduced to 12. At the 2012 Annual Meeting of Shareholders three directors, Richard J. Barz, Sandra L. Caul, and W. Michael McGuire, whose terms expire at the annual meeting, have been nominated for election through 2015 for the reasons described below.

Except as otherwise specified in the proxy, proxies will be voted for election of the three nominees. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation’s management now knows of no reason to anticipate that this will occur. The three nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.

Nominees for election and current directors are listed below. Also shown for each nominee and each current director is his or her principal occupation for the last five or more years, age and length of service as a director of the Corporation.

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of the three director nominees nominated by the Board of Directors.

Director’s Qualifications

The members of the Corporation’s Board of Directors (the Board) are all well qualified to serve on the Board and represent our shareholders’ best interest. As described below, under the caption “Nominating and Corporate Governance Committee”, the Board and Nominating and Corporate Governance Committee (the “Nominating Committee”) select nominees to the Board to establish a Board that is comprised of members who:

•	Have extensive business leadership

•	Bring a diverse perspective and experience

•	Are independent and collegial

•	Have high ethical standards and have demonstrated sound business judgment

•	Are willing and able to commit the significant time and effort to effectively fulfill their responsibilities

•	Are active in and knowledgeable of their respective communities

Each director nominee along with the other directors brings these qualifications to the Board. They provide a diverse complement of specific business skills, experience, and knowledge including extensive financial and accounting experience, knowledge of banking, small business operating experience, and specific knowledge of customer market segments, including agriculture, oil and gas, health care, food and beverage, manufacturing, and retail.

The following describes the key qualifications each director brings to the Board, in addition to the general qualifications described above and the information included in the biographical summaries provided below.

Director	Professional Standing in Chosen Field	Expertise in financial or related field	Audit Committee Financial Expert	Civic and community involvement	Leadership and team building skills	Diversity by race, gender, or cultural	Geo- graphical diversity	Finance	Tech- nology	Market- ing	Govern- ance	Entre- preneurial skills	Human Resources	Bank business segment represent- ation
David J. Maness	X			X	X				X			X		X
Dennis P. Angner	X	X		X	X			X	X		X
Jeffrey J. Barnes	X			X	X		X					X		X
Richard J. Barz	X	X		X	X			X		X			X
Sandra L. Caul	X			X	X	X							X	X
James C. Fabiano	X			X	X		X			X		X	X	X
G. Charles Hubscher	X	X		X	X							X		X
Thomas L. Kleinhardt	X			X	X		X			X		X		X
Joseph LaFramboise	X			X	X		X			X
W. Joseph Manifold	X	X	X	X	X			X	X
W. Michael McGuire	X	X	X	X	X		X	X	X		X
Dale D. Weburg	X			X	X		X					X		X

The following table identifies the individual members of our Board serving on each of these standing committees:

			Nominating		Compensation
			and Corporate		and Human
Director	Audit		Governance		Resource
David J. Maness	X	[o]	X	[o]	X	[c,o]
Dennis P. Angner
Jeffrey J. Barnes	X				X
Richard J. Barz
Sandra L. Caul					X
James C. Fabiano					X
G. Charles Hubscher	X				X
Thomas L. Kleinhardt					X
Joseph LaFramboise	X		X		X
W. Joseph Manifold	X	[c]	X		X
W. Michael McGuire	X		X	[c]	X
Dale D. Weburg					X
C — Chairperson
O — Ex-Officio

Director Nominees for Terms Ending in 2015

Richard J. Barz (age 63) has been a director of Isabella Bank (the Bank) since 2000 and of the Corporation since 2002. Mr. Barz has been employed by the Corporation since 1972 and has been Chief Executive Officer of the Corporation since January 1, 2010 and President and CEO of the Bank since December 2001. Mr. Barz has been very active in community organizations and events. He is the past chairman of the Central Michigan Community Hospital Board of Directors, is the current chairman of the Middle Michigan Development Corporation Board of Directors, and serves on several boards and committees for Central Michigan University and various volunteer organizations throughout mid-Michigan.

Sandra L. Caul (age 68) has been a director of the Bank since 1994 and of the Corporation since 2005. Ms. Caul is Vice Chairperson of the Central Michigan Community Hospital Board of Directors, Chairperson of the Mid Michigan Community College Advisory Board, a board member for Central Michigan Community Mental Health Facilities, a member of the Central Michigan Health Advisory Board for Central Michigan University and Chairperson for the Central Michigan University College of Medicine regional division fund raising effort. She also sits on the board of the Central Michigan American Red Cross. Ms. Caul retired in January 2005 as a state representative of the Michigan State House of Representatives. Ms. Caul is a registered nurse.

W. Michael McGuire (age 62) has been a director of the Corporation since 2007 and of the Bank since January 1, 2010. He is a director of the Farwell Division of the Bank. Mr. McGuire is currently an attorney and the Director of the Office of the Corporate Secretary and Assistant Secretary of The Dow Chemical Company, a manufacturer of chemicals, plastics and agricultural products, headquartered in Midland, Michigan.

Current Directors with Terms Ending in 2014

Dennis P. Angner (age 56) has been a director of the Corporation and the Bank since 2000. Mr. Angner has been principally employed by the Corporation since 1984 and has served as President of the Corporation since December 30, 2001 and CFO since January 1, 2010. Mr. Angner served as Chief Executive Officer of the Corporation from December 30, 2001 through December 31, 2009. He is the past Chair of the Michigan Bankers Association and is currently serving as vice chairman of its taxation committee, is a member of the American Bankers Association Government Relations Council, and served on the Central Michigan American Red Cross board for over 20 years.

Dr. Jeffrey J. Barnes (age 49) has been a director of the Bank since September 2007 and was appointed to the Corporation’s Board of Directors effective January 1, 2010. Dr. Barnes is a physician and co-owner of Central Eye Consultants. He is a former member of the Central Michigan Community Hospital Board of Directors.

G. Charles Hubscher (age 58) has been a director of the Bank since May 2004 and was appointed to the Corporation’s Board of Directors effective January 1, 2010. Mr. Hubscher is the President of Hubscher and Son, Inc., a sand and gravel producer. He is a director of the National Stone and Gravel Association, the Michigan Aggregates Association, serves on the Board of Trustees for the Mt. Pleasant Area Community Foundation, and is a member of the Zoning Board of Appeals for Deerfield Township.

David J. Maness (age 58) has been a director of the Bank since 2003 and of the Corporation since 2004. Mr. Maness was elected chairman of the board for the Corporation and the Bank in 2010. He is President of Maness Petroleum, a geological and geophysical consulting services company. Mr. Maness is currently serving as a director for the Michigan Oil & Gas Association, and he previously served on the Mt. Pleasant Public Schools Board of Education.

W. Joseph Manifold (age 60) has been a director of the Corporation since 2003 and of the Bank since January 1, 2010. Mr. Manifold is the CFO of Federal Broach Holdings LLC, a holding company which operates several manufacturing companies. Previously, he was a senior manager with Ernst & Young Certified Public Accounting firm working principally on external bank audits and was CFO of the Delfield Company. Prior to joining the Board, Mr. Manifold also served on the Isabella Community Credit Union Board and was Chairman of the Mt. Pleasant Public Schools Board of Education.

Current Directors with Terms Ending in 2013

James C. Fabiano (age 68) has been a director of the Bank since 1979 and of the Corporation since 1988. He served as the Corporation’s chair from 2004 to 2010. Mr. Fabiano is Chairman and CEO of Fabiano Brothers, Inc., a beverage distributor operating in several counties throughout Michigan. Mr. Fabiano is a past recipient of the Mt. Pleasant Area Chamber of Commerce Citizen of the Year award. He is also a past Chairman of the Central Michigan University Board of Trustees.

Thomas L. Kleinhardt (age 57) has been a director of the Bank since October 1998 and was appointed to the Corporation’s Board of Directors effective January 1, 2010. Mr. Kleinhardt is President of McGuire Chevrolet, is active in the Clare Kiwanis Club, and coaches the girls Varsity Basketball team at Farwell High School.

Joseph LaFramboise (age 62) has been a director of the Bank since September 2007, and was appointed to the Corporation’s Board of Directors effective January 1, 2010. He is a retired Sales and Marketing Executive of Ford Motor Company. Mr. LaFramboise is Ambassador of Eagle Village in Evart, Michigan.

Dale D. Weburg (age 68) has served as a director of the Breckenridge Division of the Bank since 1987 and of the Bank and Corporation since 2000. Mr. Weburg is President of Weburg Farms, a cash crop farm operation. Mr. Weburg also serves as a trustee of the Board of Directors of Gratiot Health System.

Each of the directors has been engaged in their stated professions for more than five years.

Other Named Executive Officers

Steven D. Pung (age 62), Executive Vice President of the Bank and a member of the Board of Directors of Financial Group Information Services (a wholly owned subsidiary of the Corporation) has been employed by the Corporation since 1978. Timothy M. Miller (age 60), President of the Breckenridge Division of the Bank and a member of its Board of Directors, has been an employee of the Corporation since 1985. David J. Reetz (age 51), Senior Vice President and Chief Lending Officer of the Bank, has been employed by the Corporation since 1987.

All officers of the Corporation serve at the pleasure of the Corporation’s Board of Directors.

Corporate Governance

Director Independence

The Corporation has adopted the director independence standards as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board has determined that Jeffrey J. Barnes, Sandra L. Caul, James C. Fabiano, G. Charles Hubscher, Thomas L. Kleinhardt, Joseph LaFramboise, David J. Maness, W. Joseph

Manifold, W. Michael McGuire, and Dale D. Weburg are independent directors. Richard J. Barz is not independent as he is employed as Chief Executive Officer of the Corporation. Dennis P. Angner is not independent as he is employed as President and Chief Financial Officer of the Corporation.

Board Leadership Structure and Risk Oversight

The Corporation’s Governance policy provides that only directors who are deemed to be independent as set forth by NASDAQ and SEC rules are eligible to hold the office of Chairman of the Board. Additionally, the chairpersons of Board established committees must also be independent directors. It is the Board’s belief that having a separate Chairman and Chief Executive Officer best serves the interest of the shareholders. The Board of Directors elects its chairperson at the first Board meeting following the annual meeting. Independent members of the Board of Directors meet without insider directors at least twice per year.

Management is responsible for the Corporation’s day to day risk management and the Board’s role is to engage in informed oversight. The Board utilizes committees to oversee risks associated with compensation, financial, and governance. Financial Group Information Services, the Corporation’s information processing subsidiary, is responsible for overseeing risks associated with information technology. The Isabella Bank Board of Directors is responsible for overseeing credit, investment, interest rate, and trust risks. The chairpersons of the respective boards or committees report on their activities on a regular basis.

The Audit Committee is responsible for the integrity of the consolidated financial statements of the Corporation; the independent auditors’ qualifications and independence; the performance of the Corporation’s, and its subsidiaries’, internal audit function and independent auditors; the Corporation’s system of internal controls; the Corporation’s financial reporting and system of disclosure controls; and the compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics.

Committees of the Board of Directors and Meeting Attendance

The Board met 12 times during 2011. All incumbent directors attended 75% or more of the meetings held in 2011. The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resource Committee.

Audit Committee

The Audit Committee is composed of independent directors who meet the requirements for independence as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the “Report of the Audit Committee” included elsewhere in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee Charter is available on the Bank’s website www.isabellabank.com under the Investor Relations tab.

In accordance with the provisions of the Sarbanes — Oxley Act of 2002, directors Manifold and McGuire meet the requirements of Audit Committee Financial Expert and have been so designated by the Board. The Committee also consists of directors Barnes, Hubscher, LaFramboise, and Maness.

Nominating and Corporate Governance Committee

The Corporation has a standing Nominating and Corporate Governance Committee consisting of independent directors who meet the requirements for independence as defined in Rule 5605(a)(2) of NASDAQ Marketplace Rules. The Committee consists of directors LaFramboise, Maness, Manifold, and McGuire. The Nominating and Corporate Governance Committee held two meetings in 2011, with all directors attended the meetings. The Board has approved a Nominating and Corporate Governance Committee Charter which is available on the Bank’s website www.isabellabank.com under the Investor Relations tab.

The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board for approval. The Committee in evaluating nominees, including incumbent directors and any nominees put forth by shareholders, considers business experience, skills, character, judgment, leadership experience, and their knowledge of the geographical markets, business segments or other criteria the Committee deems relevant and appropriate based on the current composition of the Board. The Committee considers diversity in identifying members with respect to geographical markets served by the Corporation and the business experience of the nominee.

The Nominating and Corporate Governance Committee will consider, as potential nominees persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the recommended candidate for nomination. Recommendations for the 2013 Annual Meeting of Shareholders should be delivered no later than December 6, 2012. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee, by a shareholder or otherwise.

Compensation and Human Resource Committee

The Compensation and Human Resource Committee of the Corporation is responsible for reviewing and recommending to the Corporation’s Board the compensation of the Chief Executive Officer and other executive officers of the Corporation, benefit plans and the overall percentage increase in salaries. The committee consists of independent directors, who meet the requirements for independence as defined in Rule 5605(a) (2) of the NASDAQ Marketplace Rules. The Committee consists of directors Maness, Barnes, Caul, Fabiano, Hubscher, Kleinhardt, LaFramboise, Manifold, McGuire, and Weburg. The Committee held two meetings during 2011 with all directors in attendance with the exception of Fabiano who was excused from one of the meetings. This Committee is governed by a written charter approved by the Board that is available on the Bank’s website www.isabellabank.com under the Investor Relations tab.

Communications with the Board

Shareholders may communicate with the Corporation’s Board of Directors by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858. Communications will be forwarded to the Board or the appropriate committee, as soon as practicable.

Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics that is applicable to the Corporation’s Chief Executive Officer and the Chief Financial Officer. The Corporation’s Code of Business Conduct and Ethics is available on the Bank’s website www.isabellabank.com under the Investor Relations tab.

Report of the Audit Committee

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. The 2011 Committee consisted of directors Barnes, Hubscher, LaFramboise, Maness, Manifold and McGuire.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services for the Corporation by its independent auditors or any other auditing or accounting firm if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services, except as noted below. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board of Directors.

Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2011.

The Audit Committee reviewed with the Corporation’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States), including those described in AU Section 380 “Communication with Audit Committees”, as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountants’ independence.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting process. The Audit Committee held six meetings during 2011, and all committee members attended 75% or more of the meetings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Rehmann Robson, P.C. as the independent auditors for the 2012 audit.

Respectfully submitted,

W. Joseph Manifold, Audit Committee Chairperson

Jeffrey J. Barnes

G. Charles Hubscher

Joseph LaFramboise

David J. Maness

W. Michael McGuire

Compensation Discussion and Analysis

The Compensation and Human Resource Committee (the “Committee”) is responsible for reviewing and recommending the compensation and benefits for the Chief Executive Officer, President, and executive officers of the Corporation. The Committee evaluates and approves the executive officer and senior management compensation plans, policies and programs of the Corporation and its affiliates. The Chief Executive Officer, Richard J. Barz, conducts annual performance reviews for Named Executive Officers, excluding himself. Mr. Barz recommends an appropriate salary to the Committee based on the performance review and the officer’s years of service along with competitive market data.

Compensation Objectives

The Committee considers asset growth with the safety and soundness objectives and earnings per share to be the primary ratios in measuring financial performance. The Corporation’s philosophy is to maximize long-term return to shareholders consistent with safe and sound banking practices, while maintaining the commitment to superior customer and community service. The Corporation believes that the performance of executive officers in managing the business should be the basis for determining overall compensation. Consideration is also given to overall economic conditions and current competitive forces in the market place. The objectives of the Committee are to effectively balance salaries and potential compensation to an officer’s individual management responsibilities and encourage them to realize their potential for future contributions to the Corporation. The objectives are designed to attract and retain high performing executive officers who will lead the Corporation while attaining the Corporation’s earnings and performance goals.

What the Compensation Programs are Designed to Reward

The Corporation’s compensation programs are designed to reward dedicated and conscientious employment with the Corporation, loyalty in terms of continued employment, attainment of job related goals and overall profitability of the Corporation. In measuring an executive officer’s contributions to the Corporation, the Committee considers numerous factors including, among other things, the Corporation’s growth in terms of asset size and increase in earnings per share. In rewarding loyalty and long-term service, the Corporation provides attractive retirement benefits.

Review of Risks Associated with Compensation Plans

Based on an analysis conducted by management and reviewed by the Committee, management does not believe that the Corporation’s compensation programs for employees are reasonably likely to have a material short or long term adverse effect on the Corporation’s Results of Operation.

Use of Consultants

In 2010, the Committee directly engaged the services of Blanchard Chase (now Blanchard Consulting Group), an outside compensation consulting firm, to assist with a total compensation review for the top two executive officers of the Corporation (CEO and President). Blanchard Consulting Group is an independent consulting firm and does not perform any additional services for the Corporation or senior management. In addition, Blanchard Consulting Group does not have any other personal or business relationships with any Board member or any officer of the Corporation. During 2011, the Committee did not employ any services of outside compensation or benefit consultants to assist it in compensation-related initiatives.

Elements of Compensation

The Corporation’s executive compensation program has consisted primarily of base salary and benefits, annual cash bonus incentives, director fees for insider directors, and participation in the Corporation’s retirement plans.

Why Each of the Elements of Compensation is Chosen

Base Salary and Benefits are set to provide competitive levels of compensation to attract and retain officers with strong motivated leadership. Each officer’s performance, current compensation, and responsibilities within the Corporation are considered by the Committee when establishing base salaries. The Corporation also believes it is best to pay sufficient base salary because it believes an over-reliance on equity incentive compensation could potentially skew incentives toward short-term maximization of shareholder value as opposed to building long-term shareholder value. Base salary encourages management to operate the Corporation in a safe and sound manner even when incentive goals may prove unattainable.

Annual Performance Incentives are used to reward executive officers for the Corporation’s overall financial performance. This element of the Corporation’s compensation programs is included in the overall compensation in order to reward employees above and beyond their base salaries when the Corporation’s performance and profitability exceed established annual targets. The inclusion of a modest incentive compensation encourages management to be more creative, diligent and exhaustive in managing the Corporation to achieve specific financial goals without incurring inordinate risks.

Performance incentives paid under the Executive Incentive Plan in 2011 were determined by reference to seven performance measures that related to services performed in 2010. The maximum award that may be granted under the Executive Incentive Plan to each eligible employee equals 10% of the employee’s base salary (the “Maximum Award”). The payment of 35% of the Maximum Award was conditioned on the eligible employee accomplishing personal performance goals that were established by such employee’s supervisor as part of the employee’s annual performance review. Each of the employees who were eligible to participate in the Executive Incentive Plan in 2010 accomplished his or her personal performance goals and was accordingly paid 35% of the 2010 Maximum Award in 2011. The payment of the remaining 65% of the Maximum Award was conditioned on the achievement of Corporation-wide targets in the following six categories: (1) earnings per share (weighted 40%); (2) net operating expenses to average assets (weighted 10%); (3) Fully Taxable Equivalent “FTE” net interest margin, excluding loan fees (weighted 10%); (4) in-market deposit growth (weighted 20%); (5) loan growth (weighted 10%); and (6) exceeding peer group return on average assets (weighted 10%). The following chart provides the 2010 target for each of the foregoing targets that were used to determine bonus awards that were paid in 2011, as well as the performance obtained for each target.

Executive Incentive Plan

	2010 Targets				2010 Performance
Target	25.00%	50.00%	75.00%	100.00%
Earning per share	$1.15	$1.16	$1.18	$1.20	$1.31
Net operating expenses to average assets	1.71%	1.70%	1.69%	1.68%	1.65%
FTE Net Interest Margin	3.88%	3.90%	3.92%	3.94%	3.83%
In market deposit growth	4.50%	5.00%	5.50%	6.00%	12.19%
Loan growth	5.50%	6.00%	6.50%	7.00%	3.03%
Exceeding peer group return on average assets	0.26%	0.26%	0.27%	0.28%	0.77%

Retirement Plans.    The Corporation’s retirement plans are designed to assist executives in providing themselves with a financially secure retirement. The retirement plans include: a frozen defined benefit pension plan; a 401(k) plan; and a non-leveraged employee stock ownership plan (ESOP), which is frozen to new participants; and a retirement bonus plan.

How the Corporation Determined Amounts for Each Element

The Committee’s approach to determining the annual base salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. The Committee utilizes both an independent compensation consultant, Blanchard Consulting Group, and a survey prepared by the Michigan Bankers Association of similar sized Michigan based financial institutions. The independent compensation consultant established a benchmark peer group of 20 mid-west financial institutions in non urban areas whose average assets size, number of branch locations, return on average assets and nonperforming assets were comparable to Isabella Bank Corporation. The Michigan Bankers Association 2011 compensation survey was based on the compensation information provided by these organizations for 2010. Specific factors used to decide where an executive officer’s salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The Committee targets total compensation for the Chief Executive Officer and the President & Chief Financial Officer to approximate the median of the range obtained from the Michigan Bankers Association compensation survey as well as any ranges obtained from independent compensation consultants. Compensation for other named executive officers was based on the ranges provided by the Michigan Bankers Association survey.

The annual performance incentive is based on the achievement of goals set for each individual. An analysis is conducted by the Chief Executive Officer. The Chief Executive Officer makes a recommendation to the Committee for the appropriate amount for each individual executive officer. The Committee reviews, modifies if necessary, and approves the recommendations of the Chief Executive Officer. The Committee reviews the performance of the Chief Executive Officer. The Committee uses the following factors as quantitative measures of corporate performance in determining annual cash bonus amounts to be paid:

•	Peer group financial performance compensation

•	1 and 5 year shareholder returns

•	Earnings per share and earnings per share growth

•	Budgeted as compared to actual annual operating performance

•	Community and industry involvement

•	Results of audit and regulatory exams

•	Other strategic goals as established by the board of directors

While no particular weight is given to any specific factor, the Committee gives at least equal weight to the subjective analyses as described above.

Retirement plans.    The Corporation has a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 50% of their compensation subject to certain limits based on federal tax laws. As a result of the curtailment of the defined benefit plan noted below, the Corporation increased the contributions to the 401(k) plan effective January 1, 2007. The Corporation makes an annual 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor contributions and are 0% vested through their first two years of employment and are 100% vested after 6 years through a laddered vesting schedule of service for matching contributions.

The Corporation maintains a non-leveraged employee stock ownership plan (ESOP) which was frozen effective December 31, 2006 to new participants. Contributions to the plan are discretionary and approved by the Board of Directors.

The retirement bonus plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. An initial amount was credited for each eligible employee as of January 1, 2007. Subsequent amounts have been credited on each allocation date thereafter as defined in the plan. The amount of the initial allocation and the annual allocation are determined pursuant to the payment schedule adopted at the sole and exclusive discretion of the Board of Directors, as set forth in the plan.

In December 2006, the Board of Directors voted to curtail the defined benefit plan effective March 1, 2007. The effect of the curtailment was recognized in the first quarter of 2007 and the current participants’ accrued benefits were frozen as of March 1, 2007. Participation in the plan was limited to eligible employees as of December 31, 2006.

Other Benefits and Perquisites.    Executive officers are eligible for all of the benefits made available to full-time employees of the Corporation (such as the 401(k) plan, employee stock purchase plan, health insurance, group term life insurance and disability insurance) on the same basis as other full-time employees and are subject to the same sick leave and other employee policies. The Corporation also provides its executive officers with certain additional benefits and perquisites, which it believes are appropriate in order to attract and retain the proper quality of talent for these positions and to recognize that similar executive benefits and perquisites are commonly offered by comparable financial institutions.

A description and the cost to the Corporation of these perquisites are included in footnote two in the “Summary Compensation Table” appearing on page 15.

The Corporation believes that benefits and perquisites provided to its executive officers in 2011 represented a reasonable percentage of each executive’s total compensation package and was not inconsistent, in the aggregate, with perquisites provided to executive officers of comparable competing financial institutions.

The Corporation maintains a plan for qualified officers to provide death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Corporation as the sole owner and beneficiary of the policies.

How Elements Fit into Overall Compensation Objectives

The elements of the Corporation’s compensation are structured to reward past and current performance, continued service and to motivate its leaders to excel in the future. The Corporation’s salary compensation has generally been used to retain and attract motivated leadership. The Corporation intends to continually ensure salaries are sufficient to attract and retain exceptional officers. The Corporation’s cash bonus incentive rewards current performance based upon personal and corporate goals and targets. The Corporation offers the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (the “Directors’ Plan”) to motivate its eligible officers to enhance value for shareholders by aligning the interests of management with those of its shareholders.

As part of its goal of attracting and retaining quality team members, the Corporation has developed competitive employee benefit plans. Management feels that the combination of all of the plans listed above makes the Corporation’s total compensation packages attractive.

Compensation and Human Resource Committee Report

The following Report of the Compensation and Human Resource Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.

The Compensation and Human Resource Committee, which includes all of the independent directors of the Board, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management, and based on such review and discussion, the Compensation and Human Resource Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K.

Submitted by the Compensation and Human Resource Committee of Isabella Bank Corporation’s Board of Directors:

David J. Maness, Chairperson

Jeffrey J. Barnes

Sandra L. Caul

James C. Fabiano

G. Charles Hubscher

Thomas L. Kleinhardt

Joseph LaFramboise

W. Joseph Manifold

W. Michael McGuire

Dale D. Weburg

Executive Officers

Executive Officers of the Corporation are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned from the Corporation or its subsidiaries for each of the last three fiscal years ended December 31, 2011, for the Chief Executive Officer, the Chief Financial Officer, and the Corporation’s three other most highly compensated executive officers.

Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Change in pension value and non-qualified deferred compensation earnings ($)(2)	All other compensation ($)(3)	Total ($)
Richard J. Barz	2011	$375,225	$26,535	$181,143	$37,627	$620,530
CEO Isabella Bank Corporation	2010	357,600	24,706	116,364	34,856	533,526
President and CEO Isabella Bank	2009	354,250	9,625	90,184	30,568	484,627
Dennis P. Angner	2011	$355,625	$26,100	$163,672	$28,542	$573,939
President and CFO	2010	352,600	24,706	103,340	27,922	508,568
Isabella Bank Corporation	2009	359,425	9,800	79,623	25,252	474,100
Steven D. Pung	2011	$167,362	$12,719	$98,915	$27,732	$306,728
Executive Vice President	2010	143,632	10,572	62,288	32,886	249,378
Isabella Bank	2009	127,100	6,003	48,518	18,468	200,089
Timothy M. Miller	2011	$181,986	$13,046	$17,000	$15,070	$227,102
President of the Breckenridge	2010	179,309	12,370	9,000	14,709	215,388
Division of Isabella Bank	2009	180,238	7,319	6,000	11,685	205,242
David J. Reetz(4)	2011	$125,640	$8,612	$61,944	$15,077	$211,273
Sr. Vice President and CLO	2010	123,910	9,165	36,429	13,694	183,198
Isabella Bank

(1)	Includes compensation voluntarily deferred under the Corporation’s 401(k) plan. Directors fees are also included, for calendar years 2011, 2010 and 2009 respectively as follows: Richard J. Barz $50,225, $52,600, and $59,250; Dennis P. Angner $49,625, $52,600, and $59,425; Steven D. Pung $900, $900, and $900; and Timothy M. Miller $10,650, $11,300, and $26,900.

(2)	Represents the aggregate non-cash change in the actuarial present value of the noted executive’s accumulated benefit under the Isabella Bank Corporation Pension Plan for calendar years 2011, 2010, and 2009 as follows: Richard J. Barz $143,000, $81,000, and $56,000; Dennis P. Angner $109,000, $53,000, and $32,000; Steven D. Pung $77,000, $42,000, $29,000; Timothy M. Miller $17,000, $9,000, and $6,000; David J. Reetz $43,000 and $19,000; this also includes the non-cash change in the Isabella Bank Corporation Retirement Bonus Plan for calendar years 2011, 2010, and 2009 as follows: Richard J. Barz $38,143, $35,364, $34,184; Dennis P. Angner $54,672, $50,340, and $47,623; Steven D. Pung $21,915, $20,288, and $19,518; and David J. Reetz $18,944 and $17,429.

(3)	For all noted executives all other compensation includes 401(k) matching contributions. For Richard J. Barz, Steven D. Pung, and David J. Reetz this also includes club dues and auto allowance. For Dennis P. Angner and Timothy M. Miller, this also includes auto allowance.

(4)	Not a named executive officer prior to 2010.

2011 Pension Benefits

The following table indicates the present value of accumulated benefits as of December 31, 2011 for each named executive in the summary compensation table.

Name	Plan name	Number of years of vesting service as of 01/01/12 (#)	Present value of accumulated benefit ($)	Payments during last fiscal year
Richard J. Barz	Isabella Bank Corporation Pension Plan	40	$905,000	$—
	Isabella Bank Corporation Retirement Bonus Plan	40	309,074	—
Dennis P. Angner	Isabella Bank Corporation Pension Plan	28	491,000	—
	Isabella Bank Corporation Retirement Bonus Plan	28	330,205	—
Steven D. Pung	Isabella Bank Corporation Pension Plan	33	461,000	—
	Isabella Bank Corporation Retirement Bonus Plan	33	167,545	—
Timothy M. Miller	Isabella Bank Corporation Pension Plan	11	96,000	—
David J. Reetz	Isabella Bank Corporation Pension Plan	25	162,000	—
	Isabella Bank Corporation Retirement Bonus Plan	25	109,322	—

Defined benefit pension plan.    The Corporation sponsors the Isabella Bank Corporation Pension Plan, a frozen defined benefit pension plan. In December 2006, the Board of Directors voted to curtail the defined benefit plan effective March 1, 2007. The curtailment froze the current participant’s accrued benefits as of March 1, 2007 and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment of the plan, the number of years of credited service was frozen. As such, the years of credited service for the plan may differ from the participant’s actual years of service with the Corporation.

Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax laws, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service, effective through December 31, 2006.

A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

Dennis P. Angner, Richard J. Barz, Steven D. Pung, and Timothy M. Miller are eligible for early retirement under the Isabella Bank Corporation Pension Plan. Under the provisions of the Plan, participants are eligible for early retirement after reaching the age of 55 with at least 5 years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.

Retirement bonus plan.    The Corporation sponsors the Isabella Bank Corporation Retirement Bonus Plan. The Retirement Bonus Plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. This plan is intended to provide eligible employees with additional retirement benefits. To be eligible, the employee needed to be employed by the Corporation on January 1, 2007, and be a participant in the Corporation’s frozen Executive Supplemental Income Agreement. Participants must also be an officer of the Corporation with at least 10 years of service as of December 31, 2006. The Corporation has sole and exclusive discretion to add new participants to the plan by authorizing such participation pursuant to action of the Corporation’s Board of Directors.

An initial amount was credited for each eligible employee as of January 1, 2007. Subsequent amounts have been credited on each allocation date thereafter as defined in the Plan. The amount of the initial allocation and the annual allocation shall be determined pursuant to the payment schedule adopted by the sole and exclusive discretion of the Board, as set forth in the Plan.

Richard J. Barz, Dennis P. Angner, and Steven D. Pung are eligible for early retirement under the Isabella Bank Corporation Retirement Bonus Plan. Under the provisions of the plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement.

2011 Nonqualified Deferred Compensation

Name	Executive contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)
Richard J. Barz	$29,462	$5,133	$176,837
Dennis P. Angner	33,462	6,898	235,199
Steven D. Pung	900	238	7,998
Timothy M. Miller	3,337	1,080	36,297
David J. Reetz	N/A	N/A	N/A

The directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees into the Directors’ Plan and may defer up to 100% of their earned fees based on their annual election. These amounts are reflected in the 2011 nonqualified deferred compensation table above. Under the Directors’ Plan, these deferred fees are converted on a quarterly basis into shares of the Corporation’s common stock based on the fair market value of shares of the Corporation’s common stock at that time. Shares credited to a participant’s account are eligible for stock and cash dividends as payable.

Distribution from the Directors’ Plan occurs when the participant retires from the Board, attains age 70 or upon the occurrence of certain other events. Distributions must take the form of shares of the Corporation’s common stock. Any Corporation common stock issued under the Directors’ Plan will be considered restricted stock under the Securities Act of 1933, as amended.

Potential Payments Upon Termination or Change in Control

The estimated payments payable to each named executive officer upon severance from employment, retirement, termination upon death or disability or termination following a change in control of the Corporation are described below. For all termination scenarios, the amounts assume such termination took place as of December 31, 2011.

Any Severance of Employment

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Amounts accrued and vested through the Defined Benefit Pension Plan.

•	Amounts accrued and vested through the Retirement Bonus Plan.

•	Amounts deferred in the Directors’ Plan.

•	Unused vacation pay.

Retirement

In the event of the retirement of an executive officer, the officer would receive the benefits identified above. As of December 31, 2011, the named executive officers listed had no unused vacation days.

Death or Disability

In the event of death or disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive payments under the Corporation’s life insurance plan or benefits under the Corporation’s disability plan as appropriate.

In addition to potential payments upon termination available to all employees, the estates for the executive officers listed below would receive the following payments upon death:

Name	While an Active Employee	Subsequent to Retirement
Richard J. Barz	$650,000	$325,000
Dennis P. Angner	612,000	306,000
Steven D. Pung	333,000	166,500
Timothy M. Miller	305,600	152,800
David J. Reetz	251,200	125,600

Change in Control

The Corporation currently does not have a change in control agreement with any of the executive officers; provided, however, pursuant to the Retirement Bonus Plan each participant would become 100% vested in their benefit under the plan if, following a change in control, they voluntarily terminate employment or are terminated without just cause.

Director Compensation

The following table summarizes the Compensation of each non-employee director who served on the Board of Directors during 2011.

	Fees earned or paid in cash	Total
Name	($)	($)
Jeffrey J. Barnes	27,675	27,675
Sandra L. Caul	32,675	32,675
James C. Fabiano	32,550	32,550
G. Charles Hubscher	32,375	32,375
Thomas L. Kleinhardt	36,675	36,675
Joseph LaFramboise	32,775	32,775
David J. Maness	58,321	58,321
W. Joseph Manifold	30,871	30,871
W. Michael McGuire	35,050	35,050
Dianne C. Morey	7,350	7,350
Dale D. Weburg	36,425	36,425

The Corporation paid $1,350 per board meeting plus a retainer of $6,000 to each board member during 2011. Members of the Audit Committee were paid $500 per audit committee meeting attended. Members of the Nominating and Corporate Governance Committee were paid $200 per meeting attended. The Chair of the Board is paid a retainer of $33,000 and the Chair for the Audit Committee is paid a retainer of $4,000. Fees paid to Dianne C. Morey during 2011 were significantly less than the other directors due to her resignation from the Corporation’s Board of Directors on April 27, 2011.

Pursuant to the Directors’ Plan the directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees. Under the Directors’ Plan, deferred directors’ fees are converted on a quarterly basis into shares of the Corporation’s common stock, based on the fair market value of a share of the Corporation’s common stock at that time. Shares of stock credited to a participant’s account are eligible for cash and stock dividends as payable. Directors of the Corporation deferred $444,905 under the Directors’ Plan in 2011.

Upon a participant’s attainment of age 70, retirement from the Board, or the occurrence of certain other events, the participant is eligible to receive a lump-sum, in-kind distribution of all of the stock that is then credited to his or her account. The plan does not allow for cash settlement. Stock issued under the Directors’ Plan is restricted stock under the Securities Act of 1933, as amended.

The Corporation established a Rabbi Trust (the Trust) effective as of January 1, 2008 to fund the Directors’ Plan. The Trust is an irrevocable grantor trust to which the Corporation may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although the Corporation may not reach the assets of the Trust for any purpose other than meeting its obligations under the Directors’ Plan, the assets of the Trust remain subject to the claims of the Corporation’s creditors. The Corporation may contribute cash or common stock to the Trust from time to time for the sole purpose of funding the Directors’ Plan. The Trust will use any cash that the Corporation may contribute to purchase shares of the Corporation’s common stock on the open market through the Corporation’s brokerage services department.

The Corporation transferred $440,155 to the Trust in 2011, which held 16,585 shares of the Corporation’s common stock for settlement as of December 31, 2011. As of December 31, 2011, there were 201,438 shares of stock credited to participants’ accounts, which credits are unfunded as of such date to the extent that they are in excess of the stock and cash that has been credited to the Trust. All amounts are unsecured claims against the Corporation’s general assets. The net cost of this benefit to the Corporation was $183,703 in 2011.

The following table displays the number of equity shares credited to the accounts of active directors pursuant to the terms of the Directors’ Plan as of December 31, 2011:

Name	# of shares of stock credited
Dennis P Angner	9,924
Jeffrey J. Barnes	4,561
Richard J. Barz	7,461
Sandra L. Caul	17,806
James C. Fabiano	47,518
G. Charles Hubscher	7,406
Thomas L. Kleinhardt	13,251
Joseph LaFramboise	5,416
David J. Maness	15,858
W. Joseph Manifold	9,667
W. Michael McGuire	5,845
Dale D. Weburg	15,651

Compensation and Human Resource Committee Interlocks and Insider Participation

The Compensation and Human Resource Committee of the Corporation is responsible for reviewing and recommending to the Corporation’s Board the compensation of the Chief Executive Officer and other executive officers of the Corporation, benefit plans and the overall percentage increase in salaries. The committee consists of directors Maness, Barnes, Caul, Fabiano, Hubscher, Kleinhardt, LaFramboise, Manifold, McGuire, and Weburg.

Indebtedness of and Transactions with Management

Certain directors and officers of the Corporation and members of their families were loan customers of Isabella Bank, or have been directors or officers of corporations, or partners of partnerships which have had transactions with the Bank. In management’s opinion, all such transactions were made in the ordinary course of business and were substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Bank. These transactions do not involve more than normal risk of collectability or present other unfavorable features. Total loans to these customers were approximately $3,728,000 as of December 31, 2011. The Corporation addresses transactions with related parties in its Code of Business Conduct and Ethics Policy. Conflicts of interest are prohibited as a matter of Corporation policy, except under guidelines approved by the Board of Directors or committees of the Board.

Security Ownership of Certain Beneficial Owners and Management

As of March 28, 2012 the Corporation does not have any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

The following table sets forth certain information as of March 28, 2012 as to the common stock of the Corporation owned beneficially by each director and director nominee, by each named executive officer, and by all directors, director nominees and executive officers of the Corporation as a group. The shares to be credited under the Directors’ Plan are not included in the table below.

	Amount and Nature of Beneficial Ownership
Name of Owner	Sole Voting and Investment Powers	Shared Voting or Investment Powers	Total Beneficial Ownership	Percentage of Common Stock Outstanding
Dennis P. Angner*	18,712	—	18,712	0.25%
Jeffrey J. Barnes	—	5,837	5,837	0.08%
Richard J. Barz*	18,911	—	18,911	0.25%
Sandra L. Caul	—	10,609	10,609	0.14%
James C. Fabiano	272,708	6,773	279,481	3.67%
G. Charles Hubscher	28,860	3,523	32,383	0.43%
Thomas L. Kleinhardt	—	31,546	31,546	0.41%
Joseph LaFramboise	200	937	1,137	0.01%
David J. Maness	480	1,274	1,754	0.02%
W. Joseph Manifold	2,107	—	2,107	0.03%
W. Michael McGuire	116,462	—	116,462	1.53%
Dale D. Weburg	28,665	32,620	61,285	0.80%
Timothy M. Miller	258	3,428	3,686	0.05%
Steven D. Pung	9,752	8,647	18,399	0.24%
David J. Reetz	8,871	181	9,051	0.12%

All Directors, nominees and Executive Officers as a Group (15) persons	505,985	105,374	611,360	8.03%

*	Trustees of the ESOP who vote ESOP stock.

Independent Registered Public Accounting Firm

The Audit Committee has appointed Rehmann Robson, P.C. as the independent auditors of the Corporation for the year ending December 31, 2012.

A representative of Rehmann Robson, P.C. is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments Rehmann Robson, P.C. believes are appropriate.

Fees for Professional Services Provided by Rehmann Robson, P.C.

The following table shows the aggregate fees billed by Rehmann Robson, P.C. for the audit and other services provided to the Corporation for 2011 and 2010.

	2011	2010
Audit fees	$253,920	$252,163
Audit related fees	17,510	39,089
Tax fees	20,175	24,730

Total	$291,605	$315,982

The audit fees were for performing the integrated audit of the Corporation’s consolidated annual financial statements and the audit of internal control over financial reporting related to the Federal Deposit Insurance Corporation Improvement Act, review of interim quarterly financial statements included in the Corporation’s Forms 10-Q, and services that are normally provided by Rehmann Robson, P.C. in connection with statutory and regulatory filings or engagements.

The audit related fees are typically for various discussions related to the adoption and interpretation of new accounting pronouncements. During 2010, this includes fees for procedures related to an SEC comment letter and other nonrecurring regulatory filings. Also included are fees for auditing of the Corporation’s employee benefit plans.

The tax fees were for the preparation of the Corporation’s and its subsidiaries’ state and federal tax returns and for consultation with the Corporation on various tax matters.

The Audit Committee has considered whether the services provided by Rehmann Robson, P.C., other than the audit fees, are compatible with maintaining Rehmann Robson, P.C.’s independence and believes that the other services provided are compatible.

Pre-Approval Policies and Procedures

All audit and non-audit services over $5,000 to be performed by Rehmann Robson, P.C. must be approved in advance by the Audit Committee if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. As permitted by the SEC’s rules, the Audit Committee has authorized its Chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, timing, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related, tax and professional services, none were billed pursuant to these provisions in 2011 and 2010 without pre-approval as required under the Corporation’s policies.

Shareholder Proposals

Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before December 6, 2012 to be considered for inclusion in the Corporation’s proxy statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.

Directors’ Attendance at the Annual Meeting of Shareholders

The Corporation’s directors are encouraged to attend the annual meeting of shareholders. At the 2011 annual meeting, all directors were in attendance with the exception of Fabiano.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and certain officers and persons who own more than ten percent of the Corporation’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation’s common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

To the Corporation’s knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the year ended December 31, 2011 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners.

Other Matters

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.

As to Other Business Which May Come Before the Meeting

Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

By order of the Board of Directors

Debra Campbell, Secretary

Isabella Bank Corporation

Financial Information Index

Page	Description
21	Summary of Selected Financial Data
22	Report of Independent Registered Public Accounting Firm
23	Consolidated Financial Statements
28	Notes to Consolidated Financial Statements
73	Management’s Discussion and Analysis of Financial Condition and Results of Operations
97	Common Stock and Dividend Information
100	Shareholders’ Information

SUMMARY OF SELECTED FINANCIAL DATA

(Dollars in thousands except per share data)

	2011	2010	2009	2008	2007
INCOME STATEMENT DATA
Total interest income	$57,905	$57,217	$58,105	$61,385	$53,972
Net interest income	41,702	40,013	38,266	35,779	28,013
Provision for loan losses	3,826	4,857	6,093	9,500	1,211
Net income	10,210	9,045	7,800	4,101	7,930
BALANCE SHEET DATA
End of year assets	$1,337,925	$1,225,810	$1,143,944	$1,139,263	$957,282
Daily average assets	1,287,195	1,182,930	1,127,634	1,113,102	925,631
Daily average deposits	927,186	840,392	786,714	817,041	727,762
Daily average loans/net	730,919	712,272	712,965	708,434	596,739
Daily average equity	145,725	139,855	139,810	143,626	119,246
PER SHARE DATA
Earnings per share
Basic	$1.35	$1.20	$1.04	$0.55	$1.14
Diluted	1.31	1.17	1.01	0.53	1.11
Cash dividends	0.76	0.72	0.70	0.65	0.62
Book value (at year end)	20.40	19.23	18.69	17.89	17.58
FINANCIAL RATIOS
Shareholders’ equity to assets (at year end)	11.57%	11.84%	12.31%	11.80%	12.86%
Return on average equity	7.01	6.47	5.58	2.86	6.65
Return on average tangible equity	10.30	9.55	8.53	4.41	8.54
Cash dividend payout to net income	56.51	59.93	67.40	118.82	54.27
Return on average assets	0.79	0.76	0.69	0.37	0.86

	2011				2010
	4th	3rd	2nd	1st	4th	3rd	2nd	1st
Quarterly Operating Results:
Total interest income	$14,466	$14,532	$14,669	$14,238	$14,540	$14,306	$14,272	$14,099
Interest expense	3,979	4,070	4,101	4,053	4,217	4,296	4,291	4,400

Net interest income	10,487	10,462	10,568	10,185	10,323	10,010	9,981	9,699
Provision for loan losses	1,443	963	603	817	1,626	968	1,056	1,207
Noninterest income	2,433	1,859	1,978	1,948	2,629	2,634	1,870	2,167
Noninterest expenses	8,651	8,513	8,779	8,587	8,558	8,620	8,275	8,354
Net income	2,711	2,511	2,672	2,316	2,318	2,553	2,151	2,023
Per Share of Common Stock:
Earnings per share
Basic	$0.36	$0.33	$0.35	$0.31	$0.30	$0.34	$0.29	$0.27
Diluted	0.35	0.32	0.34	0.30	0.30	0.33	0.28	0.26
Cash dividends	0.19	0.19	0.19	0.19	0.18	0.18	0.18	0.18
Book value (at quarter end)	20.40	20.53	20.00	19.52	19.23	19.59	19.39	18.89

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Isabella Bank Corporation

Mount Pleasant, Michigan

We have audited the accompanying consolidated balance sheets of Isabella Bank Corporation as of December 31, 2011 and 2010, and the related consolidated statements of changes in shareholders’ equity, income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011. We also have audited Isabella Bank Corporation’s internal control over financial reporting as of December 31, 2011, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Isabella Bank Corporation’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the effectiveness of Isabella Bank Corporation’s internal control over financial reporting, based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material misstatement exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. We believe that our audits provide a reasonable basis for our opinion.

A corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A corporation’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the corporation are being made only in accordance with authorizations of management and directors of the corporation; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the corporation’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Isabella Bank Corporation as of December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion Isabella Bank Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on the criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission.

Rehmann Robson, P.C.

Saginaw, Michigan

March 6, 2012

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2011	2010
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$24,514	$16,978
Interest bearing balances due from banks	4,076	1,131

Total cash and cash equivalents	28,590	18,109
Certificates of deposit held in other financial institutions	8,924	15,808
Trading securities	4,710	5,837
Available-for-sale securities (amortized cost of $414,614 in 2011 and $329,435 in 2010)	425,120	330,724
Mortgage loans available-for-sale	3,205	1,182
Loans
Agricultural	74,645	71,446
Commercial	365,714	348,852
Consumer	31,572	30,977
Residential real estate mortgage	278,360	284,029

Total loans	750,291	735,304
Less allowance for loan losses	12,375	12,373

Net loans	737,916	722,931
Premises and equipment	24,626	24,627
Corporate owned life insurance	22,075	17,466
Accrued interest receivable	5,848	5,456
Equity securities without readily determinable fair values	17,189	17,564
Goodwill and other intangible assets	46,792	47,091
Other assets	12,930	19,015

TOTAL ASSETS	$1,337,925	$1,225,810

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$119,072	$104,902
NOW accounts	163,653	142,259
Certificates of deposit under $100 and other savings	440,123	425,981
Certificates of deposit over $100	235,316	204,197

Total deposits	958,164	877,339
Borrowed funds ($5,242 in 2011 and $10,423 in 2010 at fair value)	216,136	194,917
Accrued interest payable and other liabilities	8,842	8,393

Total liabilities	1,183,142	1,080,649

Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,589,226 (including 16,585 shares held in the Rabbi Trust) in 2011 and 7,550,074 (including 32,686 shares held in the Rabbi Trust) in 2010	134,734	133,592
Shares to be issued for deferred compensation obligations	4,524	4,682
Retained earnings	13,036	8,596
Accumulated other comprehensive income (loss)	2,489	(1,709)

Total shareholders’ equity	154,783	145,161

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,337,925	$1,225,810

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

(Dollars in thousands except per share data)

	Common Stock Shares Outstanding	Common Stock	Shares to be Issued for Deferred Compensation Obligations	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Totals
Balance, January 1, 2009	7,518,856	$133,602	$4,015	$2,428	$(5,569)	$134,476
Comprehensive income	—	—	—	7,800	3,450	11,250
Issuance of common stock	126,059	2,664	—	—	—	2,664
Common stock issued for deferred compensation obligations	12,890	331	(185)	—	—	146
Share based payment awards under equity compensation plan	—	—	677	—	—	677
Common stock purchased for deferred compensation obligations	—	(767)	—			(767)
Common stock repurchased pursuant to publicly announced repurchase plan	(122,612)	(2,387)		—	—	(2,387)
Cash dividends ($0.70 per share)	—	—	—	(5,256)	—	(5,256)

Balance, December 31, 2009	7,535,193	133,443	4,507	4,972	(2,119)	140,803
Comprehensive income	—	—	—	9,045	410	9,455
Issuance of common stock	124,953	2,683	—	—	—	2,683
Common stock issued for deferred compensation obligations	28,898	537	(475)	—	—	62
Share based payment awards under equity compensation plan	—	—	650	—	—	650
Common stock purchased for deferred compensation obligations	—	(514)	—			(514)
Common stock repurchased pursuant to publicly announced repurchase plan	(138,970)	(2,557)		—	—	(2,557)
Cash dividends ($0.72 per share)	—	—	—	(5,421)	—	(5,421)

Balance, December 31, 2010	7,550,074	133,592	4,682	8,596	(1,709)	145,161
Comprehensive income	—	—	—	10,210	4,198	14,408
Issuance of common stock	120,336	3,075	—	—	—	3,075
Common stock issued for deferred compensation obligations	39,257	697	(773)	—	—	(76)
Share based payment awards under equity compensation plan	—	—	615	—	—	615
Common stock purchased for deferred compensation obligations	—	(426)	—	—	—	(426)
Common stock repurchased pursuant to publicly announced repurchase plan	(120,441)	(2,204)		—	—	(2,204)
Cash dividends ($0.76 per share)	—	—	—	(5,770)	—	(5,770)

Balance, December 31, 2011	7,589,226	$134,734	$4,524	$13,036	$2,489	$154,783

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands except per share data)

	Year Ended December 31
	2011	2010	2009
Interest income
Loans, including fees	$45,463	$46,794	$47,706
Investment securities
Taxable	6,941	5,271	4,712
Nontaxable	4,806	4,367	4,623
Trading account securities	189	306	687
Federal funds sold and other	506	479	377

Total interest income	57,905	57,217	58,105
Interest expense
Deposits	10,935	11,530	13,588
Borrowings	5,268	5,674	6,251

Total interest expense	16,203	17,204	19,839

Net interest income	41,702	40,013	38,266
Provision for loan losses	3,826	4,857	6,093

Net interest income after provision for loan losses	37,876	35,156	32,173
Noninterest income
Service charges and fees	6,118	6,480	6,913
Gain on sale of mortgage loans	538	610	886
Net (loss) gain on trading securities	(78)	(94)	80
Net gain on borrowings measured at fair value	181	227	289
Gain on sale of available-for-sale investment securities	3	348	648
Other	1,456	1,729	1,340

Total noninterest income	8,218	9,300	10,156
Noninterest expenses
Compensation and benefits	19,292	18,552	18,258
Occupancy	2,470	2,351	2,170
Furniture and equipment	4,497	4,344	4,146
FDIC insurance premiums	1,086	1,254	1,730
Other	7,185	7,306	7,379

Total noninterest expenses	34,530	33,807	33,683

Income before federal income tax expense	11,564	10,649	8,646
Federal income tax expense	1,354	1,604	846

NET INCOME	$10,210	$9,045	$7,800

Earnings per share
Basic	$1.35	$1.20	$1.04

Diluted	$1.31	$1.17	$1.01

Cash dividends per basic share	$0.76	$0.72	$0.70

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

	Year Ended December 31
	2011	2010	2009
Net income	$10,210	$9,045	$7,800

Unrealized holding gains on available-for-sale securities:
Unrealized gains arising during the year	9,220	1,156	3,415
Reclassification adjustment for net realized gains included in net income	(3)	(348)	(648)

Net unrealized gains	9,217	808	2,767
Tax effect	(3,719)	(351)	436

Unrealized gains, net of tax	5,498	457	3,203

(Increase) reduction of unrecognized pension costs	(1,971)	(72)	374
Tax effect	671	25	(127)

Net unrealized (loss) gain on defined benefit pension plan	(1,300)	(47)	247

Other comprehensive income, net of tax	4,198	410	3,450

Comprehensive income	$14,408	$9,455	$11,250

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31
	2011	2010	2009
OPERATING ACTIVITIES
Net income	$10,210	$9,045	$7,800
Reconciliation of net income to net cash provided by operations:
Provision for loan losses	3,826	4,857	6,093
Impairment of foreclosed assets	82	180	157
Depreciation	2,521	2,522	2,349
Amortization and impairment of originated mortgage servicing rights	714	543	683
Amortization of acquisition intangibles	299	338	375
Net amortization of available-for-sale securities	1,689	1,153	741
Gain on sale of available-for-sale securities	(3)	(348)	(648)
Net unrealized losses (gains) on trading securities	78	94	(80)
Net gain on sale of mortgage loans	(538)	(610)	(886)
Net unrealized gains on borrowings measured at fair value	(181)	(227)	(289)
Increase in cash value of corporate owned life insurance	(609)	(642)	(641)
Realized gain on redemption of corporate owned life insurance	—	(21)	—
Share-based payment awards under equity compensation plan	615	650	677
Deferred income tax expense (benefit)	389	179	(641)
Origination of loans held for sale	(57,584)	(72,106)	(153,388)
Proceeds from loan sales	56,099	73,815	152,891
Net changes in operating assets and liabilities which provided (used) cash:
Trading securities	1,049	7,632	8,292
Accrued interest receivable	(392)	376	490
Other assets	147	(1,914)	(6,331)
Accrued interest payable and other liabilities	449	1,005	581

Net cash provided by operating activities	18,860	26,521	18,225

INVESTING ACTIVITIES
Net change in certificates of deposit held in other financial institutions	6,884	(10,428)	(4,805)
Activity in available-for-sale securities
Maturities, calls, and sales	78,152	85,273	130,580
Purchases	(165,017)	(156,928)	(140,517)
Loan principal originations and collections, net	(20,743)	(21,319)	4,437
Proceeds from sales of foreclosed assets	2,041	2,778	4,145
Purchases of premises and equipment	(2,520)	(3,232)	(3,035)
Purchases of corporate owned life insurance	(4,000)	(175)	—
Proceeds from the redemption of corporate owned life insurance	—	154	11

Net cash used in investing activities	(105,203)	(103,877)	(9,184)

FINANCING ACTIVITIES
Acceptances and withdrawals of deposits, net	$80,825	$74,687	$27,022
Increase (decrease) in other borrowed funds	21,400	2,043	(28,960)
Cash dividends paid on common stock	(5,770)	(5,421)	(5,256)
Proceeds from issuance of common stock	2,302	2,208	2,479
Common stock repurchased	(1,507)	(2,020)	(2,056)
Common stock purchased for deferred compensation obligations	(426)	(514)	(767)

Net cash provided by (used in) financing activities	96,824	70,983	(7,538)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,481	(6,373)	1,503
Cash and cash equivalents at beginning of period	18,109	24,482	22,979

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,590	$18,109	$24,482

SUPPLEMENTAL CASH FLOWS INFORMATION:
Interest paid	$16,239	$17,344	$20,030
Federal income taxes paid	878	1,261	2,237
SUPPLEMENTAL NONCASH INFORMATION:
Transfers of loans to foreclosed assets	$1,932	$3,868	$2,536
Common stock issued for deferred compensation obligations	773	475	185
Common stock repurchased from an associated grantor trust (Rabbi Trust)	(697)	(537)	(33)

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except per share amounts)

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND CONSOLIDATION:    The consolidated financial statements include the accounts of Isabella Bank Corporation (the “Corporation”), a financial services holding company, and its wholly owned subsidiaries, Isabella Bank (the “Bank”), Financial Group Information Services, and IB&T Employee Leasing, LLC. All intercompany balances and accounts have been eliminated in consolidation.

NATURE OF OPERATIONS:    Isabella Bank Corporation is a financial services holding company offering a wide array of financial products and services in several mid-Michigan counties. Its banking subsidiary, Isabella Bank, offers banking services through 25 locations, 24 hour banking services locally and nationally through shared automatic teller machines, 24 hour online banking, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial loans, agricultural loans, residential real estate loans, and consumer loans. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust and investment services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of the Corporation’s principal markets. The Corporation’s results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.

Financial Group Information Services provides information technology services to Isabella Bank Corporation and its subsidiaries.

IB&T Employee Leasing provides payroll services, benefit administration, and other human resource services to Isabella Bank Corporation and its subsidiaries.

USE OF ESTIMATES:    In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the fair value of certain available-for-sale investment securities, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of goodwill and other intangible assets, and determinations of assumptions in accounting for the defined benefit pension plan.

FAIR VALUE MEASUREMENTS:    Fair value refers to the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants in the market in which the reporting entity transacts such sales or transfers based on the assumptions market participants would use when pricing an asset or liability. Assumptions are developed based on prioritizing information within a fair value hierarchy that gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, such as the reporting entity’s own data. The Corporation may choose to measure eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value measurement option has been elected are reported in earnings at each subsequent reporting date. The fair value option (i) may be applied instrument by instrument, with certain exceptions, allowing the Corporation to record identical financial assets and liabilities at fair value or by another measurement basis permitted under generally accepted accounting principles, (ii) is irrevocable (unless a new election date occurs) and (iii) is applied only to entire instruments and not to portions of instruments.

For assets and liabilities recorded at fair value, it is the Corporation’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those financial instruments for which there is an active market. In cases where the market for a financial asset or liability is not active, the Corporation includes appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements. Fair value measurements for assets and liabilities for which limited or no observable market data exists are accordingly based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.

The Corporation utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Investment securities available-for-sale, trading securities, and certain liabilities are recorded at fair value on a recurring basis. Additionally, from time to time, the Corporation may be required to record other assets at fair value on a nonrecurring basis, such as mortgage loans available-for-sale, impaired loans, foreclosed assets, originated mortgage servicing rights, goodwill, and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write downs of individual assets.

Fair Value Hierarchy

Under fair value measurement and disclosure authoritative guidance, the Corporation groups assets and liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value, based on the prioritization of inputs in the valuation techniques. These levels are:

Level 1:    Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2:    Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model based valuation techniques for which all significant assumptions are observable in the market.

Level 3:    Valuation is generated from model based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. Transfers between measurement levels are recognized at the end of reporting periods.

For a further discussion of fair value considerations, refer to Note 20 to the consolidated financial statements.

SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK:    Most of the Corporation’s activities conducted are with customers located within the central Michigan area. A significant amount of its outstanding loans are secured by commercial and residential real estate. Other than these types of loans, there is no significant concentration to any other industry or any one customer.

CASH AND CASH EQUIVALENTS:    For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, and other deposit accounts. Generally, federal funds sold are for a one day period. The Corporation maintains deposit accounts in various financial institutions which generally exceed federally insured limits or are not insured. Management does not believe the Company is exposed to any significant interest, credit or other financial risk as a result of these deposits.

CERTIFICATES OF DEPOSIT HELD IN OTHER FINANCIAL INSTITUTIONS:    Certificates of deposits held in other financial institutions consist of interest bearing certificates of deposit that mature within 3 years and are carried at cost.

TRADING SECURITIES:    The Corporation engages in trading activities of its own accounts. Securities that are held principally for resale in the near term are recorded in the trading assets account at fair value with changes in fair value recorded in noninterest income. Interest income is included in net interest income.

AVAILABLE-FOR-SALE INVESTMENT SECURITIES:    All purchases of investment securities are generally classified as available-for-sale. However, classification of investment securities as either held to maturity or trading may be elected by management of the Corporation. Securities classified as available-for-sale are recorded at fair value, with unrealized gains and losses, net of the effect of deferred income taxes, excluded from earnings and reported in other comprehensive income. Auction rate money market preferred securities and preferred stocks are considered equity securities for federal income tax purposes, and as such, no estimated federal income tax impact is expected or recorded. Auction rate money market preferred securities and preferred stock are recorded at fair value, with unrealized gains and losses, considered not other-than-temporary, excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains and losses on the sale of available-for-sale investment securities are determined using the specific identification method.

Investment securities are reviewed quarterly for possible other-than-temporary impairment (“OTTI”). In determining whether an other-than-temporary impairment exists for debt securities, management must assert that: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. If these conditions are not met, the Corporation must recognize an other-than-temporary impairment charge through earnings for the difference between the debt security’s amortized cost basis and its fair value, and such amount is included in noninterest income. For debt securities that do not meet the above criteria, and the Corporation does not expect to recover the security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these debt securities, the Corporation separates the total impairment into the credit risk loss component and the amount of the loss related to market and other risk factors. In order to determine the amount of the credit loss for a debt security, the Corporation calculates the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows management expects to recover. The amount of the total other-than-temporary impairment related to the credit risk is recognized in earnings and is included in noninterest income. The amount of the total other-than-temporary impairment related to other risk factors is recognized as a component of other comprehensive income. For debt securities that have recognized an other-than-temporary impairment through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the cash flows expected to be collected is accreted as interest income.

Available-for-sale equity securities are reviewed for other-than-temporary impairment at each reporting date. This evaluation considers a number of factors including, but not limited to, the length of time and extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, and management’s ability and intent to hold the securities until fair value recovers. If it is determined that management does not have the ability and intent to hold the securities until recovery or that there are conditions that indicate that a security may not recover in value then the difference between the fair value and the cost of the security is recognized in earnings and is included in noninterest income. No such losses for debt or equity securities were recognized in 2011, 2010, or 2009.

LOANS:    Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loans losses, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the level yield method.

The accrual of interest on agricultural, commercial and mortgage loans is discontinued at the time the loan is 90 days or more past due unless the credit is well secured and in the process of collection. Consumer loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

For loans that are placed on non-accrual status or charged off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected is charged against the allowance for loan losses. The interest on these loans is accounted for on the cash-basis, until qualifying for return to accrual status. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.

ALLOWANCE FOR LOAN LOSSES:    The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are deemed to be impaired. For such loans that are also analyzed for specific allowance allocations, an allowance is established when the discounted cash flows or collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non classified loans and is based on historical loss experience. An unallocated component is maintained to cover uncertainties that management believes affect its estimate of probable losses based on qualitative factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Loans may be classified as impaired if they meet one or more of the following criteria:

1.  There has been a chargeoff of its principal balance;

2.  The loan has been classified as a troubled debt restructuring; or

3.  The loan is in nonaccrual status.

Impairment is measured on a loan by loan basis for agricultural and commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

LOANS HELD FOR SALE:    Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value as determined by aggregating outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, are recognized through a valuation allowance of which the provision is accounted for in other noninterest expenses in the consolidated statements of income.

Mortgage loans held for sale are sold with the mortgage servicing rights retained by the Corporation. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

TRANSFERS OF FINANCIAL ASSETS:    Transfers of financial assets, including mortgage loans and participation loans are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been legally isolated from the Corporation, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets and 3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Other than servicing, the Corporation has no substantive continuing involvement related to these loans.

SERVICING:    Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. The Corporation has no purchased servicing rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type, and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche. If the Corporation later determines that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the valuation allowance may be recorded as an increase to income. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. The unpaid principal balance of mortgages serviced for others was $304,626 and $309,882 with capitalized servicing rights of $2,374 and $2,667 at December 31, 2011 and 2010, respectively.

Servicing fee income is recorded for fees earned for servicing loans for others. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The Corporation recorded servicing fee revenue of $732, $760, and $724 related to residential mortgage loans serviced for others during 2011, 2010, and 2009, respectively and is included in other non interest income.

LOANS ACQUIRED THROUGH TRANSFER:    Authoritative accounting guidance related to acquired loans requires that a valuation allowance for loans acquired in a transfer, including in a business combination, reflect only losses incurred after acquisition, and should not be recorded at acquisition. This standard applies to any loan acquired in a transfer that shows evidence of credit quality deterioration since it was originated.

FORECLOSED ASSETS:    Assets acquired through, or in lieu, of loan foreclosure are held for sale and are initially recorded at the lower of the Corporation’s carrying amount or fair value less estimated selling costs at the date of transfer, establishing a new cost basis. Any write downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured at the amount by which the carrying amount of property exceeds its fair value. Costs relating to holding these assets are expensed as incurred. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of the Corporation’s carrying amount or fair value less costs to sell. Foreclosed assets of $1,876 and $2,067 as of December 31, 2011 and 2010, respectively, are included in Other Assets on the accompanying consolidated balance sheets.

PREMISES AND EQUIPMENT:    Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation which is computed principally by the straight-line method based upon the estimated useful lives of the related assets, which range from 3 to 40 years. Major improvements are capitalized and appropriately amortized based upon the useful lives of the related assets or the expected terms of the leases, if shorter, using the straight-line method. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. Management annually reviews these assets to determine whether carrying values have been impaired.

FDIC INSURANCE PREMIUM:    In 2009, the Corporation was required to prepay quarterly FDIC risk-based assessments for the fourth quarter of 2009 and each of the quarters in the years ending December 31, 2010, 2011 and 2012. The assessments for 2010 through 2012, which had a carrying balance of $2,588 and $3,586 as of December 31, 2011 and 2010, respectively, have been recorded as a prepaid asset in the accompanying consolidated balance sheets in Other Assets, and will be expensed on a ratable basis quarterly through December 31, 2012.

EQUITY SECURITIES WITHOUT READILY DETERMINABLE FAIR VALUES:    Included in equity securities without readily determinable fair values are restricted securities, which are carried at cost, and investments in nonconsolidated entities accounted for under the equity method of accounting.

Equity securities without readily determinable fair values consist of the following as of December 31:

	2011	2010
Federal Home Loan Bank Stock	$7,380	$7,596
Investment in Corporate Settlement Solutions	6,611	6,793
Federal Reserve Bank Stock	1,879	1,879
Investment in Valley Financial Corporation	1,000	1,000
Other	319	296

Total	$17,189	$17,564

EQUITY COMPENSATION PLAN:    At December 31, 2011, the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (the “Directors Plan”) had 218,023 shares eligible to be issued to participants, for which an associated grantor trust (Rabbi Trust) held 16,585 shares. The Corporation had 224,663 shares to be issued in 2010, with 32,686 shares held in the Rabbi Trust. Compensation costs relating to share based payment transactions are recognized in the consolidated financial statements as the services are rendered, with the cost measured based on the fair value of the equity or liability instruments issued (see “Equity Compensation Plan” in Note 17.) The Corporation has no other share-based compensation plans.

CORPORATE OWNED LIFE INSURANCE:    The Corporation has purchased life insurance policies on key members of management. In the event of death of one of these individuals, the Corporation would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value, or the amount that can be realized on the balance sheet dates. Increases in cash surrender value in excess of single premiums paid are reported as Other Noninterest Income.

As of December 31, 2011 and 2010, the present value of the post retirement benefits payable by the Corporation to the covered employees was estimated to be $2,633 and $2,573, respectively, and is included in Accrued Interest Payable and Other Liabilities on the consolidated balance sheets. The periodic policy maintenance costs were $60 and $68 for 2011 and 2010, respectively.

ACQUISITION INTANGIBLES AND GOODWILL:    The Corporation previously acquired branch facilities and related deposits in business combinations accounted for as a purchase. The acquisitions included amounts related to the valuation of customer deposit relationships (core deposit intangibles). Core deposit intangibles arising from acquisitions are included in Other Assets and are being amortized over their estimated lives and evaluated for potential impairment on at least an annual basis. Goodwill, which is included in Other Assets, represents the excess of purchase price over identifiable assets, is not amortized but is evaluated for impairment on at least an annual basis. Goodwill is typically qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired. If it is determined that the carrying balance of goodwill is more likely than not to be impaired, management performs a cash flow valuation to determine the extent of the potential impairment. Acquisition intangibles are tested for impairment with a cash flow valuation. This valuation method requires a significant degree of management judgment. In the event the projected undiscounted net operating cash flows for these intangible assets are less than the carrying value, the asset is recorded at fair value as determined by the valuation model.

OFF BALANCE SHEET CREDIT RELATED FINANCIAL INSTRUMENTS:    In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.

FEDERAL INCOME TAXES:    Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax assets or liability is determined based on the tax effects of the temporary differences between the book and tax bases on the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established, where necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

The Corporation analyzes its filing positions in the jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Corporation has also elected to retain its existing accounting policy with respect to the treatment of interest and penalties attributable to income taxes, and continues to reflect any charges for such, to the extent they arise, as a component of its noninterest expenses.

MARKETING COSTS:    Marketing costs are expensed as incurred (see Note 11).

RECLASSIFICATIONS:    Certain amounts reported in the 2010 and 2009 consolidated financial statements have been reclassified to conform with the 2011 presentation.

NOTE 2 — COMPUTATION OF EARNINGS PER SHARE

Basic earnings per share represents income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustments to income that would result from the assumed issuance. Potential common shares that may be issued by the Corporation relate solely to outstanding shares in the Directors Plan, see Note 17.

Earnings per common share have been computed based on the following:

	2011	2010	2009
Average number of common shares outstanding for basic calculation	7,572,841	7,541,676	7,517,276
Average potential effect of shares in the Directors Plan(1)	194,634	187,744	181,319

Average number of common shares outstanding used to calculate diluted earnings per common share	7,767,475	7,729,420	7,698,595

Net income	$10,210	$9,045	$7,800

Earnings per share
Basic	$1.35	$1.20	$1.04

Diluted	$1.31	$1.17	$1.01

(1)	Exclusive of shares held in the Rabbi Trust

NOTE 3 — ACCOUNTING STANDARDS UPDATES

Recently Adopted Accounting Standards Updates

Accounting Standards Update (ASU) No. 2010-06: “Improving Disclosures about Fair Value Measurement”

In January 2010, ASU No. 2010-06 amended Accounting Standards Codification (ASC) Topic 820 “Fair Value Measurements and Disclosures” to add new disclosures for: (1) significant transfers in and out of Level 1 and Level 2 fair value measurements and the reasons for the transfers and (2) presenting separately information about purchases, sales, issuances and settlements for Level 3 fair value instruments (as opposed to reporting activity as net).

ASU No. 2010-06 also clarified existing disclosures by requiring reporting entities to provide fair value measurement disclosures for each class of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.

The new authoritative guidance was effective for interim and annual periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements, which was effective for interim and annual periods beginning after December 15, 2010. The new guidance did not have a significant impact on the Corporation’s consolidated financial statements.

ASU No. 2011-01: “Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20.”

In January 2011, ASU No. 2011-01 amended ASC Topic 310, “Receivables” to temporarily delay the effective date of new disclosures related to troubled debt restructurings as required in ASU No. 2010-20, “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses”, which was initially intended to be effective for interim and annual periods ending after December 15, 2010. The effective date of the new disclosures about troubled debt restructurings was delayed to coordinate with the newly issued guidance for determining what constitutes a troubled debt restructuring (ASU No. 2011-02). The new disclosures were effective for interim and annual periods beginning on or after June 15, 2011 and increased the level of reporting disclosures related to troubled debt restructurings.

ASU No. 2011-02: “A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.”

In April 2011, ASU No. 2011-02 amended ASC Topic 310, “Receivables” to clarify authoritative guidance as to what loan modifications constitute concessions, and would therefore be considered a troubled debt restructuring. Classification as a troubled debt restructuring will automatically classify such loans as impaired. ASU No. 2011-02 clarifies that:

•

If a debtor does not otherwise have access to funds at a market rate for debt with similar risk characteristics as the modified debt, the modification would be considered to be at a below-market rate, which may indicate that the creditor has granted a concession.

•

A modification that results in a temporary or permanent increase in the contractual interest rate cannot be presumed to be at a rate that is at or above a market rate and therefore could still be considered a concession.

•	A creditor must consider whether a borrower’s default is “probable” on any of its debt in the foreseeable future when assessing financial difficulty.

•	A modification that results in an insignificant delay in payments is not a concession.

In addition, ASU No. 2011-02 clarifies that a creditor is precluded from using the effective interest rate test in the debtor’s guidance on modification of payables (ASC Topic 470, “Debt”) when evaluating whether a modification constitutes a troubled debt restructuring. The new authoritative guidance was effective for interim and annual periods beginning on or after June 15, 2011 and increased the volume of loans that the Corporation classified as troubled debt restructurings and required additional disclosures (see Note 6 – Loans and Allowance for Loan Losses).

ASU No. 2011-08: “Testing Goodwill for Impairment”

In September 2011, ASU No. 2011-08 amended ASC Topic 350, “Goodwill and Other” to simplify the testing of goodwill impairments. This update will allow for a qualitative assessment of goodwill to determine whether or not it is necessary to perform the two-step impairment test described in ASC Topic 350. While the new authoritative guidance is effective for fiscal years beginning after December 15, 2011, the Corporation elected to early adopt the guidance as of December 31, 2011. The new guidance did not have any impact on the Corporation’s consolidated financial statements.

Pending Accounting Standards Updates

ASU No. 2011-03: “Reconsideration of Effective Control for Repurchase Agreements”

In April 2011, ASU No. 2011-03 amended ASC Topic 310, “Transfers and Servicing” to eliminate from the assessment of effective control, the criteria calling for the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed upon terms, even in the event of the transferee’s default. The assessment of effective control should instead focus on the transferor’s contractual rights and obligations. The new authoritative guidance is effective for interim and annual periods beginning on or after December 15, 2011 and is not expected to impact the Corporation’s consolidated financial statements.

ASU No. 2011-04: “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”

In May 2011, ASU No. 2011-04 amended ASC Topic 820, “Fair Value Measurement” to align fair value measurements and disclosures in U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS). The ASU changes the wording used to describe the requirements in GAAP for measuring fair value and disclosures about fair value.

The ASU clarifies the application of existing fair value measurements and disclosure requirements related to:

•	The application of highest and best use and valuation premise concepts.

•	Measuring the fair value of an instrument classified in a reporting entity’s stockholders’ equity.

•	Disclosure about fair value measurements within Level 3 of the fair value hierarchy.

The ASU also changes particular principles or requirements for measuring fair value and disclosing information measuring fair value and disclosures related to:

•	Measuring the fair value of financial instruments that are managed within a portfolio.

•	Application of premiums and discounts in a fair value measurement.

The new authoritative guidance is effective for interim and annual periods beginning on or after December 15, 2011 and is not expected to have a significant impact on the Corporation’s consolidated financial statements.

ASU No. 2011-05: “Presentation of Comprehensive Income”

In June 2011, ASU No. 2011-05 amended ASC Topic 220, “Comprehensive Income” to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. In addition, to increase the prominence of items reported in other comprehensive income, and to facilitate the convergence of GAAP and IFRS, the FASB eliminated the option to present components of other comprehensive income as part of the statement of changes in shareholders’ equity.

The new authoritative guidance is effective for interim and annual periods beginning on or after December 15, 2011 and is not expected to have a significant impact on Corporation’s consolidated financial statements since the Corporation has always elected to present a separate statement of comprehensive income.

NOTE 4 — TRADING SECURITIES

Trading securities, at fair value, consist of the following investments at December 31:

	2011	2010
States and political subdivisions	$4,710	$5,837

Included in the net trading losses of $78 during 2011, were $60 of net trading losses on securities that relate to the Corporation’s trading portfolio as of December 31, 2011. Included in net trading gains of $94 during 2010, were $74 of net trading gains on securities that relate to the Corporation’s trading portfolio as of December 31, 2010.

NOTE 5 — AVAILABLE-FOR-SALE INVESTMENT SECURITIES

The amortized cost and fair value of available-for-sale investment securities, with gross unrealized gains and losses, are as follows as of December 31:

	2011
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Government sponsored enterprises	$395	$2	$—	$397
States and political subdivisions	166,832	8,157	51	174,938
Auction rate money market preferred	3,200	—	1,151	2,049
Preferred stocks	6,800	—	1,767	5,033
Mortgage-backed securities	140,842	2,807	47	143,602
Collateralized mortgage obligations	96,545	2,556	—	99,101

Total	$414,614	$13,522	$3,016	$425,120

	2010
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Government sponsored enterprises	$5,394	$10	$—	$5,404
States and political subdivisions	167,328	3,349	960	169,717
Auction rate money market preferred	3,200	—	335	2,865
Preferred stocks	7,800	—	864	6,936
Mortgage-backed securities	101,096	1,633	514	102,215
Collateralized mortgage obligations	44,617	103	1,133	43,587

Total	$329,435	$5,095	$3,806	$330,724

The amortized cost and fair value of available-for-sale securities by contractual maturity at December 31, 2011 are as follows:

	Maturing				Securities With Variable Monthly Payments or
		After One	After Five
	Due in	Year But	Years But		Continual
	One Year	Within	Within	After	Call
	or Less	Five Years	Ten Years	Ten Years	Dates	Total
Government sponsored enterprises	$—	$—	$395	$—	$—	$395
States and political subdivisions	8,381	34,610	87,436	36,405	—	166,832
Auction rate money market preferred	—	—	—	—	3,200	3,200
Preferred stocks	—	—	—	—	6,800	6,800
Mortgage-backed securities	—	—	—	—	140,842	140,842
Collateralized mortgage obligations	—	—	—	—	96,545	96,545

Total amortized cost	$8,381	$34,610	$87,831	$36,405	$247,387	$414,614

Fair value	$8,441	$35,904	$93,586	$37,404	$249,785	$425,120

Expected maturities for government sponsored enterprises and states and political subdivisions may differ from contractual maturities because issuers may have the right to call or prepay obligations.

As auction rate money market preferreds and preferred stocks have continual call dates, they are not reported by a specific maturity group. Because of their variable monthly payments, mortgage-backed securities and collateralized mortgage obligations are not reported by a specific maturity group.

A summary of the activity related to the sale of available-for-sale debt securities is as follows during the years ended December 31:

	2011	2010	2009
Proceeds from sales of securities	$8,877	$18,303	$32,204

Gross realized gains	$3	$351	$648
Gross realized losses	—	(3)	—

Net realized gains	$3	$348	$648

Applicable income tax expense	$1	$118	$220

The cost basis used to determine the realized gains or losses of securities sold was the amortized cost of the individual investment security as of the trade date.

Information pertaining to available-for-sale securities with gross unrealized losses at December 31 aggregated by investment category and length of time that individual securities have been in continuous loss position, follows:

	2011
	Less Than Twelve Months		Over Twelve Months
	Gross		Gross		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized
	Losses	Value	Losses	Value	Losses
States and political subdivisions	$51	$1,410	$—	$—	$51
Auction rate money market preferred	—	—	1,151	2,049	1,151
Preferred stocks	—	—	1,767	5,033	1,767
Mortgage-backed securities	47	24,291	—	—	47

Total	$98	$25,701	$2,918	$7,082	$3,016

Number of securities in an unrealized loss position:		6		6	12

	2010
	Less Than Twelve Months		Over Twelve Months
	Gross		Gross		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized
	Losses	Value	Losses	Value	Losses
States and political subdivisions	$960	$29,409	$—	$—	$960
Auction rate money market preferred	—	—	335	2,865	335
Preferred stocks	—	—	864	2,936	864
Mortgage-backed securities	514	38,734	—	—	514
Collateralized mortgage obligations	1,133	33,880	—	—	1,133

Total	$2,607	$102,023	$1,199	$5,801	$3,806

Number of securities in an unrealized loss position:		82		4	86

As a result of market conditions associated with certain auction rate money market preferred investment securities, $7,800 of the Corporation’s initial investment of $11,000 converted to preferred stocks with debt like characteristics in 2009. Due to the limited trading of these securities in 2009 and 2010, the Corporation utilized a discounted cash flow analysis to determine fair values on December 31, 2010. This analysis considered the creditworthiness of the counterparty, the timing of expected future cash flows, the current volume of trading activity, and recent trade prices. The discount rates used were determined by using the interest rates of similarly rated financial institution’s debt based on the weighted average of a range of terms for corporate bond interest rates, which were obtained from published sources and ranged from 3.90% to 6.90% as of December 31, 2010. During 2011, the markets for these securities have normalized and established regular trading patterns. As such, the Corporation determined the fair value for these securities based on quoted prices for identical securities, or based on quoted prices for similar securities as of December 31, 2011.

As of December 31, 2011 and December 31, 2010, management conducted an analysis to determine whether all securities currently in an unrealized loss position, including auction rate money market preferred securities and preferred stocks, should be considered other-than-temporarily-impaired (“OTTI”). Such analyses considered, among other factors, the following criteria:

•	Has the value of the investment declined more than what is deemed to be reasonable based on a risk and maturity adjusted discount rate?

•	Is the investment credit rating below investment grade?

•	Is it probable that the issuer will be unable to pay the amount when due?

•	Is it more likely than not that the Corporation will not have to sell the security before recovery of its cost basis?

•	Has the duration of the investment been extended?

As of December 31, 2011, the Corporation held an auction rate money market preferred security and preferred stocks which continued to be in an unrealized loss position as a result of the securities’ interest rates, as they are currently lower than the offering rates of securities with similar characteristics. Management has determined that any declines in the fair value of these securities are the result of changes in interest rates and not risks related to the underlying credit quality of the security. Additionally, none of these securities are deemed to be below investment grade, management does not intend to sell the securities in an unrealized loss position, and it is more likely than not that the Corporation will not have to sell the securities before recovery of their cost basis. As a result, the Corporation has not recognized an other-than-temporary impairment related to these declines in fair value.

Based on the Corporation’s analysis using the above criteria, the fact that management has asserted that it does not have the intent to sell these securities in an unrealized loss position, and that it is more likely than not the Corporation will not have to sell the securities before recovery of their cost basis, management does not believe that the values of any such securities are other-than-temporarily impaired as of as of December 31, 2011 or 2010.

NOTE 6 — LOANS AND ALLOWANCE FOR LOAN LOSSES (ALLL)

The Corporation grants commercial, agricultural, residential, and consumer loans to customers situated primarily in Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw counties in Michigan. The ability of the borrowers to honor their repayment obligations is often dependent upon the real estate, agricultural, light manufacturing, retail, gaming and tourism, higher education, and general economic conditions of this region. Substantially all of the consumer and residential mortgage loans are secured by various items of property, while commercial loans are secured primarily by real estate, business assets, and personal guarantees; a portion of loans are unsecured.

Loans that management has the intent and ability to hold in its portfolio are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loans losses, and any deferred fees or costs. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the level yield method.

The accrual of interest on agricultural, commercial and mortgage loans is typically discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Consumer loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

For loans that are placed on nonaccrual status or charged off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected, is charged against the allowance for loan losses. The interest on these loans is accounted for on the cash basis, until qualifying for return to accrual status. Loans are returned to accrual status after six months of continuous performance. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.

Commercial and agricultural loans include loans for commercial real estate, commercial operating loans, farmland and agricultural production, and state and political subdivisions. Repayment of these loans is often dependent upon the successful operation and management of a business; thus, these loans generally involve greater risk than other types of lending. The Corporation minimizes its risk by limiting the amount of loans to any one borrower to $12,500. Borrowers with credit needs of more than $12,500 are serviced through the use of loan participations with other commercial banks. Commercial and agricultural real estate loans generally require loan-to-value limits of less than 80%. Depending upon the type of loan, past credit history, and current operating results, the Corporation may require the borrower to pledge accounts receivable, inventory, and property and equipment. Personal guarantees are generally required from the owners of closely held corporations, partnerships, and sole proprietorships. In addition, the Corporation requires annual financial statements, prepares cash flow analyses, and reviews credit reports as deemed necessary.

The Corporation offers adjustable rate mortgages, fixed rate balloon mortgages, construction loans, and fixed rate mortgage loans which typically have amortization periods up to a maximum of 30 years. Fixed rate loans with an amortization of greater than 15 years are generally sold upon origination to the Federal Home Loan Mortgage Corporation. Fixed rate residential mortgage loans with an amortization of 15 years or less may be held in the Corporation’s portfolio, held for future sale, or sold upon origination. Factors used in determining when to sell these mortgages include management’s judgment about the direction of interest rates, the Corporation’s need for fixed rate assets in the management of its interest rate sensitivity, and overall loan demand.

Lending policies generally limit the maximum loan-to-value ratio on residential mortgages to 95% of the lower of the appraised value of the property or the purchase price, with the condition that private mortgage insurance is required on loans with loan to value ratios in excess of 80%. Substantially all loans upon origination have a loan to value ratio of less than 80%. Underwriting criteria for residential real estate loans include: evaluation of the borrower’s ability to make monthly payments, the value of the property securing the loan, ensuring the payment of principal, interest, taxes, and hazard insurance does not exceed 28% of a borrower’s gross income, all debt servicing does not exceed 36% of income, acceptable credit reports, verification of employment, income, and financial information. Appraisals are performed by independent appraisers and reviewed internally. All mortgage loan requests are reviewed by a mortgage loan committee or through a secondary market automated underwriting system; loans in excess of $400 require the approval of the Bank’s Internal Loan Committee, Board of Directors, or the Board of Director’s Loan Committee.

Consumer loans include automobile loans, secured and unsecured personal loans, and overdraft protection related loans. Loans are amortized generally for a period of up to 6 years. The underwriting emphasis is on a borrower’s perceived intent and ability to pay rather than collateral value. No consumer loans are sold to the secondary market.

The ALLL is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the ALLL when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The ALLL is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The primary factors behind the determination of the level of the ALLL are specific allocations for impaired loans, historical loss percentages, as well as unallocated components. Specific allocations for impaired loans are primarily determined based on the difference between the net realizable value of the loan’s underlying collateral or the net present value of the projected payment stream and its recorded investment. Historical loss allocations are calculated at the loan class and segment levels based on a migration analysis of the loan portfolio over the preceding three years. An unallocated component is maintained to cover uncertainties that management believes affect its estimate of probable losses based on qualitative factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Allowance for Loan Losses

A summary of changes in the allowance for loan losses (ALLL) and the recorded investment in loans by segments follows:

Allowance for Credit Losses and Recorded Investment in Loans
Year Ended December 31, 2011

	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
Allowance for loan losses
January 1, 2011	$6,048	$1,033	$3,198	$605	$1,489	$12,373
Loans charged off	(1,863)	(121)	(2,240)	(552)	—	(4,776)
Recoveries	460	1	177	314	—	952
Provision for loan losses	1,639	90	1,845	266	(14)	3,826

December 31, 2011	$6,284	$1,003	$2,980	$633	$1,475	$12,375

Allowance for loan losses as of December 31, 2011
Individually evaluated for impairment	$2,152	$822	$1,146	$—	$—	$4,120
Collectively evaluated for impairment	4,132	181	1,834	633	1,475	8,255

Total	$6,284	$1,003	$2,980	$633	$1,475	$12,375

Loans as of December 31, 2011
Individually evaluated for impairment	$14,097	$3,384	$7,664	$105		$25,250
Collectively evaluated for impairment	351,617	71,261	270,696	31,467		725,041

Total	$365,714	$74,645	$278,360	$31,572		$750,291

Allowance for Credit Losses and Recorded Investment in Loans
Year Ended December 31, 2010

	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
Allowance for loan losses
January 1, 2010	$5,531	$731	$3,590	$626	$2,501	$12,979
Loans charged off	(3,731)	—	(2,524)	(596)	—	(6,851)
Recoveries	452	1	638	297	—	1,388
Provision for loan losses	3,796	301	1,494	278	(1,012)	4,857

December 31, 2010	$6,048	$1,033	$3,198	$605	$1,489	$12,373

Allowance for loan losses as of December 31, 2010
Individually evaluated for impairment	$490	$558	$732	$—	$—	$1,780
Collectively evaluated for impairment	5,558	475	2,466	605	1,489	10,593

Total	$6,048	$1,033	$3,198	$605	$1,489	$12,373

Loans as of December 31, 2010
Individually evaluated for impairment	$4,939	$2,196	$4,865	$48		$12,048
Collectively evaluated for impairment	343,913	69,250	279,164	30,929		723,256

Total	$348,852	$71,446	$284,029	$30,977		$735,304

Following is a summary of changes in the ALLL for the year ended December 31, 2009:

January 1, 2009	$11,982
Loans charged off	(6,642)
Recoveries	1,546
Provision for loan losses	6,093

December 31, 2009	$12,979

Credit Quality Indicators

The following table displays the credit quality indicators for commercial and agricultural credit exposures based on internally assigned credit ratings as of December 31:

	2011
	Commercial			Agricultural
	Real Estate	Other	Total	Real Estate	Other	Total
Rating
2 — High quality	$11,113	$11,013	$22,126	$3,583	$1,390	$4,973
3 — High satisfactory	90,064	29,972	120,036	11,154	5,186	16,340
4 — Low satisfactory	118,611	57,572	176,183	24,253	15,750	40,003
5 — Special mention	15,482	4,200	19,682	3,863	2,907	6,770
6 — Substandard	19,017	4,819	23,836	1,640	4,314	5,954
7 — Vulnerable	187	—	187	—	—	—
8 — Doubtful	3,621	43	3,664	190	415	605

Total	$258,095	$107,619	$365,714	$44,683	$29,962	$74,645

	2010
	Commercial			Agricultural
	Real Estate	Other	Total	Real Estate	Other	Total
Rating
2 — High quality	$10,995	$13,525	$24,520	$3,792	$1,134	$4,926
3 — High satisfactory	74,912	30,322	105,234	11,247	3,235	14,482
4 — Low satisfactory	119,912	57,403	177,315	22,384	14,862	37,246
5 — Special mention	19,560	6,507	26,067	4,169	3,356	7,525
6 — Substandard	10,234	1,104	11,338	2,654	4,613	7,267
7 — Vulnerable	3,339	54	3,393	—	—	—
8 — Doubtful	858	127	985	—	—	—

Total	$239,810	$109,042	$348,852	$44,246	$27,200	$71,446

Internally assigned risk ratings are reviewed, at a minimum, when loans are renewed or when management has knowledge of improvements or deterioration of the credit quality of individual credits. Descriptions of the internally assigned risk ratings for commercial and agricultural loans are as follows:

1.    EXCELLENT — Substantially Risk Free

Credit has strong financial condition and solid earnings history, characterized by:

•	High liquidity, strong cash flow, low leverage.

•	Unquestioned ability to meet all obligations when due.

•	Experienced management, with management succession in place.

•	Secured by cash.

2.    HIGH QUALITY — Limited Risk

Credit with sound financial condition and has a positive trend in earnings supplemented by:

•	Favorable liquidity and leverage ratios.

•	Ability to meet all obligations when due.

•	Management with successful track record.

•	Steady and satisfactory earnings history.

•	If loan is secured, collateral is of high quality and readily marketable.

•	Access to alternative financing.

•	Well defined primary and secondary source of repayment.

•	If supported by guaranty, the financial strength and liquidity of the guarantor(s) are clearly evident.

3.    HIGH SATISFACTORY — Reasonable Risk

Credit with satisfactory financial condition and further characterized by:

•	Working capital adequate to support operations.

•	Cash flow sufficient to pay debts as scheduled.

•	Management experience and depth appear favorable.

•	Loan performing according to terms.

•	If loan is secured, collateral is acceptable and loan is fully protected.

4.    LOW SATISFACTORY — Acceptable Risk

Credit with bankable risks, although some signs of weaknesses are shown:

•	Would include most start-up businesses.

•	Occasional instances of trade slowness or repayment delinquency — may have been 10-30 days slow within the past year.

•	Management’s abilities are apparent, yet unproven.

•	Weakness in primary source of repayment with adequate secondary source of repayment.

•	Loan structure generally in accordance with policy.

•	If secured, loan collateral coverage is marginal.

•	Adequate cash flow to service debt, but coverage is low.

To be classified as less than satisfactory, only one of the following criteria must be met.

5.    SPECIAL MENTION — Criticized

Credit constitutes an undue and unwarranted credit risk but not to the point of justifying a classification of substandard. The credit risk may be relatively minor yet constitute an unwarranted risk in light of the circumstances surrounding a specific loan:

•	Downward trend in sales, profit levels and margins.

•	Impaired working capital position.

•	Cash flow is strained in order to meet debt repayment.

•	Loan delinquency (30-60 days) and overdrafts may occur.

•	Shrinking equity cushion.

•	Diminishing primary source of repayment and questionable secondary source.

•	Management abilities are questionable.

•	Weak industry conditions.

•	Litigation pending against the borrower.

•	Collateral / guaranty offers limited protection.

•	Negative debt service coverage, however the credit is well collateralized and payments are current.

6.    SUBSTANDARD — Classified

Credit where the borrower’s current net worth, paying capacity, and value of the collateral pledged is inadequate. There is a distinct possibility that the Corporation will implement collection procedures if the loan deficiencies are not corrected. In addition, the following characteristics may apply:

•	Sustained losses have severely eroded the equity and cash flow.

•	Deteriorating liquidity.

•	Serious management problems or internal fraud.

•	Original repayment terms liberalized.

•	Likelihood of bankruptcy.

•	Inability to access other funding sources.

•	Reliance on secondary source of repayment.

•	Litigation filed against borrower.

•	Collateral provides little or no value.

•	Requires excessive attention of the loan officer.

•	Borrower is uncooperative with loan officer.

7.    VULNERABLE — Classified

Credit is considered “Substandard” and warrants placing on nonaccrual. Risk of loss is being evaluated and exit strategy options are under review. Other characteristics that may apply:

•	Insufficient cash flow to service debt.

•	Minimal or no payments being received.

•	Limited options available to avoid the collection process.

•	Transition status, expect action will take place to collect loan without immediate progress being made.

8.    DOUBTFUL — Workout

Credit has all the weaknesses inherent in a “Substandard” loan with the added characteristic that collection and/or liquidation is pending. The possibility of a loss is extremely high, but its classification as a loss is deferred until liquidation procedures are completed, or reasonably estimable. Other characteristics that may apply:

•	Normal operations are severely diminished or have ceased.

•	Seriously impaired cash flow.

•	Original repayment terms materially altered.

•	Secondary source of repayment is inadequate.

•	Survivability as a “going concern” is impossible.

•	Collection process has begun.
•	Bankruptcy petition has been filed.

•	Judgments have been filed.

•	Portion of the loan balance has been charged-off.

9.    LOSS — Charge off

Credits are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification is for charged off loans but does not mean that the asset has absolutely no recovery or salvage value. These loans are further characterized by:

•	Liquidation or reorganization under bankruptcy, with poor prospects of collection.

•	Fraudulently overstated assets and/or earnings.

•	Collateral has marginal or no value.

•	Debtor cannot be located.

•	Over 120 days delinquent.

The Corporation’s primary credit quality indicators for residential real estate and consumer loans is the individual loan’s past due aging. The following tables summarize the Corporation’s past due and current loans as of December 31:

	2011
	Accruing Interest and Past Due:		Nonaccrual	Total Past Due and Nonaccrual	Current	Total

	30-89	90 Days
	Days	or More
Commercial
Commercial real estate	$1,721	$364	$4,176	$6,261	$251,834	$258,095
Commercial other	426	3	25	454	107,165	107,619

Total commercial	2,147	367	4,201	6,715	358,999	365,714

Agricultural
Agricultural real estate	—	99	189	288	44,395	44,683
Agricultural other	2	—	415	417	29,545	29,962

Total agricultural	2	99	604	705	73,940	74,645

Residential mortgage
Senior liens	3,004	124	1,292	4,420	213,181	217,601
Junior liens	235	40	94	369	20,877	21,246
Home equity lines of credit	185	125	198	508	39,005	39,513

Total residential mortgage	3,424	289	1,584	5,297	273,063	278,360

Consumer
Secured	158	5	—	163	26,011	26,174
Unsecured	23	—	—	23	5,375	5,398

Total consumer	181	5	—	186	31,386	31,572

Total	$5,754	$760	$6,389	$12,903	$737,388	$750,291

	2010
	Accruing Interest and Past Due:		Nonaccrual	Total Past Due and Nonaccrual	Current	Total

	30-89	90 Days
	Days	or More
Commercial
Commercial real estate	$4,814	$125	$4,001	$8,940	$230,870	$239,810
Commercial other	381	—	139	520	108,522	109,042

Total commercial	5,195	125	4,140	9,460	339,392	348,852

Agricultural
Agricultural real estate	92	—	—	92	44,154	44,246
Agricultural other	4	50	—	54	27,146	27,200

Total agricultural	96	50	—	146	71,300	71,446

Residential mortgage
Senior liens	5,265	310	1,421	6,996	213,003	219,999
Junior liens	476	—	49	525	26,187	26,712
Home equity lines of credit	598	—	—	598	36,720	37,318

Total residential mortgage	6,339	310	1,470	8,119	275,910	284,029

Consumer
Secured	298	—	—	298	24,781	25,079
Unsecured	10	1	—	11	5,887	5,898

Total consumer	308	1	—	309	30,668	30,977

Total	$11,938	$486	$5,610	$18,034	$717,270	$735,304

December 31, 2009	$10,305	$768	$8,522	$19,595	$703,721	$723,316

Impaired Loans

As a result of adopting the amendments in ASU No. 2011-02, the Corporation reassessed all loan restructurings that occurred on or after January 1, 2011 for identification as troubled debt restructurings (TDR’s). The Corporation identified as TDR’s certain loans for which the allowance for loan losses had previously been measured under a general allowance for loan losses methodology. Upon identifying those loans as TDR’s, the Corporation classified them as impaired. The amendments in ASU No. 2011-02 require retrospective application of the impairment measurement guidance for those loans newly identified as impaired during the period. The Corporation’s recorded investment in loans for which the allowance for credit losses was previously measured under a general allowance for credit losses methodology and are now impaired was $5,136, with a specific valuation allowance of $1,022 as of December 31, 2011.

Loans may be classified as impaired if they meet one or more of the following criteria:

1.   There has been a chargeoff of its principal balance (in whole or in part);

2.   The loan has been classified as a TDR; or

3.   The loan is in nonaccrual status.

Impairment is measured on a loan by loan basis for commercial, commercial real estate loans, agricultural, or agricultural mortgage loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Interest income is recognized on impaired loans in nonaccrual status on the cash basis, but only after all principal has been collected. For impaired loans not in nonaccrual status, interest income is recognized daily as earned according to the terms of the loan agreement.

The following is a summary of information pertaining to impaired loans as of and for the year ended December 31:

	2011			2011 Year to Date
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Average Outstanding Balance	Interest Income Recognized
Impaired loans with a valuation allowance
Commercial real estate	$5,014	$5,142	$1,881	$4,012	$247
Commercial other	734	734	271	376	25
Agricultural real estate	—	—	—	9	—
Agricultural other	2,689	2,689	822	2,443	138
Residential mortgage senior liens	7,269	8,825	1,111	5,781	331
Residential mortgage junior liens	195	260	35	184	11

Total impaired loans with a valuation allowance	15,901	17,650	4,120	12,805	752

Impaired loans without a valuation allowance
Commercial real estate	7,984	10,570		4,863	375
Commercial other	365	460		267	10
Agricultural real estate	190	190		180	—
Agricultural other	505	625		253	18
Residential mortgage senior liens	2	2		202	—
Home equity lines of credit	198	498		99	12
Consumer secured	105	114		77	4

Total impaired loans without a valuation allowance	9,349	12,459		5,941	419

Impaired loans
Commercial	14,097	16,906	2,152	9,518	657
Agricultural	3,384	3,504	822	2,885	156
Residential mortgage	7,664	9,585	1,146	6,266	354
Consumer	105	114	—	77	4

Total impaired loans	$25,250	$30,109	$4,120	$18,746	$1,171

	2010			2010 Year to Date
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Average Outstanding Balance	Interest Income Recognized
Impaired loans with a valuation allowance
Commercial real estate	$3,010	$4,110	$472	$2,482	$90
Commercial other	18	18	18	259	1
Agricultural other	2,196	2,196	558	1,098	143
Residential mortgage senior liens	4,292	5,236	698	5,045	187
Residential mortgage junior liens	172	250	34	205	7
Consumer	—	—	—	12	—

Total impaired loans with a valuation allowance	9,688	11,810	1,780	9,101	428

Impaired loans without a valuation allowance
Commercial real estate	1,742	2,669		2,738	147
Commercial other	169	269		145	20
Agricultural real estate	—	—		106	—
Residential mortgage senior liens	401	501		201	26
Home equity lines of credit	—	—		8	—
Consumer secured	48	85		55	5

Total impaired loans without a valuation allowance	2,360	3,524		3,253	198

Impaired loans
Commercial	4,939	7,066	490	5,624	258
Agricultural	2,196	2,196	558	1,204	143
Residential mortgage	4,865	5,987	732	5,459	220
Consumer	48	85	—	67	5

Total impaired loans	$12,048	$15,334	$1,780	$12,354	$626

2009
Impaired loans with a valuation allowance	$3,757
Impaired loans without a valuation allowance	8,897

Total impaired loans	$12,654

Valuation allowance related to impaired loans	$612
Year to date average outstanding balance of impaired loans	$13,249
Year to date interest income recognized on impared loans	$340

The Corporation had committed to advance $243 in connection with impaired loans, which include TDR’s, as of December 31, 2011. No additional funds were committed to be advanced in connection with impaired loans, as of December 31, 2010.

Troubled Debt Restructurings

Loan modifications are considered to be TDR’s when the modification includes terms outside of normal lending practices to a borrower who is experiencing financial difficulties.

Typical concessions granted include, but are not limited to:

1.   Agreeing to interest rates below prevailing market rates for debt with similar risk characteristics.

2.  Extending the amortization period beyond typical lending guidelines for debt with similar risk characteristics.

3.  Forbearance of principal.

4.  Forbearance of accrued interest.

To determine if a borrower is experiencing financial difficulties, the Corporation considers if:

1.  The borrower is currently in default on any of their debt.

2.  It is likely that the borrower would default on any of their debt if the concession was not granted.

3.  The borrower’s cash flow was sufficient to service all of their debt if the concession was not granted.

4.  The borrower has declared, or is in the process of declaring, bankruptcy.

5.  The borrower is a going concern (if the entity is a business).

The following is a summary of information pertaining to TDR’s during 2011:

	Number of Loans	Pre- Modification Recorded Investment	Post- Modification Recorded Investment
Commercial
Commercial real estate	1	$408	$408
Commercial other	42	12,575	12,132

Total commercial	43	12,983	12,540

Agricultural other	8	1,321	1,321
Residential mortgage senior liens	36	3,915	3,865
Consumer
Secured	7	69	69
Unsecured	2	20	20

Total consumer	9	89	89

Total	$96	$18,308	$17,815

The following tables summarize concessions granted by the Corporation to borrowers in financial difficulties during 2011:

	Below Market Interest Rate		Below Market Interest Rate and Extension of Amortization Period
	Number of Loans	Pre- Modification Recorded Investment	Number of Loans	Pre- Modification Recorded Investment
Commercial
Commercial real estate	1	$408	—	$—
Commercial other	38	9,932	4	2,643

Total commercial	39	10,340	4	2,643

Agricultural other	8	1,321	—	—
Residential mortgage Senior liens	19	2,161	17	1,754
Consumer
Secured	6	65	1	4
Unsecured	—	—	2	20

Total consumer	6	65	3	24

Total	72	$13,887	24	$4,421

The Corporation did not restructure any loans through the forbearance of principal or accrued interest during 2011.

Based on the Corporation’s historical loss experience, losses associated with TDR’s are not significantly different than other impaired loans within the same loan segment. As such, TDR’s, including TDR’s that have been modified in the past 12 months that subsequently defaulted, are analyzed in the same manner as other impaired loans within their respective loan segment. The Corporation had no loans that were modified as troubled debt restructurings since January 1, 2010 that subsequently defaulted.

The following is a summary of TDR loan balances as of December 31:

	2011	2010	2009
Troubled debt restructurings	$18,756	$5,763	$4,977

NOTE 7 — PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31 follows:

	2011	2010
Land	$5,174	$4,694
Buildings and improvements	22,397	21,502
Furniture and equipment	26,926	25,822

Total	54,497	52,018
Less: accumulated depreciation	29,871	27,391

Premises and equipment, net	$24,626	$24,627

Depreciation expense amounted to $2,521, $2,522 and $2,349 in 2011, 2010, and 2009, respectively.

NOTE 8 — GOODWILL AND OTHER INTANGIBLE ASSETS

The carrying amount of goodwill was $45,618 at December 31, 2011 and 2010.

Identifiable intangible assets at year end were as follows:

	2011
	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Core deposit premium resulting from acquisitions	$5,373	$4,199	$1,174

	2010
	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Core deposit premium resultingfrom acquisitions	$5,373	$3,900	$1,473

Amortization expense associated with identifiable intangible assets was $299, $338, and $375 in 2011, 2010, and 2009, respectively.

Estimated amortization expense associated with identifiable intangibles for each of the next five years succeeding December 31, 2011, and thereafter is as follows:

Year	Amount
2012	$260
2013	221
2014	183
2015	145
2016	106
Thereafter	259

$1,174

NOTE 9 — DEPOSITS

Scheduled maturities of time deposits for the next five years, and thereafter, are as follows:

Year	Amount
2012	$265,299
2013	63,290
2014	46,802
2015	55,493
2016	43,601
Thereafter	7,052

$481,537

Interest expense on time deposits greater than $100 was $4,302 in 2011, $4,427 in 2010, and $5,246 in 2009.

NOTE 10 — BORROWED FUNDS

Borrowed funds consist of the following obligations at December 31:

	2011		2010
	Amount	Rate	Amount	Rate
Federal Home Loan Bank advances	$142,242	3.16%	$113,423	3.64%
Securities sold under agreements to repurchase without stated maturity dates	57,198	0.25%	45,871	0.25%
Securities sold under agreements to repurchase with stated maturity dates	16,696	3.51%	19,623	3.28%
Federal funds purchased	—	—	16,000	0.60%

Total	$216,136	2.42%	$194,917	2.56%

The Federal Home Loan Bank borrowings are collateralized by U.S. government and federal agency securities and a blanket lien on all qualified 1-to-4 family mortgage loans. Advances are also secured by FHLB stock owned by the Corporation. The Corporation had the ability to borrow up to an additional $110,069, based on the assets currently pledged as collateral.

The maturity and weighted average interest rates of FHLB advances are as follows as of December 31:

	2011		2010
	Amount	Rate	Amount	Rate
Fixed rate advances due 2011	$—	—	$10,086	3.96%
One year putable advances due 2011	—	—	1,000	4.75%
Fixed rate advances due 2012	17,000	2.97%	17,000	2.97%
One year putable advances due 2012	15,000	4.10%	15,000	4.10%
Fixed rate advances due 2013	5,242	4.14%	5,337	4.14%
One year putable advances due 2013	5,000	3.15%	5,000	3.15%
Fixed rate advances due 2014	25,000	3.16%	25,000	3.16%
Fixed rate advances due 2015	45,000	3.30%	25,000	4.63%
Fixed rate advances due 2016	10,000	2.15%	—	—
Fixed rate advances due 2017	20,000	2.56%	10,000	2.35%

Total	$142,242	3.16%	$113,423	3.64%

Securities sold under agreements to repurchase are classified as secured borrowings. Securities sold under agreements to repurchase without stated maturity dates generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The securities underlying the agreements have a fair value of $99,869 and $86,381 at December 31, 2011 and 2010, respectively. Such securities remain under the control of the Corporation. The Corporation may be required to provide additional collateral based on the fair value of underlying securities.

The maturity and weighted average interest rates of securities sold under agreements to repurchase with stated maturity dates are as follows at December 31:

	2011		2010
	Amount	Rate	Amount	Rate
Repurchase agreements due 2011	$—	—	$858	1.51%
Repurchase agreements due 2012	428	2.08%	1,013	2.21%
Repurchase agreements due 2013	5,000	4.51%	5,127	4.45%
Repurchase agreements due 2014	10,869	3.12%	12,087	3.00%
Repurchase agreements due 2015	399	3.25%	538	3.25%

Total	$16,696	3.51%	$19,623	3.28%

Securities sold under repurchase agreements without stated maturity dates, federal funds purchased, and Federal Reserve Bank discount window advances generally mature within one to four days from the transaction date. The following table provides a summary of short term borrowings for the years ended December 31:

	2011			2010
	Maximum Month-End Balance	YTD Average Balance	Weighted Average Interest Rate During the Period	Maximum Month-End Balance	YTD Average Balance	Weighted Average Interest Rate During the Period
Securities sold under agreements to repurchase without stated maturity dates	$57,198	$45,397	0.25%	$56,410	$44,974	0.28%
Federal funds purchased	18,300	3,467	0.51%	16,000	333	0.60%
Federal Reserve Bank discount window advance	—	—	—	7,500	103	0.75%

The Corporation had pledged certificates of deposit held in other financial institutions, trading securities, available-for-sale securities, and 1-4 family mortgage loans in the following amounts at December 31:

	2011	2010
Pledged to secure borrowed funds	$292,092	$297,297
Pledged to secure repurchase agreements	99,869	86,381
Pledged for public deposits and for other purposes necessary or required by law	26,761	14,626

Total	$418,722	$398,304

The Corporation had no investment securities that are restricted to be pledged for specific purposes.

NOTE 11 — OTHER NONINTEREST EXPENSES

A summary of expenses included in Other Noninterest Expenses are as follows for the year ended December 31:

	2011	2010	2009
Marketing and community relations	$1,174	$1,093	$894
Directors fees	842	887	923
Audit and SOX compliance fees	714	710	546
Foreclosed asset and collection	576	916	831
Education and travel	526	499	395
Printing and supplies	405	420	529
Postage and freight	388	395	472
Consulting fees	386	167	201
Legal fees	302	382	415
Amortization of deposit premium	299	338	375
All other	1,573	1,499	1,798

Total other	$7,185	$7,306	$7,379

NOTE 12 — FEDERAL INCOME TAXES

Components of the consolidated provision for income taxes are as follows for the year ended December 31:

	2011	2010	2009
Currently payable	$965	$1,425	$1,487
Deferred expense (benefit)	389	179	(641)

Income tax expense	$1,354	$1,604	$846

The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income taxes is as follows for the years ended December 31:

	2011	2010	2009
Income taxes at 34% statutory rate	$3,932	$3,621	$2,940
Effect of nontaxable income
Interest income on tax exempt municipal bonds	(1,687)	(1,565)	(1,680)
Earnings on corporate owned life insurance	(207)	(225)	(218)
Other	(65)	(132)	(249)

Total effect of nontaxable income	(1,959)	(1,922)	(2,147)
Effect of tax credits	(793)	(263)	(134)
Effect of nondeductible expenses	174	168	187

Income tax expense	$1,354	$1,604	$846

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities, included in other assets in the accompanying consolidated balance sheets, are as follows as of December 31:

	2011	2010
Deferred tax assets
Allowance for loan losses	$3,278	$3,270
Deferred directors’ fees	2,384	2,364
Employee benefit plans	158	122
Core deposit premium and acquisition expenses	800	694
Net unrealized losses on trading securities	364	400
Net unrecognized actuarial loss on pension plan	1,780	1,109
Life insurance death benefit payable	804	804
Alternative minimum tax	729	686
Other	260	219

Total deferred tax assets	10,557	9,668

Deferred tax liabilities
Prepaid pension cost	851	851
Premises and equipment	992	902
Accretion on securities	34	36
Core deposit premium and acquisition expenses	1,102	1,000
Net unrealized gains on available-for-sale securities	4,564	847
Other	937	518

Total deferred tax liabilities	8,480	4,154

Net deferred tax assets	$2,077	$5,514

The Corporation and its subsidiaries are subject to U.S. federal income tax. The Corporation is no longer subject to examination by taxing authorities for years before 2008. There are no material uncertain tax positions requiring recognition in the Corporation’s consolidated financial statements. The Corporation does not expect the total amount of unrecognized tax benefits to significantly increase in the next twelve months.

The Corporation recognizes interest and/or penalties related to income tax matters in income tax expense. The Corporation does not have any amounts accrued for interest and penalties at December 31, 2011 and 2010 and is not aware of any claims for such amounts by federal income tax authorities.

Included in other comprehensive income for 2011 and 2010 are the changes in unrealized losses of $1,719 and unrealized losses of $226, respectively, related to auction rate money market securities and preferred stock. For federal income tax purposes, these securities are considered equity investments for which no federal deferred income taxes are expected or recorded.

NOTE 13 — OFF-BALANCE-SHEET ACTIVITIES

Credit-Related Financial Instruments

The Corporation is party to credit related financial instruments with off-balance-sheet risk. These financial instruments are entered into in the normal course of business to meet the financing needs of its customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in a particular class of financial instrument.

	Contract Amount
	2011	2010
Unfunded commitments under lines of credit	$102,822	$110,201
Commercial and standby letters of credit	4,461	4,881
Commitments to grant loans	21,806	13,382

Unfunded commitments under lines of credit are commitments for possible future extensions of credit to existing customers. These commitments may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements.

Commercial and standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. These commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon the extension of credit, is based on management's credit evaluation of the borrower. While the Corporation considers standby letters of credit to be guarantees, the amount of the liability related to such guarantees on the commitment date is not significant and a liability related to such guarantees is not recorded on the consolidated balance sheets.

Commitments to grant loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The amount of collateral obtained, if it is deemed necessary by the Corporation, is based on management’s credit evaluation of the customer. Commitments to grant loans include loans committed to be sold to the secondary market.

The Corporation’s exposure to credit-related loss in the event of nonperformance by the counter parties to the financial instruments for commitments to extend credit and standby letters of credit could be up to the contractual notional amount of those instruments. The Corporation uses the same credit policies in deciding to make these commitments as it does for extending loans to customers. No significant losses are anticipated as a result of these commitments.

NOTE 14 — ON-BALANCE SHEET ACTIVITIES

Derivative Loan Commitments

Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. The Corporation enters into commitments to fund residential mortgage loans at specific times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds the Corporation to lend funds to a potential borrower at a specified interest rate within a specified period of time, generally up to 60 days after inception of the rate lock.

Outstanding derivative loan commitments expose the Corporation to the risk that the price of the loans arising from the exercise of the loan commitment might decline from the inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases. The notional amount of undesignated interest rate lock commitments was $875 and $547 at December 31, 2011 and 2010, respectively.

Forward Loan Sale Commitments

To protect against the price risk inherent in derivative loan commitments, the Corporation utilizes both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loan that would result from the exercise of the derivative loan commitments.

With a “mandatory delivery” contract, the Corporation commits to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If the Corporation fails to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, it is obligated to pay a “pair-off” fee, based on then current market prices, to the investor to compensate the investor for the shortfall.

With a “best efforts” contract, the Corporation commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g. on the same day the lender commits to lend funds to a potential borrower).

The Corporation expects that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivative loan commitments. The notional amount of undesignated forward loan sale commitments was $4,080 and $1,729 at December 31, 2011 and 2010, respectively.

The fair values of the rate lock loan commitments related to the origination of mortgage loans that will be held for sale and the forward loan sale commitments are deemed insignificant by management and, accordingly, are not recorded in the accompanying consolidated financial statements.

NOTE 15 — COMMITMENTS AND OTHER MATTERS

Banking regulations require the Bank to maintain cash reserve balances in currency or as deposits with the Federal Reserve Bank. At December 31, 2011 and 2010, the reserve balances amounted to $821 and $470, respectively.

Banking regulations limit the transfer of assets in the form of dividends, loans, or advances from the Bank to the Corporation. At December 31, 2011, substantially all of the Bank’s assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current years retained net income plus retained net income for the preceding two years, less any required transfers to common stock. At January 1, 2012, the amount available for dividends without regulatory approval was approximately $13,235.

NOTE 16 — MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the Federal Reserve Bank and the Federal Deposit Insurance Corporation (the “Regulators”). Failure to meet minimum capital requirements can initiate mandatory and possibly additional discretionary actions by the Regulators that if undertaken, could have a material effect on the Corporation's and Bank’s financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that include quantitative measures of their assets, liabilities, capital, and certain off-balance-sheet items, as calculated under regulatory accounting standards. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the Regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2011 and 2010, that the Corporation and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2011, the most recent notifications from the Regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notifications that management believes has changed the Bank’s categories. The Corporation's and the Bank's actual capital amounts and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2011
Total capital to risk weighted assets
Isabella Bank	$104,542	13.06%	$64,028	8.00%	$80,035	10.00%
Consolidated	115,172	14.17	65,009	8.00	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	94,508	11.81	32,014	4.00	48,021	6.00
Consolidated	104,987	12.92	32,505	4.00	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	94,508	7.44	50,808	4.00	63,510	5.00
Consolidated	104,987	8.18	51,317	4.00	N/A	N/A

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2010
Total capital to risk weighted assets
Isabella Bank	$98,566	12.79%	$61,642	8.00%	$77,053	10.00%
Consolidated	108,978	13.97	62,423	8.00	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	88,901	11.54	30,821	4.00	46,232	6.00
Consolidated	99,192	12.71	31,212	4.00	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	88,901	7.62	46,653	4.00	58,316	5.00
Consolidated	99,192	8.42	47,116	4.00	N/A	N/A

NOTE 17 — BENEFIT PLANS

401(k) Plan

The Corporation has a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 50% of their compensation subject to certain limits based on federal tax laws. The Corporation makes a 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor contributions and are 0% vested through their first two years of employment and are 100% vested after 6 years of service for matching contributions. For 2011, 2010 and 2009, expenses attributable to the Plan were $652, $625, and $617, respectively.

Defined Benefit Pension Plan

The Corporation has a non-contributory defined benefit pension plan which was curtailed in 2007. Due to the curtailment, future salary increases will not be considered and the benefits are based on years of service and the employees' five highest consecutive years of compensation out of the last ten years of service rendered through March 1, 2007.

Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan, and the net amount recognized on the Corporation's consolidated balance sheets using an actuarial measurement date of December 31, are summarized as follows during the years ended December 31:

	2011	2010
Change in benefit obligation
Benefit obligation, January 1	$9,660	$8,897
Interest cost	507	531
Actuarial loss	1,750	679
Benefits paid, including plan expenses	(583)	(447)

Benefit obligation, December 31	11,334	9,660

Change in plan assets
Fair value of plan assets, January 1	8,900	8,355
Investment return	148	945
Contributions	138	47
Benefits paid, including plan expenses	(583)	(447)

Fair value of plan assets, December 31	8,603	8,900

Deficiency in funded status at December 31, included on the consolidated balance sheets in accrued interest payable and other liabilities	$(2,731)	$(760)

	2011	2010
Change in accrued pension benefit costs
Accrued benefit cost at January 1	$(760)	$(542)
Contributions	138	47
Net periodic cost for the year	(138)	(193)
Net change in unrecognized actuarial loss and prior service cost	(1,971)	(72)

Accrued pension benefit cost at December 31	$(2,731)	$(760)

Amounts recognized as a component of other comprehensive income (loss) consist of the following amounts during the years ended December 31:

	2011	2010	2009
Change in unrecognized pension cost	$(1,971)	$(72)	$374
Tax effect	671	25	(127)

Net	$(1,300)	$(47)	$247

The accumulated benefit obligation was $11,334 and $9,660 at December 31, 2011 and 2010, respectively.

The Company has recorded the funded status of the Plan in its consolidated balance sheets. The Company adjusts the underfunded status in a liability account to reflect the current funded status of the plan. Any gains or losses that arise during the period but are not recognized as components of net periodic benefit cost will be recognized as a component of other comprehensive income (loss). The components of net periodic benefit cost are as follows for the years ended December 31:

	2011	2010	2009
Net periodic benefit cost
Interest cost on projected benefit obligation	$507	$531	$504
Expected return on plan assets	(522)	(491)	(524)
Amortization of unrecognized actuarial net loss	153	153	169

Net periodic benefit cost	$138	$193	$149

Accumulated other comprehensive income (loss) at December 31, 2011 includes net unrecognized actuarial losses before income taxes of $5,233, of which $253 is expected to be amortized into benefit cost during 2012.

The actuarial assumptions used in determining the projected benefit obligation are as follows for the year ended December 31:

	2011	2010	2009
Discount rate	4.22%	5.36%	5.87%
Expected long-term rate of return	6.00%	6.00%	6.00%

The actuarial weighted average assumptions used in determining the net periodic pension costs are as follows for the year ended December 31:

	2011	2010	2009
Discount rate	5.36%	6.10%	5.87%
Expected long-term return on plan assets	6.00%	6.00%	6.00%

As a result of the curtailment of the Plan, there is no rate of compensation increase considered in the above assumptions.

The expected long term rate of return is an estimate of anticipated future long term rates of return on plan assets as measured on a market value basis. Factors considered in arriving at this assumption include:

•	Historical longer term rates of return for broad asset classes.

•	Actual past rates of return achieved by the plan.

•	The general mix of assets held by the plan.

•	The stated investment policy for the plan.

The selected rate of return is net of anticipated investment related expenses.

Plan Assets

The Corporation’s overall investment strategy is to moderately grow the portfolio by investing 50% of the portfolio in equity securities and 50% in fixed income securities. This strategy is designed to generate a long term rate of return of 6.0%. Equity securities primarily consist of the S&P 500 Index with a smaller allocation to the Small Cap and International Index. Fixed income securities are invested in the Bond Market Index. The Plan has appropriate assets invested in short term investments to meet near-term benefit payments.

The asset mix and the sector weighting of the investments are determined by the pension committee, which is comprised of members of management of the Corporation. Consultations are held with a third party investment advisor retained by the Corporation to manage the Plan. The Corporation reviews the performance of the advisor no less than annually.

The fair values of the Corporation’s pension plan assets by asset category were as follows as of December 31:

	2011		2010
Description	Total	(Level 2)	Total	(Level 2)
Asset Category
Short-term investments	$16	$16	$108	$108
Common collective trusts
Fixed income	4,357	4,357	4,470	4,470
Equity investments	4,230	4,230	4,322	4,322

	$8,603	$8,603	$8,900	$8,900

The following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2011 and 2010:

•	Short-term investments: Shares of a money market portfolio, which is valued using amortized cost, which approximates fair value.

•

Common collective trusts:    These investments are public investment securities valued using the net asset value (“NAV”) provided by a third party investment advisor. The NAV is quoted on a private market that is not active; however, the unit price is based on underlying investments which are traded on an active market.

The Corporation anticipates contributions of $135 to the plan in 2012.

Estimated future benefit payments are as follows for the next ten years:

Year	Amount
2012	$416
2013	415
2014	508
2015	554
2016	559
Years 2017 — 2021	3,155

The components of projected net periodic benefit cost are as follows for the year ended December 31:

2012
Interest cost on projected benefit obligation	$470
Expected return on plan assets	(508)
Amortization of unrecognized actuarial net loss	291

Net periodic benefit cost	$253

Equity Compensation Plan

Pursuant to the terms of the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (the “Directors Plan”), directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees into the Directors Plan. The fees are converted on a quarterly basis into the shares of the Corporation's common stock based on the fair value of a share of common stock as of the relevant valuation date. Stock credited to a participant's account is eligible for stock and cash dividends as declared. Upon retirement from the board or the occurrence of certain other events, the participant is eligible to receive a lump-sum, in-kind, distribution of all of the stock that is then in his or her account, and any unconverted cash will be converted to and rounded up to whole shares of stock and distributed, as well. The Directors Plan does not allow for cash settlement, and therefore, such share-based payment awards qualify for classification as equity. All authorized but unissued shares of common stock are eligible for issuance under the Directors Plan. The Corporation may also purchase shares of common stock on the open market to meet its obligations under the Directors Plan.

The Corporation maintains a Rabbi Trust to fund the Directors Plan. A Rabbi Trust is an irrevocable grantor trust to which the Corporation may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although the Corporation may not reach the assets of the Rabbi Trust (“Trust”) for any purpose other than meeting its obligations under the Directors Plan, the assets of the Trust remain subject to the claims of the Corporation's creditors and are included in the consolidated financial statements. The Corporation may contribute cash or common stock to the Trust from time to time for the sole purpose of funding the Directors Plan. The Trust will use any cash that the Corporation contributed to purchase shares of the Corporation's common stock on the open market through the Corporation's brokerage services department.

The components of shares eligible to be issued under the Directors Plan were as follows as of December 31:

	2011		2010
	Eligible	Fair	Eligible	Fair
	Shares	Value	Shares	Value
Unissued	201,438	$4,774	191,977	$3,321
Shares held in Rabbi Trust	16,585	393	32,686	565

Total	218,023	$5,167	224,663	$3,886

Other Employee Benefit Plans

The Corporation maintains two nonqualified supplementary employee retirement plans to provide supplemental retirement benefits to specified participants. Expenses related to these programs for 2011, 2010, and 2009 were $444, $363, and $343, respectively, and are being recognized over the participants' expected years of service.

The Corporation maintains a non-leveraged employee stock ownership plan (“ESOP”) and a profit sharing plan which was frozen to new participants on December 31, 2006. Contributions to the plans are discretionary and are approved by the Board of Directors and recorded as compensation expense. During 2009, the Board of Directors approved a contribution of $50 to the ESOP. The Corporation made no contributions in 2010 or 2011. Compensation cost related to the plans for 2011, 2010, and 2009 were $20, $0, and $50, respectively. Total allocated shares outstanding related to the ESOP at December 31, 2011, 2010, and 2009 were 246,404, 246,419, and 271,421, respectively. Such shares are included in the computation of dividends and earnings per share in each of the respective years.

The Corporation maintains a self-funded medical plan under which the Corporation is responsible for the first $50 per year of claims made by a covered family. Medical claims are subject to a lifetime maximum of $5,000 per covered individual. Expenses are accrued based on estimates of the aggregate liability for claims incurred and the Corporation's experience. Expenses were $2,045 in 2011, $2,101 in 2010 and $2,155 in 2009.

The Corporation maintains the Isabella Bank Corporation Stockholder Dividend Reinvestment Plan and Employee Stock Purchase Plan (the “Dividend Reinvestment Plan”). The dividend reinvestment feature of the Dividend Reinvestment Plan allows shareholders to purchase previously unissued Isabella Bank Corporation common shares using dividends paid on shares held in the plan. The employee stock purchase feature of the Dividend Reinvestment Plan allows employees and directors to purchase Isabella Bank Corporation common stock through payroll deduction. The shareholder stock purchase feature of the Dividend Reinvestment Plan enables existing shareholders to purchase additional shares of the Corporation’s stock directly from the Corporation. The number of shares reserved for issuance under these plans were 885,000, with 197,719 shares unissued at December 31, 2011. During 2011, 2010 and 2009, 115,359, 124,904, and 126,874 shares were issued for $2,192, $2,203, and $2,396, respectively, in cash pursuant to these plans.

NOTE 18 — ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) includes net income as well as unrealized gains and losses, net of tax, on available-for-sale investment securities owned and changes in the funded status of the Corporation’s defined benefit pension plan, which are excluded from net income. Unrealized investment securities gains and losses and changes in the funded status of the pension plan, net of tax, are excluded from net income, and are reflected as a direct charge or credit to shareholders’ equity. Comprehensive income (loss) and the related components are disclosed in the accompanying consolidated statements of comprehensive income for each of the years ended December 31, 2011, 2010, and 2009.

The following is a summary of the components comprising the balance of accumulated other comprehensive income (loss) reported on the consolidated balance sheets as of December 31 (presented net of tax):

	2011	2010
Unrealized gains on available-for-sale investment securities	$5,942	$444
Unrecognized pension costs	(3,453)	(2,153)

Accumulated other comprehensive income (loss)	$2,489	$(1,709)

NOTE 19 — RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Corporation grants loans to principal officers and directors and their affiliates (including their families and companies in which they have 10% or more ownership). Annual activity during the years ended December 31 consisted of the following:

	2011	2010
Balance, beginning of year	$4,347	$4,142
New loans	1,800	3,038
Repayments	(2,419)	(2,833)

Balance, ending of year	$3,728	$4,347

Total deposits of these principal officers and directors and their affiliates amounted to $7,664 and $11,556 at December 31, 2011 and 2010, respectively. In addition, Isabella Bank Corporation’s Employee Stock Ownership Plan held deposits with the Bank aggregating $275 and $254, respectively, at December 31, 2011 and 2010.

NOTE 20 — FAIR VALUE

Estimated Fair Values of Financial Instruments Not Recorded at Fair Value in their Entirety on a Recurring Basis

Disclosure of the estimated fair values of financial instruments, which differ from carrying values, often requires the use of estimates. In cases where quoted market values in an active market are not available, the Corporation uses present value techniques and other valuation methods to estimate the fair values of its financial instruments. These valuation methods require considerable judgment and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used.

The carrying amount and estimated fair value of financial instruments not recorded at fair value in their entirety on a recurring basis on the Corporation’s consolidated balance sheets are as follows as of December 31:

	2011		2010
	Estimated	Carrying	Estimated	Carrying
	Fair Value	Value	Fair Value	Value
ASSETS
Cash and demand deposits due from banks	$28,590	$28,590	$18,109	$18,109
Certicates of deposit held in other financial institutions	8,977	8,924	15,908	15,808
Mortgage loans available-for-sale	3,252	3,205	1,182	1,182
Net loans	756,802	737,916	734,634	722,931
Accrued interest receivable	5,848	5,848	5,456	5,456
Equity securities without readily determinable fair values	17,189	17,189	17,564	17,564
Originated mortgage servicing rights	2,374	2,374	2,673	2,667

LIABILITIES
Deposits without stated maturities	476,627	476,627	424,978	424,978
Deposits with stated maturities	499,644	481,537	454,332	452,361
Borrowed funds	222,538	210,894	190,180	184,494
Accrued interest payable	967	967	1,003	1,003

Financial Instruments Recorded at Fair Value

The table below presents the recorded amount of assets and liabilities measured at fair value on December 31:

	2011				2010
Description	Total	(Level 1)	(Level 2)	(Level 3)	Total	(Level 2)	(Level 3)
Recurring items
Trading securities
States and political subdivisions	$4,710	$—	4,710	$—	$5,837	$5,837	$—
Available-for-sale investment securities
Government-sponsored enterprises	397	—	397	—	5,404	5,404	—
States and political subdivisions	174,938	—	174,938	—	169,717	169,717	—
Auction rate money market preferred	2,049	—	2,049	—	2,865	—	2,865
Preferred stock	5,033	5,033	—	—	6,936	—	6,936
Mortgage-backed	143,602	—	143,602	—	102,215	102,215	—
Collateralized mortgage obligations	99,101	—	99,101	—	43,587	43,587	—

Total available-for-sale investment securities	425,120	5,033	420,087	—	330,724	320,923	9,801
Borrowed funds	5,242	—	5,242	—	10,423	10,423	—
Nonrecurring items
Impaired loans	25,250		—	25,250	12,048	—	12,048
Originated mortgage servicing rights	2,374	—	2,374	—	2,667	2,667	—
Foreclosed assets	1,876	—	1,876	—	2,067	2,067	—

	$464,572	$5,033	$434,289	$25,250	$363,766	$341,917	$21,849

Percent of assets and liabilities measured at fair value		1.08%	93.48%	5.44%		93.99%	6.01%

Following is a description of the valuation methodologies and key inputs used to measure financial assets and liabilities recorded at fair value, as well as a description of the methods and significant assumptions used to estimate fair value disclosures for financial instruments not recorded at fair value in their entirety on a recurring basis. For financial assets and liabilities recorded at fair value, the description includes an indication of the level of the fair value hierarchy in which the assets or liabilities are classified.

Cash and demand deposits due from banks:

The carrying amounts of cash and short term investments, including Federal funds sold, approximate fair values.

Certificates of deposit held in other financial institutions:

Interest bearing balances held in unaffiliated financial institutions include certificates of deposit and other short term interest bearing balances that mature within 3 years. Fair value is determined using prices for similar assets with similar characteristics.

Investment securities:

Investment securities are recorded at fair value on a recurring basis. Level 1 fair value measurement is based upon quoted prices for identical instruments. Level 2 fair value measurement is based upon quoted prices for similar instruments. If quoted prices are not available, fair values are measured using independent pricing models or other model based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss and liquidity assumptions. Level 2 securities include bonds issued by government sponsored enterprises, states and political subdivisions, mortgage-backed securities, collateralized mortgage obligations issued by government sponsored enterprises, and auction rate money market preferred securities. The values for Level 1 and Level 2 investment securities are generally obtained from an independent third party. On a quarterly basis, management compares the values provided to alternative pricing sources.

Securities classified as Level 3 in 2010 included securities in less liquid markets and included auction rate money market preferred securities and preferred stocks. Due to the limited trading of these securities during 2010, the Corporation utilized a discounted cash flow analysis to determine fair values on December 31, 2010. This analysis considered the creditworthiness of the counterparty, the timing of expected future cash flows, the current volume of trading activity, and recent trade prices. The discount rates used were determined by using the interest rates of similarly rated financial institution debt based on the weighted average of a range of terms for corporate bond interest rates, which were obtained from published sources and ranged from 3.90% to 6.90% as of December 31, 2010. During 2011, the markets for these securities have normalized and established regular trading patterns. As a result of this normalization, the Corporation measured preferred stocks with fair values of $5,033 utilizing Level 1 inputs and auction rate money market preferred securities with fair values of $2,049 utilizing Level 2 inputs based on the trade price of similar securities as of December 31, 2011.

The table below represents the activity in auction rate money market preferred available-for-sale investment securities measured with Level 3 inputs on a recurring basis for the years ended December 31:

	2011	2010
Level 3 inputs — January 1	$2,865	$2,973
Transfer to Level 2 inputs	(2,049)	—
Net unrealized losses on available-for-sale investment securities	(816)	(108)

Level 3 inputs — December 31	$—	$2,865

The table below represents the activity in preferred stock available-for-sale investment securities measured with Level 3 inputs on a recurring basis for the years ended December 31:

	2011	2010
Level 3 inputs — January 1	$6,936	$7,054
Calls	(1,000)	—
Transfer to Level 1 inputs	(5,033)	—
Net unrealized losses on available-for-sale investment securities	(903)	(118)

Level 3 inputs — December 31	$—	$6,936

Mortgage loans available-for-sale:

Mortgage loans available-for-sale are carried at the lower of cost or fair value. The fair value of mortgage loans available-for-sale are based on what price secondary markets are currently offering for portfolios with similar characteristics. As such, the Corporation classifies loans subjected to nonrecurring fair value adjustments as Level 2.

Loans:

For variable rate loans with no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The resulting amounts are adjusted to estimate the effect of changes in the credit quality of borrowers since the loans were originated.

The Corporation does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and a specific allowance for loan losses may be established. Loans for which it is probable that payment of interest and principal will be significantly different than the contractual terms of the original loan agreement are considered impaired. Once a loan is identified as impaired, management measures the estimated impairment. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value, or discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans.

The Corporation reviews the net realizable values of the underlying collateral for collateral dependent impaired loans on at least a quarterly basis for all loan types. To determine the collateral value, management utilizes independent appraisals, broker price opinions, or internal evaluations. These valuations are reviewed to determine whether an additional discount should be applied given the age of market information that may have been considered as well as other factors such as costs to carry and sell an asset if it is determined that the collateral will be liquidated in connection with the ultimate settlement of the loan. The Corporation uses these valuations to determine if any charge offs or specific reserves are necessary. The Corporation may obtain new valuations in certain circumstances, including when there has been significant deterioration in the condition of the collateral, if the foreclosure process has begun, or if the existing valuation is deemed to be outdated.

Impaired loans where an allowance is established based on the net realizable value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraisal value, the Corporation records the loan as nonrecurring Level 2. When a current appraised value is not available or management determines the fair value of collateral is further impaired below the appraised value, the Corporation records the impaired loans as nonrecurring Level 3.

Accrued interest:

The carrying amounts of accrued interest approximate fair value.

Goodwill and other intangible assets:

Acquisition intangibles and goodwill are evaluated for potential impairment on at least an annual basis. Goodwill is typically qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired. If it is determined that the carrying balance of goodwill is more likely than not to be impaired, management performs a cash flow valuation to determine the extent of the potential impairment. Acquisition intangibles are tested for impairment with a cash flow valuation. This valuation method requires a significant degree of management judgment. In the event the projected undiscounted net operating cash flows for these intangible assets are less than the carrying value, the asset is recorded at fair value as determined by the valuation model. If the testing resulted in impairment, the Corporation would classify goodwill and other acquisition intangibles subjected to nonrecurring fair value adjustments as Level 3. For the years ended December 31, 2011 and 2010, there were no impairments recorded on goodwill and other acquisition intangibles.

Equity securities without readily determinable fair values:

The Corporation has investments in equity securities without readily determinable fair values as well as investments in joint ventures. The assets are individually reviewed for impairment on an annual basis, or more frequently if an indication of impairment exists, by comparing the carrying value to the estimated fair value. The lack of an independent source to validate fair value estimates, including the impact of future capital calls and transfer restrictions, is an inherent limitation in the valuation process. The Corporation classifies nonmarketable equity securities and its investments in joint ventures subjected to nonrecurring fair value adjustments as Level 3. For the years ended December 31, 2011 and 2010, there were no impairments recorded on equity securities without readily determinable fair values.

Foreclosed assets:

Upon transfer from the loan portfolio, foreclosed assets are adjusted to and subsequently carried at the lower of carrying value or fair value less costs to sell. Net realizable value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral and as such, the Corporation classifies foreclosed assets as a nonrecurring Level 2. When management determines that the net realizable value of the collateral is further impaired below the appraised value but there is no observable market price, the Corporation records the foreclosed asset as nonrecurring Level 3.

Originated mortgage servicing rights:

Originated mortgage servicing rights are subject to impairment testing. A valuation model, which utilizes a discounted cash flow analysis using interest rates and prepayment speed assumptions currently quoted for comparable instruments and a discount rate determined by management, is used for impairment testing. If the valuation model reflects a value less than the carrying value, originated mortgage servicing rights are adjusted to fair value through a valuation allowance as determined by the model. As such, the Corporation classifies loan servicing rights subject to nonrecurring fair value adjustments as Level 2.

Deposits:

Demand, savings, and money market deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for variable rate certificates of deposit approximate their recorded carrying value. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Borrowed funds:

The carrying amounts of federal funds purchased, borrowings under overnight repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. The fair values of the Corporation’s other borrowed funds are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing arrangements.

The Corporation has elected to measure a portion of borrowed funds at fair value. These borrowings are recorded at fair value on a recurring basis, with the fair value measurement estimated using discounted cash flow analysis based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements. Changes in the fair value of these borrowings are included in noninterest income. As such, the Corporation classifies other borrowed funds as Level 2.

Commitments to extend credit, standby letters of credit and undisbursed loans:

Fair values for off balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into consideration the remaining terms of the agreements and the counterparties' credit standings. The Corporation does not charge fees for lending commitments; thus it is not practicable to estimate the fair value of these instruments.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Corporation believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement.

The changes in fair value of assets and liabilities recorded at fair value through earnings on a recurring basis and changes in assets and liabilities recorded at fair value on a nonrecurring basis, for which an impairment, or reduction of an impairment, was recognized in 2011 and 2010, are summarized as follows:

	Year Ended December 31
	2011			2010
Description	Trading Gains and (Losses)	Other Gains and (Losses)	Total	Trading Gains and (Losses)	Other Gains and (Losses)	Total
Recurring items
Trading securities	$(78)	$—	$(78)	$(94)	$—	$(94)
Borrowed funds	—	181	181	—	227	227
Nonrecurring items
Foreclosed assets	—	(82)	(82)	—	(180)	(180)
Originated mortgage servicing rights	—	(243)	(243)	—	1	1

Total	$(78)	$(144)	$(222)	$(94)	$48	$(46)

The activity in borrowings which the Corporation has elected to carry at fair value was as follows for the years ended December 31:

	2011	2010
Borrowings carried at fair value — beginning of year	$10,423	$17,804
Paydowns and maturities	(5,000)	(7,154)
Net change in fair value	(181)	(227)

Borrowings carried at fair value — December 31	$5,242	$10,423

Unpaid principal balance — December 31	$5,000	$10,000

NOTE 21 — PARENT COMPANY ONLY FINANCIAL INFORMATION

Condensed Balance Sheets

	December 31
	2011	2010
ASSETS
Cash on deposit at subsidiary Bank	$1,474	$301
Securities available for sale	3,567	1,929
Investments in subsidiaries	106,463	94,668
Premises and equipment	1,916	1,952
Other assets	52,060	53,481

TOTAL ASSETS	$165,480	$152,331

LIABILITIES AND SHAREHOLDERS’ EQUITY
Other liabilities	$10,697	$7,170
Shareholders’ equity	154,783	145,161

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$165,480	$152,331

Condensed Statements of Income

	Year Ended December 31
	2011	2010	2009
Income
Dividends from subsidiaries	$6,500	$6,250	$6,100
Interest income	128	72	77
Management fee and other	1,201	1,340	993

Total income	7,829	7,662	7,170
Expenses
Salaries and benefits	2,267	2,286	2,112
Occupancy and equipment	370	356	430
Audit and SOX compliance fees	378	476	291
Other	1,089	932	1,074

Total expenses	4,104	4,050	3,907

Income before income tax benefit and equity in undistributed earnings of subsidiaries	3,725	3,612	3,263
Federal income tax benefit	958	896	976

	4,683	4,508	4,239
Undistributed earnings of subsidiaries	5,527	4,537	3,561

Net income	$10,210	$9,045	$7,800

Condensed Statements of Cash Flows

	Year Ended December 31
	2011	2010	2009
OPERATING ACTIVITIES
Net income	$10,210	$9,045	$7,800
Adjustments to reconcile net income to cash provided by operations
Undistributed earnings of subsidiaries	(5,527)	(4,537)	(3,561)
Share-based payment awards	615	650	677
Depreciation	123	147	163
Net amortization of investment securities	7	5	6
Deferred income tax benefit	(48)	(172)	(570)
Changes in operating assets and liabilities which provided (used) cash
Other assets	167	298	(748)
Accrued interest and other liabilities	757	1,883	517

NET CASH PROVIDED BY OPERATING ACTIVITIES	6,304	7,319	4,284
INVESTING ACTIVITIES
Activity in available-for-sale securities
Maturities, calls, and sales	585	110	110
Purchases	(3,000)	—	—
(Purchases) sales of equipment and premises	(87)	247	(466)
Advances to subsidiaries	—	(250)	—

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(2,502)	107	(356)
FINANCING ACTIVITIES
Net increase (decrease) in other borrowed funds	2,772	(1,550)	700
Cash dividends paid on common stock	(5,770)	(5,421)	(5,256)
Proceeds from the issuance of common stock	2,302	2,208	2,479
Common stock repurchased	(1,507)	(2,020)	(2,056)
Common stock purchased for deferred compensation obligations	(426)	(514)	(767)

NET CASH USED IN FINANCING ACTIVITIES	(2,629)	(7,297)	(4,900)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,173	129	(972)
Cash and cash equivelants at beginning of year	301	172	1,144

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,474	$301	$172

NOTE 22 — OPERATING SEGMENTS

The Corporation’s reportable segments are based on legal entities that account for at least 10 percent of net operating results. Retail banking operations for 2011, 2010, and 2009 represent approximately 90% or greater of the Corporation’s total assets and operating results. As such, no additional segment information is presented.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

ISABELLA BANK CORPORATION FINANCIAL REVIEW

(All dollars in thousands)

The following is management’s discussion and analysis of the financial condition and results of operations for Isabella Bank Corporation. This discussion and analysis is intended to provide a better understanding of the consolidated financial statements and statistical data included elsewhere in the Annual Report.

Executive Summary

Isabella Bank Corporation, as well as all other financial institutions in Michigan and across the entire country, continues to experience the negative impacts on its operations from the persistent weak economy. The current economic environment has led to historically high levels of loans charged off and foreclosed asset and collection expenses.

In spite of the economic downturn that has occurred over the past few years, the Corporation continues to be profitable, with net income of $10,210 for the year ended December 31, 2011. Not only has the Corporation remained profitable, its loan quality also compares well to its peers as its ratio of nonperforming loans to total loans was 0.95% as of December 31, 2011 compared to 3.26% for all bank holding companies in the Corporation’s peer group as of September 30, 2011 (December 31, 2011 peer group ratios are not yet available). The Corporation’s interest margins also continue to be strong, as the net yield on interest earning assets (on a fully taxable equivalent basis) was 3.87% for the year ended December 31, 2011.

Recent Legislation

The Health Care and Education Act of 2010 and the Patient Protection and Affordable Care Act could have a significant impact on the Corporation’s operating results in future periods. Aside from the potential increases in the Corporation’s health care costs, the implementation of the new rules and requirements is likely to require a substantial commitment from the Corporation’s management.

The Dodd-Frank Act is very broad and complex legislation that puts in place a sweeping new financial services framework that is likely to have significant regulatory and legal consequences and will likely impact the Corporation’s future operating results. Implementation of the Act will require compliance with numerous new regulations, which will increase compliance and documentation costs. For more information, see the summary of the Dodd-Frank Act under the heading “Supervision and Regulation” in the Corporation’s 2011 annual report on Form 10-K.

Other

The Corporation has not received any notices of regulatory actions as of February 16, 2012.

CRITICAL ACCOUNTING POLICIES:

The Corporation’s significant accounting policies are set forth in Note 1 of the Consolidated Financial Statements. Of these significant accounting policies, the Corporation considers its policies regarding the allowance for loan losses, acquisition intangibles, and the determination of the fair value and assessment of other-than-temporary impairment of investment securities to be its most critical accounting policies.

The allowance for loan losses requires management’s most subjective and complex judgment. Changes in economic conditions can have a significant impact on the allowance for loan losses and, therefore, the provision for loan losses and results of operations. The Corporation has developed appropriate policies and procedures for assessing the appropriateness of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Corporation’s assessments may be impacted in future periods by changes in economic conditions, and the discovery of information with respect to borrowers which is not known to management at the time of the issuance of the consolidated financial statements. For additional discussion concerning the Corporation’s allowance for loan losses and related matters, see the detailed discussion to follow under the heading “Allowance for Loan Losses”.

United States generally accepted accounting principles require that the Corporation determine the fair value of the assets and liabilities of an acquired entity, and record their fair value on the date of acquisition. The

Corporation employs a variety of measures in the determination of the fair value, including the use of discounted cash flow analysis, market appraisals, and projected future revenue streams. For certain items that management believes it has the appropriate expertise to determine the fair value, management may choose to use its own calculations of the value. In other cases, where the value is not easily determined, the Corporation consults with outside parties to determine the fair value of the identified asset or liability. Once valuations have been adjusted, the net difference between the price paid for the acquired entity and the value of its balance sheet, including identifiable intangibles, is recorded as goodwill. This goodwill is not amortized, but is evaluated for impairment on at least an annual basis.

The Corporation currently has both available-for-sale and trading investment securities that are carried at fair value. Changes in the fair value of available-for-sale investment securities are included as a component of other comprehensive income, while declines in the fair value of these securities below their cost that are other-than-temporary are reflected as realized losses in the consolidated statements of income. The change in value of trading investment securities is included in current earnings. Management evaluates available-for-sale securities for indications of losses that are considered other-than-temporary, if any, on a regular basis. The market values for available-for-sale and trading investment securities are typically obtained from outside sources and applied to individual securities within the portfolio.

Due to the limited trading of certain auction rate money market preferred securities and preferred stocks during 2010, the Corporation utilized a discounted cash flow analysis to determine fair values on December 31, 2010. This analysis considered the creditworthiness of the counterparty, the timing of expected future cash flows, the current volume of trading activity, and recent trade prices. The discount rates used were determined by using the interest rates of similarly rated financial institution debt based on the weighted average of a range of terms for corporate bond interest rates, which were obtained from published sources and ranged from 3.90% to 6.90% as of December 31, 2010. During 2011, the markets for these securities have normalized and established regular trading patterns. As such, the Corporation determined the fair value for these securities based on quoted prices for identical securities, or based on quoted prices for similar securities as of December 31, 2011.

DISTRIBUTION OF ASSETS, LIABILITIES, AND SHAREHOLDERS’ EQUITY

INTEREST RATE AND INTEREST DIFFERENTIAL

The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities for the last three years. These schedules also presents an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a 34% federal income tax rate. Nonaccruing loans, for the purpose of the following computations, are included in the average loan amounts outstanding. Federal Reserve and Federal Home Loan Bank stock holdings which are restricted are included in accrued income and other assets.

	Year Ended December 31
	2011			2010			2009
	Average Balance	Tax Equivalent Interest	Average Yield/ Rate	Average Balance	Tax Equivalent Interest	Average Yield/ Rate	Average Balance	Tax Equivalent Interest	Average Yield/ Rate
INTEREST EARNING ASSETS
Loans	$743,441	$45,463	6.12%	$725,534	$46,794	6.45%	$725,299	$47,706	6.58%
Taxable investment securities	235,437	6,941	2.95%	160,514	5,271	3.28%	119,063	4,712	3.96%
Nontaxable investment securities	136,356	7,847	5.75%	120,999	7,095	5.86%	121,676	7,217	5.93%
Trading account securities	5,087	286	5.62%	8,097	436	5.38%	17,279	856	4.95%
Federal funds sold	—	—	—	—	—	—	842	1	0.12%
Other	37,539	506	1.35%	45,509	479	1.05%	27,433	376	1.37%

Total earning assets	1,157,860	61,043	5.27%	1,060,653	60,075	5.66%	1,011,592	60,868	6.02%
NONEARNING ASSETS
Allowance for loan losses	(12,522)			(13,262)			(12,334)
Cash and demand deposits due from banks	20,195			18,070			18,190
Premises and equipment	24,397			24,624			23,810
Accrued income and other assets	97,265			92,845			86,376

Total assets	$1,287,195			$1,182,930			$1,127,634

INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$152,530	189	0.12%	$137,109	151	0.11%	$116,412	146	0.13%
Savings deposits	192,999	488	0.25%	169,579	391	0.23%	177,538	399	0.22%
Time deposits	467,931	10,258	2.19%	430,892	10,988	2.55%	398,356	13,043	3.27%
Borrowed funds	198,828	5,268	2.65%	188,512	5,674	3.01%	193,922	6,251	3.22%

Total interest bearing liabilities	1,012,288	16,203	1.60%	926,092	17,204	1.86%	886,228	19,839	2.24%
NONINTEREST BEARING LIABILITIES
Demand deposits	113,726			102,812			94,408
Other	15,456			14,171			7,188
Shareholders’ equity	145,725			139,855			139,810

Total liabilities and shareholders’ equity	$1,287,195			$1,182,930			$1,127,634

Net interest income (FTE)		$44,840			$42,871			$41,029

Net yield on interest earning assets (FTE)			3.87%			4.04%			4.06%

Net Interest Income

The Corporation derives the majority of its gross income from interest earned on loans and investments, while its most significant expense is the interest cost incurred for funds used. Net interest income is the amount by which interest income on earning assets exceeds the interest cost of deposits and borrowings. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. Management exerts some control over these factors; however, Federal Reserve monetary policy and competition have a significant impact. Interest income includes loan fees of $2,385 in 2011, $2,196 in 2010, and $1,963 in

2009. For analytical purposes, net interest income is adjusted to a “taxable equivalent” basis by adding the income tax savings from interest on tax exempt loans and securities, thus making year to year comparisons more meaningful.

VOLUME AND RATE VARIANCE ANALYSIS

The following table details the dollar amount of changes in FTE net interest income for each major category of interest earning assets and interest bearing liabilities and the amount of change attributable to changes in average balances (volume) or average rates. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

	2011 Compared to 2010 Increase (Decrease) Due to			2010 Compared to 2009 Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
CHANGES IN INTEREST INCOME:
Loans	$1,136	$(2,467)	$(1,331)	$15	$(927)	$(912)
Taxable investment securities	2,254	(584)	1,670	1,453	(894)	559
Nontaxable investment securities	886	(134)	752	(40)	(82)	(122)
Trading account securities	(168)	18	(150)	(489)	69	(420)
Federal funds sold	—	—	—	(1)	—	(1)
Other	(93)	120	27	205	(102)	103

Total changes in interest income	4,015	(3,047)	968	1,143	(1,936)	(793)
CHANGES IN INTEREST EXPENSE:
Interest bearing demand deposits	18	20	38	24	(19)	5
Savings deposits	57	40	97	(18)	10	(8)
Time deposits	894	(1,624)	(730)	1,002	(3,057)	(2,055)
Borrowed funds	299	(705)	(406)	(171)	(406)	(577)

Total changes in interest expense	1,268	(2,269)	(1,001)	837	(3,472)	(2,635)

Net change in interest margin (FTE)	$2,747	$(778)	$1,969	$306	$1,536	$1,842

During 2011, average interest earning assets increased by $97,207. This increase resulted in $4,015 of additional interest income which exceeded the $3,047 decrease in interest income caused by declines in interest rates. Interest bearing liabilities increased $86,196 at a cost of $1,268 while the decline in rates, mostly those on time deposits and borrowed funds, decreased interest expense by $2,269. The diminished interest income earned on assets resulted in a 0.17% decline in the net interest yield. Management anticipates that net interest margin yield will decline slightly during 2012 due to the following factors:

•

Based on the current economic conditions, management does not anticipate any changes in the target Fed funds rate in the foreseeable future. As such, changes in market rates may be unlikely. However, it is likely that the Corporation may see declines in the rates earned on interest earning assets as the interest rates on many types of loans including home equity lines of credit, residential balloon mortgages, variable rate commercial lines of credit, and investment securities with acceptable credit and interest rate risk are currently priced at or below the Corporation’s current net yield on interest earning assets. Most of the potential declines would arise out of the Corporation’s investment portfolio as the majority of securities that are called or mature in 2012 will be reinvested at significantly lower rates.

•

Interest rates on residential mortgage loans remain at or near historical lows. This rate environment has led to strong consumer demand for fixed rate mortgage products which are generally sold to the secondary market. As a result, there has been a significant decline in balloon mortgages, which are held on the Corporation’s consolidated balance sheet. As these balloon mortgages have paid off, the proceeds from these loans have been reinvested (typically in the form of available-for-sale investment securities) at lower interest rates which has adversely impacted interest income.

•

While the Corporation’s liability sensitive balance sheet has allowed it to benefit from decreases in interest rates, it also makes the Corporation sensitive to increases in deposit and borrowing rates. As part of the Corporation’s goal to minimize the potential negative impacts of possible increases in future interest rates, management has been, and continues to be, actively working to lengthen the terms of its interest bearing liabilities. This lengthening has increased the Corporation’s cost of funding, reducing net interest income in the short term.

Allowance for Loan Losses

The viability of any financial institution is ultimately determined by its management of credit risk. Loans outstanding represent the Corporation’s single largest concentration of risk. The allowance for loan losses is management’s estimation of probable losses inherent in the existing loan portfolio. Factors used to evaluate the loan portfolio, and thus to determine the current charge to expense, include recent loan loss history, financial condition of borrowers, amount of nonperforming and impaired loans, overall economic conditions and other factors. The following schedule summarizes the Corporation’s chargeoff and recovery activity for the years ended December 31:

	2011	2010	2009	2008	2007
Allowance for loan losses — January 1	$12,373	$12,979	$11,982	$7,301	$7,605
Allowance of acquired bank	—	—	—	822	—
Loans charged off
Commercial and agricultural	1,984	3,731	3,081	2,137	905
Real estate mortgage	2,240	2,524	2,627	3,334	659
Consumer	552	596	934	854	582

Total loans charged off	4,776	6,851	6,642	6,325	2,146
Recoveries
Commercial and agricultural	461	453	623	160	297
Real estate mortgage	177	638	546	240	49
Consumer	314	297	377	284	285

Total recoveries	952	1,388	1,546	684	631

Net loans charged off	3,824	5,463	5,096	5,641	1,515
Provision charged to income	3,826	4,857	6,093	9,500	1,211

Allowance for loan losses — December 31	$12,375	$12,373	$12,979	$11,982	$7,301

Year to date average loans	$743,441	$725,534	$725,299	$717,040	$604,342

Net loans charged off to average loans outstanding	0.51%	0.75%	0.70%	0.79%	0.25%

Total amount of loans outstanding	$750,291	$735,304	$723,316	$735,385	$612,687

Allowance for loan losses as a % of loans	1.65%	1.68%	1.79%	1.63%	1.19%

The Corporation originates and sells fixed rate residential real estate mortgages to the Federal Home Loan Mortgage Corporation (Freddie Mac). The Corporation has not originated loans for either trading or its own portfolio that would be classified as subprime, nor has it originated adjustable rate mortgages or financed loans for more than 80% of market value unless insured by private third party insurance.

As shown in the preceding table, when comparing 2011 to 2010, net loans charged off decreased by $1,639. This improvement allowed the Corporation to reduce its provision for loan losses. While there have been marked improvements in the level of net loans charged off, which has contributed to the Corporation’s ability to reduce its provision for loan losses, the overall local, regional and national economies have yet to show consistent improvement.

The Corporation allocates the allowance throughout its loan portfolio based on management’s assessment of the underlying risks associated with each loan segment. Management’s assessments include allocations based on specific impairment allocations, historical losses, internally assigned credit ratings, and past due and nonaccrual balances. A portion of the allowance for loan losses is not allocated to any one loan segment, but is instead a reflection of other qualitative risks within the Corporation’s loan portfolio.

For further discussion on the allocation of the allowance for loan losses, see “Note 6 – Loans and Allowance for Loan Losses” to the Corporation’s consolidated financial statements.

Loans Past Due and Loans in Nonaccrual Status

Increases in past due and nonaccrual loans can have a significant impact on the allowance for loan losses. To determine the potential impact, and corresponding estimated losses, management analyzes its historical loss trends on loans past due 30-89 days, 90 days or more, and nonaccrual loans.

The following tables summarize the Corporation’s past due and nonaccrual loans as of December 31:

	Total Past Due and Nonaccrual
	2011	2010	2009	2008	2007
Commercial and agricultural	$7,420	$9,606	$8,839	$13,958	$8,746
Residential mortgage	5,297	8,119	10,296	12,418	8,357
Consumer installment	186	309	460	956	617

	$12,903	$18,034	$19,595	$27,332	$17,720

	2011
				Total Past Due and
	Accruing Loans Past Due
		90 Days
	30-89 Days	or More	Nonaccrual	Nonaccrual
Commercial and agricultural	$2,149	$466	$4,805	$7,420
Residential mortgage	3,424	289	1,584	5,297
Consumer installment	181	5	—	186

	$5,754	$760	$6,389	$12,903

	2010
				Total Past Due and
	Accruing Loans Past Due
		90 Days
	30-89 Days	or More	Nonaccrual	Nonaccrual
Commercial and agricultural	$5,291	$175	$4,140	$9,606
Residential mortgage	6,339	310	1,470	8,119
Consumer installment	308	1	—	309

	$11,938	$486	$5,610	$18,034

Troubled Debt Restructurings

The following table summarizes the Corporation’s troubled debt restructurings as of December 31:

	2011			2010			2009			2008			2007
	Accruing Interest	Non- accrual	Total	Accruing Interest	Non- accrual	Total	Accruing Interest	Non- accrual	Total	Accruing Interest	Non- accrual	Total	Accruing Interest
Current	$16,125	$514	$16,639	$4,798	$499	$5,297	$2,754	$786	$3,540	$2,297	$1,355	$3,652	$517
Past due 30-89 days	1,614	429	2,043	277	26	303	107	904	1,011	268	—	268	115
Past due 90 days or more	—	74	74	—	163	163	—	426	426	—	630	630	53

Total	$17,739	$1,017	$18,756	$5,075	$688	$5,763	$2,861	$2,116	$4,977	$2,565	$1,985	$4,550	$685

The Corporation had no troubled debt restructurings in nonaccrual status as of December 31, 2007.

As a result of adopting the amendments in ASU No. 2011-02, the Corporation reassessed all loan restructurings that occurred on or after January 1, 2011 for identification as troubled debt restructurings (TDR’s). The Corporation identified as TDR’s certain loans for which the allowance for loan losses had previously been measured under a general allowance for loan losses methodology. Upon identifying those loans as TDR’s, the Corporation identified them as impaired. The amendments in ASU No. 2011-02 require prospective application of the impairment measurement guidance for those loans newly identified as impaired. The Corporation’s recorded investment in loans for which the allowance for credit losses was previously measured under a general allowance for credit losses methodology and are now impaired was $5,136, with a specific valuation allowance of $1,022 as of December 31, 2011.

The Corporation has taken aggressive actions to avoid foreclosures on borrowers who are willing to work with the Corporation in modifying their loans, thus making them more affordable. These loan modifications have allowed borrowers to develop a payment structure that will allow them to continue making payments in lieu of foreclosure. Troubled debt restructurings that have been placed in nonaccrual status may be placed back on accrual status after six months of continued performance.

Loan modifications are considered to be TDR’s when the modification results in terms outside of normal lending practices to a borrower who is experiencing financial difficulties.

Typical concessions granted include, but are not limited to:

1. Agreeing to interest rates below prevailing market rates for debt with similar risk characteristics.

2. Extending the amortization period beyond typical lending guidelines for debt with similar risk characteristics.

3. Forbearance of principal.

4. Forbearance of accrued interest.

To determine if a borrower is experiencing financial difficulties, the Corporation considers if:

1. The borrower is currently in default on any of their debt.

2. It is likely that the borrower would default on any of their debt if the concession was not granted.

3. The borrower’s cash flow was sufficient to service all of their debt if the concession was not granted.

4. The borrower has declared, or is in the process of declaring, bankruptcy.

5. The borrower is unlikely to continue as a going concern (if the entity is a business).

The following tables summarize concessions granted by the Corporation to borrowers experiencing financial difficulties in the year ended December 31:

	2011
	Below Market Interest Rate		Below Market Interest Rate and Extension of Amortization Period
	Number of Loans	Pre- Modification Recorded Investment	Number of Loans	Pre- Modification Recorded Investment
Commercial
Commercial real estate	1	$408	—	$—
Commercial other	38	9,932	4	2,643

Total commercial	39	10,340	4	2,643

Agricultural other	8	1,321	—	—
Residential mortgage
Senior liens	19	2,161	17	1,754
Consumer
Secured	6	65	1	4
Unsecured	—	—	2	20

Total consumer	6	65	3	24

Total	72	$13,887	24	$4,421

The Corporation did not restructure any loans through the forbearance of principal or accrued interest during 2011.

The Corporation has been successful in its efforts to restructure loans to reduce foreclosures. Of the 163 troubled debt restructurings granted since December 31, 2008, only 6 have defaulted.

Nonperforming Assets

The following table summarizes the Corporation’s nonperforming assets as of December 31:

	2011	2010	2009	2008	2007
Nonaccrual loans	$6,389	$5,610	$8,522	$11,175	$4,156
Accruing loans past due 90 days or more	760	486	768	1,251	1,727

Total nonperforming loans	7,149	6,096	9,290	12,426	5,883
Other real estate owned	1,867	2,039	1,141	2,770	1,376
Repossessed assets	9	28	16	153	—

Total nonperforming assets	$9,025	$8,163	$10,447	$15,349	$7,259

Nonperforming loans as a % of total loans	0.95%	0.83%	1.28%	1.69%	0.96%

Nonperforming assets as a % of total assets	0.67%	0.67%	0.91%	1.35%	0.76%

Loans are placed in nonaccrual status when the foreclosure process has begun, generally after a loan is 90 days past due, unless they are well secured and in the process of collection. Upon transferring the loans to nonaccrual status, an evaluation to determine the net realizable value of the underlying collateral is performed. This evaluation is used to help determine if any charge downs are necessary. Loans may be placed back on accrual status after six months of continued performance.

The following table summarizes the Corporation’s nonaccrual loan balances by type as of December 31:

	2011	2010	2009	2008	2007
Commercial and agricultural	$4,805	$4,140	$5,810	$8,059	$1,959
Residential mortgage	1,584	1,470	2,657	3,092	2,185
Consumer installment	—	—	55	24	12

	$6,389	$5,610	$8,522	$11,175	$4,156

Included in nonaccrual commercial and agricultural loans was one loan with a balance of $1,900 as of December 31, 2011 and $2,679 as of December 31, 2010. As of December 31, 2011, there was no specific allocation established for this loan as it has been charged down to reflect the current market value of the real estate, while there was a specific allocation established in the amount of $345 as of December 31, 2010. Nonaccrual commercial and agricultural loans also included one loan with a balance of $1,014 as of December 31, 2011, for which there was no specific allocation established as the net realizable value of the loan’s underlying collateral exceeded the loan’s outstanding balance. Commercial and agricultural nonaccrual loans included one credit with a balance of $1,800 as of December 31, 2009 which was subsequently transferred to other real estate owned in the third quarter of 2010. There were no other individually significant credits included in nonaccrual loans as of December 31, 2011, 2010, 2009, 2008, or 2007.

Included in the nonaccrual loan balances above were credits currently classified as restructured loans as of December 31:

	2011	2010	2009	2008
Commercial and agricultural	$520	$115	$1,692	$1,985
Residential mortgage	497	573	424	—

	$1,017	$688	$2,116	$1,985

The Corporation had no restructured loans in nonaccrual status as of December 31, 2007.

The Corporation has devoted considerable attention to identifying impaired loans and adjusting the net carrying value of these loans to their current net realizable values through the establishment of a specific reserve or the recording of a charge off. To management’s knowledge, all loans that are deemed to be impaired have been recognized. A continued decline in real estate values may require further write downs of loans in foreclosure and other real estate owned and could potentially have an adverse impact on the Corporation’s financial performance.

Based on management’s analysis, the allowance for loan losses is considered appropriate as of December 31, 2011. Management will continue to closely monitor its overall credit quality to ensure that the allowance for loan losses remains appropriate.

Noninterest Income

The following table shows the changes in noninterest income between the years ended December 31:

			Change			Change
	2011	2010	$	%	2009	$	%
Service charges and fees
NSF and overdraft fees	$2,500	$2,809	$(309)	–11.0%	$3,187	$(378)	–11.9%
ATM and debit card fees	1,736	1,492	244	16.4%	1,218	274	22.5%
Trust fees	979	896	83	9.3%	814	82	10.1%
Mortgage servicing fees	732	760	(28)	–3.7%	724	36	5.0%
Service charges on deposit accounts	324	333	(9)	–2.7%	344	(11)	–3.2%
Net originated mortgage servicing rights (loss) income	(293)	47	(340)	N/M	514	(467)	–90.9%
All other	140	143	(3)	–2.1%	112	31	27.7%

Total service charges and fees	6,118	6,480	(362)	–5.6%	6,913	(433)	–6.3%
Gain on sale of mortgage loans	538	610	(72)	–11.8%	886	(276)	–31.2%
Net (loss) gain on trading securities	(78)	(94)	16	17.0%	80	(174)	N/M
Net gain on borrowings measured at fair value	181	227	(46)	–20.3%	289	(62)	–21.5%
Gain on sale of available-for-sale investment securities	3	348	(345)	–99.1%	648	(300)	–46.3%
Other
Earnings on corporate owned life insurance policies	609	663	(54)	–8.1%	641	22	3.4%
Brokerage and advisory fees	545	573	(28)	–4.9%	521	52	10.0%
Corporate Settlement Solutions joint venture	(182)	11	(193)	N/M	(122)	133	N/M
All other	484	482	2	0.4%	300	182	60.7%

Total other	1,456	1,729	(273)	–15.8%	1,340	389	29.0%

Total noninterest income	$8,218	$9,300	$(1,082)	–11.6%	$10,156	$(856)	–8.4%

Significant changes in noninterest income are detailed below:

•

Management continuously analyzes various fees related to deposit accounts including service charges and NSF and overdraft fees. Based on these analyses, the Corporation makes any necessary adjustments to ensure that its fee structure is within the range of its competitors, while at the same time making sure that the fees remain fair to deposit customers. NSF and overdraft fees have been steadily declining over the past two years, with the decline accelerating in the third quarter of 2010 as a result of new regulatory guidance issued by the Federal Reserve Bank. The Corporation anticipates that NSF and overdraft fees will approximate current levels in 2012.

•

The increases in ATM and debit card fees are primarily the result of the increased usage of debit cards by customers. As management does not anticipate any significant changes to the ATM and debit card fee structures, these fees are expected to continue to increase as the usage of debit cards increases.

•

Trust fees have increased primarily due to increases in the size of the managed portfolio. As management anticipates continued growth in trust services, it anticipates trust fees to continue to increase in 2012.

•

Net originated mortgage servicing rights (OMSR) represent the fair value of servicing rights of loans sold to the secondary market, with changes in the fair value recorded in earnings. Changes in the fair value of OMSR are primarily driven by fluctuations in the balance of loans sold to the secondary market and by offering rates on new residential mortgages. The losses incurred in 2011 were a result of historically low interest rates which increases the likelihood of refinancing activity, thus reducing the value of OMSR.

•

As a result of lower than normal residential mortgage rates, the Corporation experienced increases in the volume of loans sold to the secondary market during 2009, leading to a corresponding increase in gains from the sale of mortgage loans in 2009. As the demand for new mortgages declined in 2010 and 2011, so did the gain from the sale of mortgage loans. The Corporation anticipates that the gain on sale of mortgages will remain at the current levels in 2012.

•

Fluctuations in the gains and losses related to trading securities and borrowings carried at fair value are caused by interest rate variances. Management does not anticipate any significant fluctuations in net trading activities in 2012 as significant interest rate changes are not expected.

•	The Corporation continually analyzes its available-for-sale investment portfolio for advantageous selling opportunities.

•

The Corporation’s earnings from its joint venture in Corporate Settlement Solutions (a title insurance agency) have been negatively impacted by expenses incurred to enhance the services offered as well as expand their market area.

•	The fluctuations in all other income are spread throughout various categories, none of which are individually significant.

Noninterest Expenses

The following table shows the changes in noninterest expenses between the years ended December 31:

			Change			Change
	2011	2010	$	%	2009	$	%
Compensation and benefits
Leased employee salaries	$14,377	$13,697	$680	5.0%	$13,494	$203	1.5%
Leased employee benefits	4,902	4,837	65	1.3%	4,745	92	1.9%
All other	13	18	(5)	–27.8%	19	(1)	–5.3%

Total compensation and benefits	19,292	18,552	740	4.0%	18,258	294	1.6%

Occupancy
Property taxes	470	505	(35)	–6.9%	439	66	15.0%
Utilities	462	423	39	9.2%	393	30	7.6%
Outside services	587	524	63	12.0%	433	91	21.0%
Depreciation	605	584	21	3.6%	546	38	7.0%
Building repairs	262	243	19	7.8%	288	(45)	–15.6%
All other	84	72	12	16.7%	71	1	1.4%

Total occupancy	2,470	2,351	119	5.1%	2,170	181	8.3%

Furniture and equipment
Depreciation	1,916	1,938	(22)	–1.1%	1,803	135	7.5%
Computer/service contracts	1,898	1,779	119	6.7%	1,676	103	6.1%
ATM and debit card fees	629	595	34	5.7%	621	(26)	–4.2%
All other	54	32	22	68.8%	46	(14)	–30.4%

Total furniture and equipment	4,497	4,344	153	3.5%	4,146	198	4.8%

FDIC insurance premiums	1,086	1,254	(168)	–13.4%	1,730	(476)	–27.5%

Other
Marketing and community relations	1,174	1,093	81	7.4%	894	199	22.3%
Foreclosed asset and collection	576	916	(340)	–37.1%	831	85	10.2%
Legal fees	302	382	(80)	–20.9%	415	(33)	–8.0%
Audit and SOX compliance fees	714	710	4	0.6%	546	164	30.0%
Consulting fees	386	167	219	131.1%	201	(34)	–16.9%
Directors fees	842	887	(45)	–5.1%	923	(36)	–3.9%
Amortization of deposit premium	299	338	(39)	–11.5%	375	(37)	–9.9%
Education and travel	526	499	27	5.4%	395	104	26.3%
Postage and freight	388	395	(7)	–1.8%	472	(77)	–16.3%
Printing and supplies	405	420	(15)	–3.6%	529	(109)	–20.6%
All other	1,573	1,499	74	4.9%	1,798	(299)	–16.6%

Total other	7,185	7,306	(121)	–1.7%	7,379	(73)	–1.0%

Total noninterest expenses	$34,530	$33,807	$723	2.1%	$33,683	$124	0.4%

Significant changes in noninterest expenses are detailed below:

•

Leased employee salaries increased during 2011 due to annual merit increases and staff additions. These staff additions have allowed the Corporation to continue to grow as well as to comply with new regulations, including the Dodd-Frank Act. Leased employee benefits fluctuate from period to period primarily as a result of changes in health care related expenses. The Corporation anticipates adding to staffing levels in 2012 to ensure compliance with new regulations set forth in the Dodd-Frank Act, which is estimated to increase salary and benefits by $331.

•

FDIC insurance premium expense decreased in 2011 due to changes to the assessment rates on April 1, 2011. Premiums declined between 2009 and 2010 as a result of an FDIC special assessment of $479 in September 2009. Management expects FDIC insurance premiums to decline slightly in 2012 due to the changes in assessment rates.

•

The increase in marketing and community relations in 2011 was primarily the result of a new initiative to track customer service satisfaction as well as the enhancement of the Corporation’s website. The increase in marketing and community relations expenses in 2010 was primarily related to an increase in charitable contributions. Charitable contributions were essentially unchanged between 2010 and 2011 with no significant changes expected in 2012.

•

While foreclosed asset and collection expenses remain at historically high levels, they have declined significantly from 2010. Management anticipates that these expenses will approximate current levels in 2012.

•

The Corporation’s legal expenses can fluctuate from period to period based on the volume of foreclosures as well as expenses related to the Corporation’s ongoing operations, including regulatory compliance. The Corporation does not anticipate any significant fluctuations in legal expenses in 2012.

•	Audit and SOX compliance fees fluctuate due to the timing of the performance of recurring audit procedures.

•	Director fees declined in 2011 due to the retirement of several directors. Director fees are expected to approximate current levels in 2012.

•

The Corporation places a strong emphasis on customer service. To help enhance customer service satisfaction, the Corporation has made a significant investment in various training programs. These programs coupled with the customer service tracking initiative (noted above) will increase service levels which will increase shareholder value. Management expects that education related expenses to remain at current levels in 2012.

•

Postage and freight expenses have declined, and are expected to continue to decline, as a result of fewer special mailings as well as an increase in the Corporation’s customer’s usage of electronic statements.

•

Printing and supplies expenses have steadily declined since 2009 as the Corporation has instituted a document imaging solution decreasing the amount of paper and related supplies. Management anticipates this trend to continue in 2012.

•	The increase in consulting fees is due to succession planning for key executives to help the Board of Directors and management identify, attract, and retain future leaders.

•	The fluctuations in all other expenses are spread throughout various categories, none of which are individually significant.

ANALYSIS OF CHANGES IN FINANCIAL CONDITION

The following table shows the composition and changes in the Corporation’s balance sheet as of December 31:

			Change
	2011	2010	$	%
ASSETS
Cash and cash equivalents	$28,590	$18,109	$10,481	57.88%
Certificates of deposit held in other financial institutions	8,924	15,808	(6,884)	–43.55%
Trading securities	4,710	5,837	(1,127)	–19.31%
Available-for-sale securities	425,120	330,724	94,396	28.54%
Mortgage loans available-for-sale	3,205	1,182	2,023	171.15%
Loans	750,291	735,304	14,987	2.04%
Allowance for loan losses	(12,375)	(12,373)	(2)	0.02%
Premises and equipment	24,626	24,627	(1)	0.00%
Corporate owned life insurance	22,075	17,466	4,609	26.39%
Accrued interest receivable	5,848	5,456	392	7.18%
Equity securities without readily determinable fair values	17,189	17,564	(375)	–2.14%
Goodwill and other intangible assets	46,792	47,091	(299)	–0.63%
Other assets	12,930	19,015	(6,085)	–32.00%

TOTAL ASSETS	$1,337,925	$1,225,810	$112,115	9.15%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$958,164	$877,339	$80,825	9.21%
Borrowed funds	216,136	194,917	21,219	10.89%
Accrued interest payable and other liabilities	8,842	8,393	449	5.35%

Total liabilities	1,183,142	1,080,649	102,493	9.48%
Shareholders’ equity	154,783	145,161	9,622	6.63%

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,337,925	$1,225,810	$112,115	9.15%

As shown above, the Corporation enjoyed strong balance sheet growth since December 31, 2010. The primary driver behind this growth was excellent demand for deposit products. As loan demand did not keep pace with the increase in deposits, the Corporation increased its holdings in available-for-sale investment securities.

A discussion of changes in balance sheet amounts by major categories follows:

Certificates of deposit held in other financial institutions

During 2011, the Corporation reinvested maturities of certificates of deposit held in other financial institutions into available-for-sale investment securities to increase net interest margins (as the yields on available-for-sale investment securities exceeded the potential reinvestment rates for certificates of deposits held in other financial institutions during the year). This trend is likely to continue in 2012.

Trading securities

Trading securities are carried at fair value. The Corporation’s overall intent is to maintain a trading portfolio to enhance the ongoing restructuring of assets and liabilities as part of our interest rate risk management objectives (See Note 4 “Trading Securities” of the Consolidated Financial Statements). Due to the current interest rate environment, the Corporation has allowed this balance to decline.

The following is a schedule of the carrying value of trading securities as of December 31:

	2011	2010	2009
States and political subdivisions	$4,710	$5,837	$9,962
Mortgage-backed	—	—	3,601

Total	$4,710	$5,837	$13,563

Available-for-sale investment securities

The primary objective of the Corporation’s investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and the Corporation’s overall exposure to changes in interest rates. Securities currently classified as available-for-sale are stated at fair value.

The following is a schedule of the carrying value of investment securities available-for-sale as of December 31:

	2011	2010	2009
Government sponsored enterprises	$397	$5,404	$19,471
States and political subdivisions	174,938	169,717	151,730
Auction rate money market preferred	2,049	2,865	2,973
Preferred stocks	5,033	6,936	7,054
Mortgage-backed securities	143,602	102,215	67,734
Collateralized mortgage obligations	99,101	43,587	10,104

Total	$425,120	$330,724	$259,066

Excluding those holdings in government sponsored enterprises and municipalities within the state of Michigan, there were no investments in securities of any one issuer that exceeded 10% of shareholders’ equity. The Corporation has a policy prohibiting investments in securities that it deems are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes. The Corporation’s holdings in mortgage-backed securities and collateralized mortgage obligations include only government agencies and government sponsored agencies as the Corporation holds no investments in private label mortgage-backed securities or collateralized mortgage obligations.

The following is a schedule of maturities of available-for-sale investment securities (at fair value) and their weighted average yield as of December 31, 2011. Weighted average yields have been computed on a fully taxable-equivalent basis using a tax rate of 34%. Auction rate money market preferred securities are long term floating rate instruments for which interest rates are set at periodic auctions. At each successful auction, the Corporation has the option to sell the security at par value. Additionally, the issuers of auction rate securities generally have the right to redeem or refinance the debt. Because of their variable monthly payments, auction rate money market preferreds, preferred stocks, mortgage-backed securities, and collateralized mortgage obligations are not reported by a specific maturity group. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

	Maturing
	Within One Year		After One Year But Within Five Years		After Five Years But Within Ten Years		After Ten Years		Securities with Variable Monthly Payments or Continual Call Dates
	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)
Government sponsored enterprises	$—	—	$—	—	$397	7.91	$—	—	$—	—
States and political subdivisions	8,441	3.24	35,904	4.12	93,189	3.87	37,404	2.84	—	—
Mortgage-backed securities	—	—	271	5.68	73,974	1.91	69,357	1.97	—	—
Collateralized mortgage	—	—	—	—	—	—	—	—	99,101	2.76
obligations
Auction rate money	—	—	—	—	—	—	—	—	2,049	4.92
market preferred
Preferred stocks	—	—	—	—	—	—	—	—	5,033	4.30

Total	$8,441	3.24	$36,175	4.13	$167,560	3.01	$106,761	2.28	$106,183	2.88

Loans

The largest component of earning assets is loans. The proper management of credit and market risk inherent in the loan portfolio is critical to the financial well-being of the Corporation. To control these risks, the Corporation has adopted strict underwriting standards. These standards include specific criteria against lending outside the Corporation’s defined market areas, lending limits to a single borrower, and strict loan to collateral value limits. The Corporation also monitors and limits loan concentrations extended to distressed industries. The Corporation has no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in the following table.

The following table presents the composition of the loan portfolio for the years ended December 31:

	2011	2010	2009	2008	2007
Commercial	$365,714	$348,852	$340,274	$324,806	$238,306
Agricultural	74,645	71,446	64,845	58,003	47,407
Residential real estate mortgage	278,360	284,029	285,838	319,397	297,937
Installment	31,572	30,977	32,359	33,179	29,037

	$750,291	$735,304	$723,316	$735,385	$612,687

The following table presents the change in the loan categories for the years ended December 31:

	2011		2010		2009
	$ Change	% Change	$ Change	% Change	$ Change	% Change
Commercial	$16,862	4.8%	$8,578	2.5%	$15,468	4.8%
Agricultural	3,199	4.5%	6,601	10.2%	6,842	11.8%
Residential real estate mortgage	(5,669)	–2.0%	(1,809)	–0.6%	(33,559)	–10.5%
Installment	595	1.9%	(1,382)	–4.3%	(820)	–2.5%

	$14,987	2.0%	$11,988	1.7%	$(12,069)	–1.6%

A substantial portion of the increase in total loans as of December 31, 2008 compared to December 31, 2007 was a result of the acquisition of Greenville Financial Corporation in January 2008. Pursuant to the acquisition, the Corporation purchased gross loans totaling $88,613.

Corporate owned life insurance

During the third quarter of 2011, the Corporation purchased an additional $4,000 of corporate owned life insurance policies. The Corporation purchased these additional policies to provide additional coverage for key employees, while also generating ongoing earnings as the cash surrender values of the policies increase.

Equity securities without readily determinable fair values

Included in equity securities without readily determinable fair values are restricted securities, which are carried at cost and investments in nonconsolidated entities accounted for under the equity method of accounting (see Note 1 “Nature of Operations and Summary of Significant Accounting Policies” of Notes to Consolidated Financial Statements).

Deposits

The main source of funds for the Corporation is deposits. The following table presents the composition of the deposit portfolio as of December 31:

	2011	2010	2009	2008	2007
Noninterest bearing deposits	$119,072	$104,902	$96,875	$97,546	$84,846
Interest bearing demand deposits	163,653	142,259	128,111	113,973	105,526
Savings deposits	193,902	177,817	157,020	182,523	196,682
Certificates of deposit	395,777	386,435	356,594	340,976	311,976
Brokered certificates of deposit	54,326	53,748	50,933	28,185	28,197
Internet certificates of deposit	31,434	12,178	13,119	12,427	6,246

Total	$958,164	$877,339	$802,652	$775,630	$733,473

The following table presents the change in the deposit categories for the years ended December 31:

	2011		2010		2009
	$ Change	% Change	$ Change	% Change	$ Change	% Change
Noninterest bearing deposits	$14,170	13.5%	$8,027	8.3%	$(671)	–0.7%
Interest bearing demand deposits	21,394	15.0%	14,148	11.0%	14,138	12.4%
Savings deposits	16,085	9.0%	20,797	13.2%	(25,503)	–14.0%
Certificates of deposit	9,342	2.4%	29,841	8.4%	15,618	4.6%
Brokered certificates of deposit	578	1.1%	2,815	5.5%	22,748	80.7%
Internet certificates of deposit	19,256	158.1%	(941)	–7.2%	692	5.6%

Total	$80,825	9.2%	$74,687	9.3%	$27,022	3.5%

As shown in the preceding table, the Corporation has experienced strong deposit growth since December 30, 2010. This growth was the result of the Corporation offering products with competitive rates and terms, as well as focused marketing efforts to increase deposit market share in the communities served. While management anticipates that deposits will continue to increase in 2012, it is expected to be at a lower rate than 2011.

The following table shows the average balances and corresponding interest rates paid on deposit accounts as of December 31:

	2011		2010		2009
	Amount	Rate	Amount	Rate	Amount	Rate
Noninterest bearing demand deposits	$113,726	—	$102,812	—	$94,408	—
Interest bearing demand deposits	152,530	0.12%	137,109	0.11%	116,412	0.13%
Savings deposits	192,999	0.25%	169,579	0.23%	177,538	0.22%
Time deposits	467,931	2.19%	430,892	2.55%	398,356	3.27%

Total	$927,186		$840,392		$786,714

The remaining maturity of time certificates and other time deposits of $100 or more as of December 31, 2011 was as follows:

Maturity
Within 3 months	$42,270
Within 3 to 6 months	25,357
Within 6 to 12 months	63,423
Over 12 months	104,266

Total	$235,316

Borrowed Funds

The following table summarizes the Corporation’s borrowings as of December 31:

	2011		2010
	Amount	Rate	Amount	Rate
Federal Home Loan Bank advances	$142,242	3.16%	$113,423	3.64%
Securities sold under agreements to repurchase without stated maturity dates	57,198	0.25%	45,871	0.25%
Securities sold under agreements to repurchase with stated maturity dates	16,696	3.51%	19,623	3.28%
Federal funds purchased	—	—	16,000	0.60%

Total	$216,136	2.42%	$194,917	2.56%

The maturity and weighted average interest rates of FHLB advances are as follows as of December 31:

	2011		2010
	Amount	Rate	Amount	Rate
Fixed rate advances due 2011	$—	—	$10,086	3.96%
One year putable advances due 2011	—	—	1,000	4.75%
Fixed rate advances due 2012	17,000	2.97%	17,000	2.97%
One year putable advances due 2012	15,000	4.10%	15,000	4.10%
Fixed rate advances due 2013	5,242	4.14%	5,337	4.14%
One year putable advances due 2013	5,000	3.15%	5,000	3.15%
Fixed rate advances due 2014	25,000	3.16%	25,000	3.16%
Fixed rate advances due 2015	45,000	3.30%	25,000	4.63%
Fixed rate advances due 2016	10,000	2.15%	—	—
Fixed rate advances due 2017	20,000	2.56%	10,000	2.35%

Total	$142,242	3.16%	$113,423	3.64%

The maturity and weighted average interest rates of securities sold under agreements to repurchase with stated maturity dates are as follows at December 31:

	2011		2010
	Amount	Rate	Amount	Rate
Repurchase agreements due 2011	$—	—	$858	1.51%
Repurchase agreements due 2012	428	2.08%	1,013	2.21%
Repurchase agreements due 2013	5,000	4.51%	5,127	4.45%
Repurchase agreements due 2014	10,869	3.12%	12,087	3.00%
Repurchase agreements due 2015	399	3.25%	538	3.25%

Total	$16,696	3.51%	$19,623	3.28%

Contractual Obligations and Loan Commitments

The Corporation has various financial obligations, including contractual obligations and commitments, which may require future cash payments. The following schedule summarizes the Corporation’s non-cancelable obligations and future minimum payments as of December 31, 2011:

	Minimum Payments Due by Period
		After One	After Three
	Due in	Year But	Years But
	One Year	Within	Within	After
	or Less	Three Years	Five Years	Five Years	Total
Deposits with no stated maturity	$476,627	$—	$—	$—	$476,627
Certificates of deposit with stated maturities	265,299	110,092	99,094	7,052	481,537

Borrowed funds
Short term borrowings	57,198	—	—	—	57,198
Long term borrowings	32,428	96,510	10,000	20,000	158,938

Total borrowed funds	89,626	96,510	10,000	20,000	216,136

Total contractual obligations	$831,552	$206,602	$109,094	$27,052	$1,174,300

The Corporation also has loan commitments that may impact liquidity. The following schedule summarizes the Corporation’s loan commitments and expiration dates by period as of December 31, 2011. Since many of these commitments historically have expired without being drawn upon, the total amount of these commitments does not necessarily represent future cash requirements of the Corporation.

	Expiration Dates by Period
		After One	After Three
	Due in	Year But	Years But
	One Year	Within	Within	After
	or Less	Three Years	Five Years	Five Years	Total
Unused commitments to extend credit	$61,415	$27,740	$10,591	$3,076	$102,822
Undisbursed loans	21,806	—	—	—	21,806
Standby letters of credit	4,461	—	—	—	4,461

Total loan commitments	$87,682	$27,740	$10,591	$3,076	$129,089

Capital

The capital of the Corporation consists primarily of common stock, including shares to be issued, retained earnings, and accumulated other comprehensive income. The Corporation offers dividend reinvestment and employee, director, and shareholder stock purchase plans. Under the provisions of these plans, the Corporation issued 115,359 shares of common stock generating $2,192 of capital during 2011, and 124,904 shares of common stock generating $2,203 of capital in 2010. The Corporation also generates capital through the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (the “Directors Plan”), its equity compensation plan (See Note 17 “Benefit Plans” of Notes to Consolidated Financial Statements). Pursuant to this plan, the Corporation generated $615 and $650 of capital in 2011 and 2010, respectively.

The Board of Directors has adopted a common stock repurchase plan. This plan was approved to enable the Corporation to repurchase the Corporation’s common stock for reissuance to the dividend reinvestment plan, the employee stock purchase plan and for distributions from the Directors Plan. During 2011 and 2010 the Corporation repurchased 120,441 shares of common stock at an average price of $18.30 and 138,970 shares of common stock at an average price of $18.40, respectively.

Accumulated other comprehensive loss decreased $4,198 in 2011 and consists of $5,498 of unrealized gains on available-for-sale investment securities which was offset by a $1,300 increase in unrecognized pension cost. These amounts are net of tax.

The Federal Reserve Board’s current recommended minimum primary capital to assets requirement is 6.0%. The Corporation’s Tier 1 capital to average assets ratio, which consists of shareholders’ equity plus the allowance for loan losses less goodwill and acquisition intangibles, was 8.18% at December 31, 2011. There are no commitments for significant capital expenditures.

The Federal Reserve Board has established a minimum risk based capital standard. Under this standard, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8%, of which at least 4% must consist of equity capital net of goodwill and acquisition intangibles. The following table sets forth the percentages required under the Risk Based Capital guidelines and the Corporation’s values at December 31:

	2011	2010	Required
Equity Capital	12.92%	12.72%	4.00%
Secondary Capital	1.25%	1.25%	4.00%

Total Capital	14.17%	13.97%	8.00%

Isabella Bank Corporation’s secondary capital includes only the allowance for loan losses. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.

The Federal Reserve Board also prescribes minimum capital requirements for the Corporation’s subsidiary Bank. At December 31, 2011, the Bank exceeded these minimums. For further information regarding the Bank’s capital requirements, refer to Note 16 “Minimum Regulatory Capital Requirements” of the Notes to Consolidated Financial Statements,

Fair Value

The Corporation utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale, trading securities, and certain liabilities are recorded at fair value on a recurring basis. Additionally, from time to time, the Corporation may be required to record at fair value other assets on a nonrecurring basis, such as loans held-for-sale, foreclosed assets, originated mortgage servicing rights, and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.

The table below represents the activity in Level 3 inputs measured on a recurring basis for the year ended December 31:

	2011	2010
Level 3 inputs — January 1	$9,801	$10,027
Calls	(1,000)	—
Transfer to Level 1 inputs	(5,033)	—
Transfer to Level 2 inputs	(2,049)	—
Net unrealized losses on available-for-sale investment securities	(1,719)	(226)

Level 3 inputs — December 31	$—	$9,801

Securities classified as Level 3 in 2010 included securities in less liquid markets and included auction rate money market preferred securities and preferred stocks. Due to the limited trading of these securities during 2010, the Corporation utilized a discounted cash flow analysis to determine fair values on December 31, 2010. This analysis considered the creditworthiness of the counterparty, the timing of expected future cash flows, the current volume of trading activity, and recent trade prices. The discount rates used were determined by using the interest rates of similarly rated financial institution debt based on the weighted average of a range of terms for corporate bond interest rates, which were obtained from published sources and ranged from 3.90% to 6.90% as of

December 31, 2010. During 2011, the markets for these securities have normalized and established regular trading patterns. As a result of this normalization, the Corporation measured preferred stocks with fair values of $5,033 utilizing Level 1 inputs and auction rate money market preferred securities with fair values of $2,049 utilizing Level 2 inputs based on the trade price of similar securities as of December 31, 2011.

For further information regarding fair value measurements see Note 1, “Nature of Operations and Summary of Significant Accounting Policies” and Note 20, “Fair Value” of the Consolidated Financial Statements.

Interest Rate Sensitivity

Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. Management strives to achieve reasonable stability in the net interest margin through periods of changing interest rates. One tool used by management to measure interest rate sensitivity is gap analysis. As shown in the following table, the gap analysis depicts the Corporation’s position for specific time periods and the cumulative gap as a percentage of total assets.

Trading securities are included in the 0 to 3 month time frame due to their repricing characteristics. Fixed interest rate investment securities are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans, which totaled $162,653 as of December 31, 2011, are included in the time frame of their earliest repricing. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $1,559 that are included in the 0 to 3 month time frame.

Savings, NOW accounts, and money market accounts have no contractual maturity date and are believed to be predominantly noninterest rate sensitive by management. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon management’s analysis of deposit runoff over the past five years. Management believes this runoff experience is consistent with its expectation for the future. As of December 31, 2011, the Corporation had a negative cumulative gap within one year. A negative gap position results when more liabilities, within a specified time frame, mature or reprice than assets.

The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2011. The interest rate sensitivity information for investment securities is based on the expected prepayments and call dates versus stated maturities. For purposes of this analysis, nonaccrual loans and the allowance for loan losses are excluded.

	0 to 3	4 to 12	1 to 5	Over 5
	Months	Months	Years	Years
Interest sensitive assets
Trading securities	$4,710	$—	$—	$—
Investment securities	40,976	63,583	182,965	137,596
Loans	59,872	147,565	459,290	77,175

Total	$105,558	$211,148	$642,255	$214,771

Interest sensitive liabilities
Borrowed funds	$67,440	$22,429	$106,267	$20,000
Time deposits	74,500	191,206	208,779	7,052
Savings	19,591	47,365	103,845	23,101
Interest bearing demand	15,621	38,273	82,568	27,191

Total	$177,152	$299,273	$501,459	$77,344

Cumulative gap	$(71,594)	$(159,719)	$(18,923)	$118,504
Cumulative gap as a % of assets	(5.35)%	(11.94)%	(1.41)%	8.86%

The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2011. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.

	1 Year	1 to 5	Over 5
	or Less	Years	Years	Total
Commercial and agricultural	$120,463	$276,367	$43,529	$440,359

Interest sensitivity
Loans maturing after one year that have:
Fixed interest rates		$238,963	$32,178
Variable interest rates		37,404	11,351

Total		$276,367	$43,529

Liquidity

Liquidity is monitored regularly by the Corporation’s Market Risk Committee, which consists of members of senior management. The committee reviews projected cash flows, key ratios, and liquidity available from both primary and secondary sources.

The primary sources of the Corporation’s liquidity are cash and cash equivalents, certificates of deposit held in other financial institutions, trading securities, and available-for-sale investment securities, excluding auction rate money market preferred securities and preferred stock as of December 31, 2010 due to their illiquidity. These categories totaled $467,344 or 34.9% of assets as of December 31, 2011 as compared to $360,677 or 29.4% in 2010. Liquidity is important for financial institutions because of their need to meet loan funding commitments, depositor withdrawal requests, and various other commitments discussed in the accompanying notes to consolidated financial statements. Liquidity varies significantly daily, based on customer activity.

The following table summarizes the Corporation’s sources and uses of cash for the years ended December 31:

	2011	2010	$Variance
Net cash provided by operating activities	$18,860	$26,521	$(7,661)
Net cash used in investing activities	(105,203)	(103,877)	(1,326)
Net cash provided by financing activities	96,824	70,983	25,841

Increase (decrease) in cash and cash equivalents	10,481	(6,373)	16,854
Cash and cash equivalents January 1	18,109	24,482	(6,373)

Cash and cash equivalents December 31	$28,590	$18,109	$10,481

The primary source of funds for the Corporation is deposits. The Corporation emphasizes interest bearing time deposits as part of its funding strategy. The Corporation also seeks noninterest bearing deposits, or checking accounts, to expand its customer base, while reducing the Corporation’s cost of funds.

The Corporation has the ability to borrow from the Federal Home Loan Bank, the Federal Reserve Bank, and through various correspondent banks as federal funds purchased. These funding methods typically carry a higher interest rate than traditional market deposit accounts. Some borrowed funds, including Federal Home Loan Bank Advances, Federal Reserve Bank Discount Window Advances, and repurchase agreements, require the Corporation to pledge assets, typically in the form of certificates of deposits held in other financial institutions, investment securities, or loans as collateral.

The Corporation had the ability to borrow up to an additional $110,069, based on the assets currently pledged as collateral. The Corporation has pledged eligible mortgage loans and investment securities as collateral for any such borrowings.

Quantitative and Qualitative Disclosures about Market Risk

The Corporation’s primary market risks are interest rate risk and liquidity risk. The Corporation has no significant foreign exchange risk and does not utilize interest rate swaps or derivatives, except for interest rate locks and forward loan commitments, in the management of its interest rate risk. Any changes in foreign exchange rates or commodity prices would have an insignificant impact on the Corporation’s interest income and cash flows. The Corporation does have a significant amount of loans extended to borrowers in agricultural production. The cash flow of such borrowers and ability to service debt is largely dependent on commodity prices. The Corporation mitigates these risks by using conservative price and production yields when calculating a borrower’s available cash flow to service their debt.

Interest rate risk (“IRR”) is the exposure of the Corporation’s net interest income, its primary source of income, to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution’s interest earning assets and its interest bearing liabilities. IRR is the fundamental method in which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to the Corporation’s earnings and capital.

The Federal Reserve Board, the Corporation’s primary Federal regulator, has adopted a policy requiring the Board of Directors and senior management to effectively manage the various risks that can have a material impact on the safety and soundness of the Corporation. The risks include credit, interest rate, liquidity, operational, and reputational. The Corporation has policies, procedures, and internal controls for measuring and managing these risks. Specifically, the IRR policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to the Board of Directors.

The Corporation uses several techniques to manage IRR. The first method is gap analysis. Gap analysis measures the cash flows and/or the earliest repricing of the Corporation’s interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the imbedded repricing options contained in assets and liabilities. A substantial portion of the Corporation’s assets are invested in loans and investment securities with issuer call options. Residential real estate and other consumer loans have imbedded options that allow the borrower to repay the balance prior to maturity without penalty, while commercial and agricultural loans have prepayment penalties. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current interest rate for residential mortgages, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in the Corporation’s cash flows from these assets. A significant portion of the Corporation’s securities are callable or subject to prepayment. The call option is more likely to be exercised in a period of decreasing interest rates. Investment securities, other than those that are callable, do not have any significant imbedded options. Savings and checking deposits may generally be withdrawn on request without prior notice. The timing of cash flows from these deposits is estimated based on historical experience. Time deposits have penalties that discourage early withdrawals.

The second technique used in the management of IRR is to combine the projected cash flows and repricing characteristics generated by the gap analysis and the interest rates associated with those cash flows to project future interest income. By changing the amount and timing of the cash flows and the repricing interest rates of those cash flows, the Corporation can project the effect of changing interest rates on its interest income. Based on the projections prepared for the year ended December 31, 2011, the Corporation’s net interest income would decrease slightly during a period of increasing interest rates.

The following tables provide information about the Corporation’s assets and liabilities that are sensitive to changes in interest rates as of December 31, 2011 and 2010. The Corporation has no interest rate swaps, futures contracts, or other derivative financial options. The principal amounts of assets and time deposits maturing were calculated based on the contractual payment and maturity dates. Savings and NOW accounts are based on management’s estimate of their future cash flows.

(dollars in thousands)	December 31, 2011							Fair Value
	2012	2013	2014	2015	2016	Thereafter	Total	12/31/11
Rate sensitive assets
Other interest bearing assets	$8,775	$4,125	$100	$—	$—	$—	$13,000	$13,053
Average interest rates	1.18%	1.33%	0.35%	—	—	—	1.22%
Trading securities	$3,156	$1,031	$523	$—	$—	$—	$4,710	$4,710
Average interest rates	3.34%	2.48%	2.49%				3.06%
Fixed interest rate securities	$104,559	$61,421	$48,659	$37,777	$35,108	$137,596	$425,120	$425,120
Average interest rates	2.98%	2.84%	2.91%	2.93%	3.21%	3.01%	2.98%
Fixed interest rate loans	$141,867	$140,390	$90,852	$75,690	$76,985	$61,854	$587,638	$606,524
Average interest rates	6.24%	6.08%	5.94%	5.99%	5.40%	5.15%	5.90%
Variable interest rate loans	$70,783	$25,267	$20,803	$18,853	$11,631	$15,316	$162,653	$162,653
Average interest rates	5.87%	3.97%	4.05%	3.68%	4.00%	3.98%	4.78%
Rate sensitive liabilities
Borrowed funds	$89,869	$15,000	$25,869	$45,398	$20,000	$20,000	$216,136	$227,780
Average interest rates	1.42%	3.93%	3.13%	3.30%	2.67%	2.56%	2.41%
Savings and NOW accounts	$120,850	$78,313	$51,291	$34,006	$22,803	$50,292	$357,555	$357,555
Average interest rates	0.20%	0.19%	0.18%	0.17%	0.15%	0.15%	0.18%
Fixed interest rate time deposits	$264,147	$62,883	$46,802	$55,493	$43,601	$7,052	$479,978	$498,085
Average interest rates	1.61%	2.67%	2.33%	2.56%	2.41%	1.48%	2.00%
Variable interest rate time deposits	$1,152	$407	$—	$—	$—	$—	$1,559	$1,559
Average interest rates	0.67%	0.69%	—	—	—	—	0.68%

	December 31, 2010							Fair Value
	2011	2012	2013	2014	2015	Thereafter	Total	12/31/10
Rate sensitive assets
Other interest bearing assets	$10,550	$5,429	$960	$—	$—	$—	$16,939	$17,039
Average interest rates	0.96%	1.82%	2.16%	—	—	—	1.30%
Trading securities	$1,918	$2,366	$1,031	$522	$—	$—	$5,837	$5,837
Average interest rates	3.46%	2.31%	2.42%	2.47%	—	—	2.72%
Fixed interest rate securities	$64,652	$42,984	$32,871	$29,395	$24,438	$136,384	$330,724	$330,724
Average interest rates	3.68%	3.42%	3.30%	3.33%	3.28%	3.13%	3.32%
Fixed interest rate loans	$128,277	$121,434	$140,019	$67,423	$68,569	$66,010	$591,732	$603,435
Average interest rates	6.80%	6.63%	6.26%	6.47%	6.08%	5.83%	6.41%
Variable interest rate loans	$59,536	$17,306	$22,523	$15,118	$18,830	$10,259	$143,572	$143,572
Average interest rates	4.94%	4.76%	4.27%	3.78%	3.69%	5.21%	4.55%
Rate sensitive liabilities
Borrowed funds	$74,151	$33,013	$15,127	$37,087	$25,539	$10,000	$194,917	$200,603
Average interest rates	0.62%	3.46%	2.55%	3.11%	4.60%	2.35%	2.33%
Savings and NOW accounts	$74,278	$73,818	$53,174	$35,872	$24,520	$58,414	$320,076	$320,076
Average interest rates	0.21%	0.21%	0.20%	0.19%	0.18%	0.15%	0.19%
Fixed interest rate time deposits	$215,648	$113,338	$44,269	$31,414	$39,474	$6,278	$450,421	$452,392
Average interest rates	1.79%	2.67%	3.35%	2.86%	2.97%	3.26%	2.36%
Variable interest rate time deposits	$1,279	$661	$—	$—	$—	$—	$1,940	$1,940
Average interest rates	1.21%	1.06%	—	—	—	—	1.16%

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Corporation, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Corporation’s market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation’s financial results, is included in the Corporation’s filings with the Securities and Exchange Commission.

Common Stock and Dividend Information

The Corporation’s common stock is traded in the over the counter market. The common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA”. Other trades in the common stock occur in privately negotiated transactions from time to time of which the Corporation may have little or no information.

Management has reviewed the information available as to the range of reported high and low bid quotations, including high and low bid information as reported by OTC Markets and as reported by the parties to privately negotiated transactions. The following table sets forth management’s compilation of that information for the periods indicated. Price information obtained from OTC Markets reflects inter dealer prices, without retail mark up, mark down or commissions and may not necessarily represent actual transactions. Price information obtained from parties to privately negotiated transactions reflects actual closing prices that were disclosed to the Corporation, which management has not independently verified. The following compiled data is provided for information purposes only and should not be viewed as indicative of the actual or market value of the Corporation’s common stock.

	Number of	Sale Price
	Shares	Low	High
2011
First Quarter	48,909	$17.00	$19.75
Second Quarter	65,090	17.00	18.50
Third Quarter	92,953	17.41	18.95
Fourth Quarter	106,210	17.74	24.45

	313,162

2010
First Quarter	45,695	$16.75	$19.00
Second Quarter	64,290	17.00	18.50
Third Quarter	53,897	16.05	17.99
Fourth Quarter	56,534	16.57	18.30

	220,416

The following table sets forth the cash dividends paid for the following quarters:

	Per Share
	2011	2010
First Quarter	$0.19	$0.18
Second Quarter	0.19	0.18
Third Quarter	0.19	0.18
Fourth Quarter	0.19	0.18

Total	$0.76	$0.72

Isabella Bank Corporation’s authorized common stock consists of 15,000,000 shares, of which 7,589,226 shares are issued and outstanding as of December 31, 2011. As of that date, there were 3,043 shareholders of record.

The Board of Directors has authorized a common stock repurchase plan. On April 27, 2011, the Board of Directors amended the plan to allow for the repurchase of an additional 100,000 shares of the Corporation’s common stock. These authorizations do not have expiration dates. As shares are repurchased under this plan, they revert back to the status of authorized, but unissued shares.

The following table provides information for the three month period ended December 31, 2011, with respect to this plan:

			Total Number of Shares Purchased as Part of Publicly Announced Plan
				Maximum Number of Shares That May Yet Be Purchased Under the
	Shares Repurchased
		Average Price
	Number	Per Share	or Program	Plans or Programs
Balance, September 30, 2011				62,729
October 1 — 31, 2011	7,934	$18.78	7,934	54,795
November 1 — 30, 2011	1,481	19.58	1,481	53,314
December 1 — 31, 2011	34,318	18.50	34,318	18,996

Balance, December 31, 2011	43,733	$18.59	43,733	18,996

Information concerning Securities Authorized for Issuance Under Equity Compensation Plans appears under “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” included elsewhere in the Corporation’s annual report on Form 10-K.

Stock Performance

The following graph compares the cumulative total shareholder return on Corporation common stock for the last five years with the cumulative total return on (1) the NASDAQ Stock Market Index (“NASDAQ”), which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Bank Stock Index (“NASDAQ Banks”), which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation and each index was $100 at December 31, 2006 and all dividends are reinvested.

Stock Performance

Five-Year Total Return

The dollar values for total shareholder return plotted in the graph above are shown in the table below:

Comparison of Five Year Cumulative

Among Isabella Bank Corporation, NASDAQ Stock Market,

and NASDAQ Bank Stock

Year	Isabella Bank Corporation	NASDAQ	NASDAQ Banks
12/31/2006	100.0	100.0	100.0
12/31/2007	101.6	110.6	80.4
12/31/2008	66.1	66.6	63.3
12/31/2009	51.0	96.6	52.9
12/31/2010	48.5	114.0	60.4
12/31/2011	69.1	113.1	54.0

SHAREHOLDERS’ INFORMATION

Annual Meeting

The Annual Meeting of Shareholders will be held at 5:00 p.m., Tuesday, May 1, 2012, Comfort Inn, 2424 S. Mission Street, Mt. Pleasant, Michigan.

Financial Information and Form 10-K

Copies of the 2011 Annual Report, Isabella Bank Corporation Form 10-K, and other financial information not contained herein are available on the Bank’s website (www.isabellabank.com) under the Investor Relations tab, or may be obtained, without charge, by writing to:

Debra Campbell

Secretary

Isabella Bank Corporation

401 N. Main St.

Mt. Pleasant, Michigan 48858

Mission Statement

To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries’ autonomy.

Equal Employment Opportunity

The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by Isabella Bank Corporation, and its subsidiaries.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey J. Barnes, James C. Fabiano, and Joseph LaFramboise as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Isabella Bank Corporation that the undersigned is eligible to vote as of March 28, 2012 at the annual meeting of shareholders to be held on May 1, 2012 or any adjournments thereof.

PROPOSAL 1—ELECTION OF DIRECTORS: Proposal to elect the following three (3) persons as directors. Please mark the appropriate box for each director-nominee.

	FOR	AGAINST	WITHHOLD AUTHORITY
Richard J. Barz	☐	☐	☐
Sandra L. Caul	☐	☐	☐
W. Michael McGuire	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR THE NOMINEES LISTED UNDER PROPOSAL 1”. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

Please sign as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2012	Signature
Please mark, sign, date, and return Proxy card promptly using the enclosed envelope.
Signature (if held jointly)